                                                                     Exhibit 4.3


                           ARCHSTONE COMMUNITIES TRUST

                      ARTICLES OF AMENDMENT AND RESTATEMENT

               These Articles of Amendment and Restatement of Archstone Communities Trust are made as of October 29, 2001.

               FIRST: Archstone Communities Trust, a Maryland real estate investment trust (the "Trust") formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("the Act"), desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended and to change its name to Archstone-Smith Operating Trust.

               SECOND: The amendment to and restatement of the Declaration of Trust as hereinafter set forth was advised by the Board of Trustees (the "Board") of the Trust and approved by the shareholders of the Trust as required by law.

               THIRD: The following sets forth all of the provisions of the Declaration of Trust as currently in effect and as hereinafter amended:

                                   Declaration

               The Trustee hereby declares that it holds the duties of Trustee hereunder and holds all assets of the Trust presently existing and hereafter to be received, and all rents, income, profits and gains therefrom, from whatever source derived, in trust for the Unitholders (as defined herein) in accordance with the terms and conditions hereinafter provided, including, without limitation Annex A hereto in its entirety, which are all of the provisions of the Trust's declaration of trust as currently in effect and as hereinafter amended (the "Declaration of Trust").

                                    ARTICLE I

                                    THE TRUST

SECTION 1.     Name.

               (a) The Trust governed by this Amended and Restated Declaration of Trust (as amended, supplemented or restated from time to time, this "Declaration of Trust") is herein referred to as the "Trust" and shall be known by the name "Archstone-Smith Operating Trust." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name shall not refer to the Trustee individually or personally or to the beneficiaries or Unitholders of the Trust, or to any officers, employees or agents of the Trust. Under circumstances in which the Trustee determines that the use of the name "Archstone-Smith Operating Trust" is not practicable, legal or convenient, it may as appropriate use the Trustee's name with suitable reference to its Trustee status, or some other suitable designation, or it may adopt another name under which the Trust may hold property or operate in any jurisdiction, which name shall not, to the knowledge of the Trustee, refer to beneficiaries or Unitholders of the Trust.

               (b) Legal title to all of the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trust in its own name or by the Trustee or Trustees as trustee or trustees of the Trust, except that the Trustees shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of the Trustees, or any other person as nominee, on such terms, in such manner and with such power as the Trustees may determine, provided that the interest of the Trust therein is, in the judgment of the Trustees, appropriately protected.

               (c) The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

SECTION 2. Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The principal office of the Trust in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustee may from time to time determine.

SECTION 3. Nature of Trust. The Trust is a real estate investment trust under the Act. The Trust shall elect, and is intended, to be treated as a "disregarded entity" or a "partnership" for federal and state income tax purposes and, as such, this Declaration of Trust hereby includes Annex A attached hereto in its entirety. Capitalized terms not otherwise defined herein have the meanings specified in Annex A.

SECTION 4.     Powers and Purposes.

               (a) The purpose and nature of the business to be conducted by the Trust is (i) to conduct any business that may be lawfully conducted by a real estate investment trust organized pursuant to the Act; provided, however, that
                                                       --------  -------
such business shall be limited to and conducted in such a manner as to permit the Trust at all times to be classified as a "disregarded entity" or a "partnership" for federal income tax purposes (except as expressly authorized under Section 8.2 of Annex A hereto) so long as the Parent REIT continues to be classified as a "real estate investment trust" for purposes of Section 856,
et. seq. of the Internal Revenue Code of 1986, as amended (a "REIT"), (ii) to
--------
enter into any partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.

               (b) The Trust is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Trust, including, without limitation, the powers set forth in Section 5.1.A of Annex A hereto; provided, however, that the Trust shall not take, or refrain from
        --------  -------
taking, any action which, in the judgment of the Trustees, in their sole and absolute discretion, (i) could adversely affect the ability of the Parent REIT to continue to qualify as a REIT for so long as the Parent REIT continues to so qualify, (ii) could subject the Parent REIT to any taxes under Section 857 or
Section 4981 of the Code (except as expressly authorized under Section 8.2 of Annex A), (iii) could adversely affect the ability of the Trust to continue to be classified as a "disregarded entity" or a "partnership" for federal income tax purposes (except as expressly authorized under Section 8.2 of Annex A), or
(iv) could violate any law or regulation of any governmental body or agency having jurisdiction over the Parent REIT or its securities, unless such action (or inaction) shall have been specifically consented to by the Trustees in writing.

                                    ARTICLE 2

                        BENEFICIAL INTERESTS IN THE TRUST

SECTION 1.     Units.

               (a) The Trust shall initially be authorized to issue 450,000,000 shares of beneficial interest (par value $0.01 per share), which shall be designated as units ("Units"). Ownership of Units may be evidenced by certificates in such form as shall be determined by the Trustees from time to time in accordance with Maryland law. The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Maryland corporation. The owners of the Units, who are the beneficiaries of the Trust, shall be designated as "Unitholders". The Units shall consist of such types or classes as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust.

               (b) The Trustees may amend this Declaration of Trust, without Unitholder consent, to increase or decrease the aggregate number of Units or the number of Units of any class which the Trust has authority to issue.

               (c) The Trustees may (by filing articles supplementary pursuant to Maryland law) classify or reclassify any unissued Units from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Units. The Trustees are authorized to issue from the authorized but unissued Units of the Trust preferred Units in series and to establish from time to time the number of preferred Units to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Units of each series. Except for Units so classified or reclassified and any preferred Units issued hereunder, all other Units shall be designated as Common Units.

               All Units issued by the Trust, whether created herein or pursuant to reclassification or pursuant to subsequent amendments to this Declaration of Trust shall be subject to the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption as set forth in Annex A hereto, as from time to time amended in compliance with Article 6 hereof and Article 12 of Annex A hereto and as made a part of this Declaration of Trust.

     SECTION 2. Class A Common Units. The Trustee has classified 100,000,000 Units of the Trust as Class A-1 Common Units (the "Class A-1 Common Units") and 200,000,000 Units of the Trust as Class A-2 Common Units (the "Class A-2 Common Units", and, together with the Class A-1 Common Units, the "Class A Common Units"). Except as expressly provided in this Declaration of Trust, each Class A-2 Common Unit shall have the same designations, preferences, rights, powers and duties as each Class A-1 Common Unit. The Trust may issue Class A-2 Common Units only to Trustee Related Parties. Any Class A-1 Common Units transferred to a Trustee Related Party in accordance with the provisions of Article 9 of Annex A hereto shall automatically convert into Class A-2 Common Units upon any such transfer and the number of authorized Class A-2 Common Units shall automatically increase in a corresponding amount and the Class A-1 Common Units so converted being returned to the status of authorized but unissued Class A-1 Common Units. Any Class A-2 Common Units transferred to any Person other than a Trustee Related Party in accordance with the provisions of Article 9 of Annex A hereto shall automatically convert into Class A-1 Common Units upon any such transfer in accordance with Section 2.1.B of Annex A hereto and the number of authorized Class A-1 Common Units shall automatically increase in a corresponding amount, and the Class A-2 Common Units so converted shall be returned to the status of authorized but unissued Class A-2 Common Units. The Class A-1 Common Units and the Class A-2 Common Units are referred to in Annex A as Class A-1 Units and Class A-2 Units, respectively, and collectively as Class A Units.

SECTION 3. Class B Common Units. The Trustee has classified 10,000,000 Units of the Trust as Class B Common Units (the "Class B Common Units"). Except as otherwise provided in Sections 2.2.D. and 3.1.C. of Annex A hereto, each Class B Common Unit shall have the same designations, preferences, rights, powers and duties as each Class A-1 Common Unit. Each Class B Common Unit shall automatically convert into a Class A Common Unit as provided in Annex A. Upon any such conversion, the number of authorized Class A Common Units shall automatically be increased in a corresponding amount, and the number of Class B Common Units so converted shall be returned to the status of authorized but unissued Class B Common Units.

SECTION 4. Series A Preferred Units. The Trustee has classified 3,174,235 Units of the Trust as Series A Cumulative Convertible Redeemable Preferred Units (the "Series A Preferred Units"). A description of the Series A Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit F to Annex A hereto.

SECTION 5. Series B Junior Participating Preferred Units. The Trustee has classified 4,500,000 Units of the Trust as Series B Junior Participating Preferred Units (the "Series B Junior Participating Preferred Units"). A description of the Series B Junior Participating Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit G to Annex A hereto.

SECTION 6. Series C Preferred Units. The Trustee has classified 1,969,100 Units of the Trust as Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"). A description of the Series C Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit H to Annex A hereto.

SECTION 7.  [reserved]

SECTION 8. Series D Preferred Units. The Trustee has classified 1,989,956 Units of the Trust as Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units"). A description of the Series D Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit I to Annex A hereto.

SECTION 9. Series E Preferred Units. The Trustee has classified 1,600,000 Units of the Trust as Series E Cumulative Convertible Redeemable Preferred Units (the "Series E Preferred Units"). A description of the Series E Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit J to Annex A hereto.

SECTION 10. Series F Preferred Units. The Trustee has classified 800,000 Units of the Trust as Series F Cumulative Convertible Redeemable Preferred Units (the "Series F Preferred Units"). A description of the Series F Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit K to Annex A hereto.

SECTION 11. Series G Preferred Units. The Trustee has classified 600,000 Units of the Trust as Series G Cumulative Convertible Redeemable Preferred Units (the "Series G Preferred Units"). A description of the Series G Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit L to Annex A hereto.

SECTION 12. Series H Preferred Units. The Trustee has classified 2,640,325 Units of the Trust as Series H Cumulative Convertible Redeemable Preferred Units (the "Series H Preferred Units"). A description of the Series H Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit M to Annex A hereto.

SECTION 13. Series I Preferred Units. The Trustee has classified 500 Units of the Trust as Series I Cumulative Redeemable Preferred Units (the "Series I Preferred Units"). A description of the Series I Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit N to Annex A hereto.

SECTION 14. Series J Preferred Units. The Trustee has classified 684,931 Units of the Trust as Series J Cumulative Convertible Redeemable Preferred Units (the "Series J Preferred Units"). A description of the Series J Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit O to Annex A hereto.

SECTION 15. Series K Preferred Units. The Trustee has classified 666,667 Units of the Trust as Series K Cumulative Convertible Redeemable Preferred Units (the "Series K Preferred Units").

A description of the Series K Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit P to Annex A hereto.

SECTION 16. Series L Preferred Units. The Trustee has classified 641,026 Units of the Trust as Series L Cumulative Convertible Redeemable Preferred Units (the "Series L Preferred Units"). A description of the Series L Preferred Units, including the designations, preferences, rights, powers and duties, is set forth in Exhibit Q to Annex A hereto.

SECTION 17. [reserved]

SECTION 18. [reserved]

SECTION 19. [reserved]

SECTION 20. General Nature. All Units shall be personal property entitling the Unitholders only to those rights provided in this Declaration of Trust, including Annex A hereto in its entirety or in any articles supplementary creating any class or series of Units. The legal ownership of the property of the Trust and the right to conduct the business of the Trust is vested exclusively in the Trustees; the Unitholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Units and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death or incapacity of a Unitholder shall not terminate the Trust or give his or her legal representative any rights against other Unitholders, the Trustees or the Trust property, except the rights described in Article 9 of Annex A hereto.

SECTION 21. Transferability; Transfer Restrictions. Units in the Trust shall be transferable only in accordance with the provisions of Article 9 of Annex A hereto. By accepting the transfer of Units, whether of record or beneficially, all future Unitholders agree to be bound by the provisions of Annex A hereto as fully as if such Unitholders had executed a stockholders agreement containing all of such provisions. All certificates representing any class or series of Units shall bear an appropriate restrictive legend with a statement to the effect that any transferee agrees to be so bound. The Trust may condition the transfer and recordation of any change in record ownership by the execution by any purported Unitholder of any instrument in which the holder agrees to all of such provisions.

SECTION 22. Preemptive Rights. Except to the extent expressly granted in Section
2.3 of Annex A hereto or in any articles supplementary (which shall be effective only for the class of Units established thereby), no person shall have any preemptive, preferential or other similar rights with respect to (i) additional Capital Contributions or loans to the Trust; or (ii) issuance or sale of any Units or other Trust Interests.

                                    ARTICLE 3
                                   Unitholders

Section 1. Meetings.

           (a) There shall be an annual meeting of Unitholders at such time and place, either within or without the State of Maryland, as the Trustees shall prescribe, at which Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Unitholders shall be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust. Special meetings of Unitholders may be called by a majority of the Trustees or by the Chairman of the Board, President or Chief Financial Officer of the Trust, and shall be called upon the written request of Unitholders holding in the aggregate twenty-five percent (25%) or more of the outstanding Units of the Trust entitled to vote. Written or printed notice stating the place, date and time of the Unitholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Trustee or any officer or the person calling the meeting, to each Unitholder of record entitled to vote at such meeting. No Unitholder not entitled to vote at a meeting shall have any rights to notice of a meeting except as expressly provided for in this Declaration of Trust or under law. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

           (b) A majority of the outstanding Units entitled to vote at any meeting, taken together as a single class, represented in person or by proxy shall constitute a quorum at such meeting. Whenever any action is to be taken by the Unitholders, it shall, except as otherwise required by law or this Declaration of Trust or the Bylaws, be authorized by a majority of the number of votes entitled to be cast on the matter. Any action required or permitted to be taken by the holders of the Class A-2 Common Units may be taken without a meeting by the unanimous written consent of the holders of the Class A-2 Common Units. The Bylaws of the Trust may provide that any action required or permitted to be taken by the holders of any other class or series of Units may be taken without a meeting by the written consent of Unitholders entitled to cast a sufficient number of votes to approve the matter as required by applicable law, the Declaration of Trust (including Annex A) or the Bylaws.

Section 2. Voting. At each meeting of Unitholders, each Unitholder entitled to vote shall have the right to vote, in person or by proxy, the number of Units of the Trust owned by him or her on each matter on which the vote of the Unitholders is taken. Only Class A-2 Common Unitholders shall have the right to vote in the election of Trustees. In any election of Trustees in which more than one vacancy is to be filled, each Unitholder may vote the number of Class A-2 Common Units of the Trust owned by him or her for each vacancy to be filled. There shall be no right of cumulative voting. Exclusive voting power is vested in the Class A-1 Common Units and Class A-2 Common Units, except to the extent that the Declaration of Trust or Maryland law provides voting rights to any other class of Units. Each outstanding Unit, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Unitholders, except (i) to the extent that this Declaration of Trust, including Annex A hereto in its entirety, or any articles supplementary limit or deny voting rights to the holders of the Units of any class or series or (ii) as otherwise provided by Maryland law.

Section 3. Distributions. The Trustees may from time to time authorize the Trust to pay to Unitholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Unitholders shall be entitled to receive dividends and distributions as set forth in Article 3 of Annex A hereto, when, as and if declared by the Trustees, out of funds legally available therefor, and to such distributions upon liquidation of the Trust as set forth in Article 13 of Annex A hereto. The Trustees shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary pursuant to Article 3 of Annex A hereto and as shall be necessary for the Parent REIT to qualify as a REIT (so long as the Parent REIT determines to qualify as a REIT); however, Unitholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this Section 3 shall be subject to the provisions of any class or series of Units at the time outstanding. The receipt by any Person in whose name any Units are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Units and from all liability with respect to the application thereof.

Section 4. Annual Report. The Trust shall prepare an annual report concerning its operations for the preceding fiscal year in the manner and within the time prescribed by the Act.

Section 5. Inspection Rights. Each Unitholder shall have such inspection rights as set forth in Section 6.5 of Annex A hereto.

Section 6. Limitation of Liability. Unitholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trustees and shall be under no obligation to the Trust or its creditors with respect to their Units other than the obligation to pay to the Trust the full amount of the consideration for which the Units were issued or to be issued, and except as set forth in Sections 2.2, 5.5, 8.5 and 11.3 of Annex A hereto. The Trust shall indemnify each Unitholder as set forth in Section 5.7 of Annex A hereto.

                                    ARTICLE 4
                                  The Trustees

Section 1. Number, Qualification, Compensation and Term.

           (a) The number of Trustees shall be not less than one nor more than fifteen (15) Trustees. The current number of Trustees is one (1), which may be changed from time to time by resolution of the Trustees. Any action by the Trustees referred to in Annex A hereto shall include action approved by a majority of the Trustees at any time there exists more than one Trustee. Trustees may be any persons, including individuals, corporations, business trusts, estates, trusts, partnerships, limited partnerships, limited liability companies, associations, two or more persons having a joint or common interest, or any other legal or commercial entity. Whenever a vacancy shall occur, until such vacancy is filled as provided in Section 3 of this
Article 4, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Trustees and shall discharge all of the duties imposed on the Trustees by this Declaration of Trust.

           (b) The term of office of each Trustee shall be one year and until its successor is elected and qualifies, subject to prior death, resignation or removal. In the event that the number of Trustees is increased to more than one
(1) the Board of Trustees shall be divided into three classes of Trustees, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. The term of office of each Trustee shall be three
(3) years and until his, her or its successor is elected and qualifies, subject to prior death, resignation or removal. At each annual meeting of Unitholders, successors to the class of Trustees whose term expires at such annual meeting shall be elected. If the authorized number of Trustees constituting the Board of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next annual meeting of shareholders, but in no case shall a decrease in the number of Trustees constituting the Board of Trustees shorten the term of any incumbent Trustee. The name of the current Trustee is as follows:

NAME                                        ADDRESS
----                                        -------

Archstone-Smith Trust                       7670 South Chester Street, Suite 100
                                            Englewood, Colorado 80112

The records of the Trust shall be revised to reflect the names and addresses of the current Trustees, at such times as any change has occurred.

Section 2. Resignation, Removal and Death. A Trustee may resign at any time by giving written notice thereof in recordable form to the Trust and to the other Trustees, if any, at the principal office of the Trust. Any such resignation of a Trustee shall become effective as provided therein. A Trustee may be removed only upon the vote of holders of Class A-2 Common Units in accordance with
Section 5.1 of Annex A hereto. Upon the resignation or removal of any Trustee, such Trustee shall execute and deliver such documents and render such accounting as the remaining Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate and his or her legal representatives shall perform the acts set forth in the preceding sentence.

Section 3. Vacancies. The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. Whenever there shall be a vacancy or vacancies among the Trustees (including vacancies resulting from an increase in the number of Trustees), such vacancy or vacancies shall be filled (i) at a special meeting of Class A-2 Common Unitholders called for such purpose (which may be by written consent in lieu of a meeting), (ii) by the Trustee or Trustees then in office or (iii) at the next annual meeting of Unitholders. Trustees elected at special meetings of Class A-2 Common Unitholders to fill vacancies shall hold office for the balance of the unexpired term of the Trustees whom they are replacing or whose vacancy they are filling (or in the case of a vacancy created by an increase in the number of Trustees, for the balance of the unexpired term of Trustees of the same class of Trustees). Any trustee appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Unitholders and until his or her successor is elected and qualifies.

Section 4. Successor Trustees. The right, title and interest of the Trustees in and to the Trust property shall vest automatically in all persons who may hereafter become trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustee may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, such Trustee (and upon his or her death, his or her estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest of such Trustee in and to the Trust property shall vest automatically in the remaining Trustee or Trustees without any further act.

Section 5. Meetings and Action Without a Meeting. The Trustees may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Trustees shall be conclusive and binding as an action of the Trustees. Action may be taken without a meeting in any manner and by any means permitted by Maryland law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Any action taken by the Trustees in accordance with the provisions of this Section 5 and Article 5 of Annex A hereto shall be conclusive and binding on the Trust, the Trustees and the Unitholders, as an action of all of the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this Section 5, shall be valid and binding on the Trustees, the Trust and the Unitholders.

Section 6. Authority. The Trustees may hold the legal title to all property belonging to the Trust. The Trustees shall have absolute and exclusive control, management and disposition thereof, and absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Unitholders, in the same manner as if the Trustees were the absolute owners thereof, subject only to the express limitations in this Declaration of Trust.

Section 7. Powers. The Trustees shall have all of the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they deem necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers to the Trustees. Without limiting the generality of the foregoing, the powers of the Trustees on behalf of the Trust shall include those set forth in Section 5.1 of Annex A hereto, subject to the limitations set forth in Annex A hereto.

Section 8. Right to Own Units. A Trustee may acquire, hold and dispose of Units in the Trust for its individual account and may exercise all rights of a Unitholder to the same extent and in the same manner as if it were not a Trustee.

Section 9.  [reserved]

Section 10. Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Unitholder for money damages, except to the extent set forth in
Section 5.8 or other Sections of Annex A hereto.

Section 11. Indemnification. The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, subject to and in accordance with the provisions of Section 5.7 of Annex A hereto.

Section 12. Persons Dealing with Trustees. No corporation, persons, transfer agent or other party shall be required to examine or investigate the terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust, and every such corporation, person, transfer agent or other party may deal with trust property and assets as if the Trustees were the sole and exclusive owners thereof free of all trusts; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Unitholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Unitholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

Section 13. Administrative Powers. The Trustees shall have the power to pay the expenses of administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the acquisition of properties and the issuance of Units; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they deem appropriate. The Trustees shall also enjoy the full benefit of the provisions of Section 5.9 of Annex A hereto.

Section 14. Election of Officers. The Trustees shall annually elect a President and a Secretary of the Trust. The Trustees may also annually elect one or more Vice Presidents, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers as the Trustees shall deem proper. Except as required by law, the officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the Bylaws or as may be determined by the Trustees not inconsistent with the Bylaws. Any officer or agent elected or appointed by the Trustees may be removed by the Trustees whenever in its judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights. The Trustees shall fix the compensation of all officers.

Section 15. Committees and Delegation of Powers and Duties. The Trustees may, in their discretion, by resolution passed by a majority of the Trustees, designate from among the Trustees one or more committees which shall consist of one or more Trustees. The Trustees may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them (including, but not limited to, the determination of the type and amount of consideration at which Units are to be issued). A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees, by resolution passed by a majority of the Trustees, may at any time change the membership of any committee, fill vacancies on it or dissolve it. The Bylaws, or a majority of the Trustees, may authorize any one or more of the Trustees, or any one or more of the officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Trustees, and to discharge any and all duties imposed on the Trustees, and to do any acts and to execute any instruments deemed by such person or persons to be necessary or appropriate to exercise such power or to discharge such duties, and to exercise his or her own judgment in so doing.

                                    ARTICLE 5
                            Termination and Duration

Section 1. Termination. The Trust may be terminated only in accordance with the provisions of Article 11 of Annex A hereto, subject to the provisions of any class or series of Units at the time outstanding. Upon termination of the Trust and distribution to the Unitholders as provided in Article 11 of Annex A hereto, a majority of the Trustees shall execute and place among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Unitholders shall cease and be canceled and discharged.

Section 2. Merger, Consolidation or Sale. The Trust shall have the power to (i) merge with or into another entity, or (ii) sell or otherwise dispose of all or substantially all of the assets of the Trust; provided that such action shall have been approved by the Trustees and by the Unitholders in accordance with the provisions of Annex A hereto.

Section 3. [reserved]

Section 4. Duration. Subject to possible earlier termination in accordance with the provisions of this Article V and Article 11 of Annex A hereto, or as required by law, the duration of the Trust shall be perpetual.

                                    ARTICLE 6
                                   Amendments

Section 1. Amendments. Except as otherwise provided in Section 1(b) of Article 2, Section 2 of this Article 6, Article 12 of Annex A hereto and Section 10 of Exhibit D to Annex A hereto, this Declaration of Trust may be amended only after a majority of the Trustees has declared such amendment advisable and such amendment has been approved at a meeting by the affirmative vote or written consent of the holders of at least a majority of the Units then outstanding and entitled to vote thereon.

Section 2. Amendment by Trustees. The Trustees by a two-thirds vote may amend, without the approval of the Unitholders, provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a REIT for so long as it determines to so qualify.

Section 3. Requirements of Maryland Law. Except as provided in Article 2,
Section 1(b) or in this Article 6 or in Article 12 of Annex A hereto, this Declaration of Trust may only be amended in accordance with Section 8-501 of the Act.

                                    ARTICLE 7
                                  Miscellaneous

Section 1. Construction. This Declaration of Trust, including Annex A hereto in its entirety, shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust, including, without limitation, the intent for the Trust to be treated as a "disregarded entity" or a "partnership" for federal income tax purposes. Subject to the foregoing, if any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust, including Annex A hereto in its entirety, shall govern all of the relationships among the Trustees and the Unitholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers of the Trust, reference may be made, to the extent appropriate and not inconsistent with the Code, the Act and this Declaration of Trust, to Title 1 through Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 2. Headings for Reference Only. Headings preceding the text of articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to effect the meaning, construction or effect of this Declaration of Trust.

Section 3. Applicable Law. This Declaration of Trust has been executed with reference to, and its construction and interpretation shall be governed by, Maryland law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Maryland law.

Section 4. Certifications. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including, but not limited to, any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments or supplements thereto, or any restated declaration of trust and any amendments or supplements thereto, or that there are no amendments to this Declaration of Trust or any restated declaration of trust; a copy of the Bylaws or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Trustees or a committee thereof or Unitholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the Unitholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated declaration of trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, any one dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Trustees may sign any certificate of the kind described in this Section 4, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

Section 5. Severability. If any provision of this Declaration of Trust, including any provision of Annex A hereto, shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained herein.

Section 6. Bylaws. The Trustees shall have the exclusive power to adopt, alter or repeal any provisions of the Bylaws.

Section 7. Filing and Recording. This Declaration of Trust, including Annex A attached hereto in its entirety, shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust, including Annex A hereto in its entirety, or any amendment hereto, in any office other than in the State Department of Assessments and Taxation of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust, Annex A hereto, or any amendment or supplement hereto.

                                    ARTICLE 8
      Limitation of Liability and Indemnification of Officers and Employers

Section 1. Limitation of Liability of Officers and Employees. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers, employees or agents of a real estate investment trust, no officer, employee or agent of the Trust shall be liable to the Trust or to any Unitholder for money damages.

Section 2. Indemnification of Officers and Employees. The Trust shall indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, subject to and in accordance with the provisions of Section 5.7 of Annex A hereto.

Section 3. Insurance. Notwithstanding any other provisions of this Declaration of Trust, the Trust, for purposes of providing indemnification for its Trustees, officers, employees and agents, shall have the authority, without specific Unitholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, officers, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the trustees regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating in and approving such insurance or other arrangement shall be beneficiaries thereof.

                                    * * * * *

         Immediately before the adoption of this Declaration of Trust, the total number of Shares of all classes which the Trust had authority to issue was 250,000,000, consisting of 232,100,000 Common Shares, par value $1.00 per share, 9,200,000 Cumulative Convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share, 4,200,000 Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, 2,000,000 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per Share,

2,300,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, 1,600,000 Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, 800,000 Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, 600,000 Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share, and 2,500,000 Junior Participating Preferred Shares of Beneficial Interest, par value $1.00 per share, having an aggregate par value of $250,000,000.

         Immediately after the adoption of this Declaration of Trust, the total number of Units of all classes which the Trust has authority to issue is 450,000,000 consisting of 100,000,000 Class A-1 Common Units, par value $0.01 per share, 200,000,000 Class A-2 Common Units, par value $0.01 per share, 10,000,000 Class B Common Units, par value $0.01 per share, 3,174,235 Series A Preferred Units, par value $0.01 per share, 4,500,000 Series B Junior Participating Preferred Units, par value $0.01 per share, 1,969,100 Series C Preferred Units, par value $0.01 per share, 1,989,956 Series D Preferred Units, par value $0.01 per share, 1,600,000 Series E Preferred Units, par value $0.01 per share, 800,000 Series F Preferred Units, par value $0.01 per share, 600,000 Series G Preferred Units, par value $0.01 per share, 2,640,325 Series H Preferred Units, par value $0.01 per share, 500 Series I Preferred Units, par value $0.01 per share, 684,931 Series J Preferred Units, par value $0.01 per share, 666,667 Series K Preferred Units, par value $0.01 per share, and 641,026 Series L Preferred Units, par value $0.01 per share, having an aggregate par value of $4,500,000.

     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf as of the date first written above, by its undersigned Senior Vice President and attested by its Assistant Secretary. The undersigned Senior Vice President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters and facts required to be verified under oath that to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

                                            ARCHSTONE COMMUNITIES TRUST


                                            By:  /s/ Caroline Brower
                                                --------------------------------
                                                Name: Caroline Brower
                                                Title: Senior Vice President

ATTEST:

/s/ Cory B. Wood
----------------
Cory B. Wood
Assistant Secretary

                                     ANNEX A

                                TABLE OF CONTENTS

ARTICLE 1     DEFINED TERMS .....................................................    1

ARTICLE 2     CAPITAL CONTRIBUTIONS .............................................   15

    Section 2.1   Capital Contributions of the Unitholders ......................   15

    Section 2.2   Issuances of Additional Trust Interests .......................   15

    Section 2.3   Preemptive Rights .............................................   17

    Section 2.4   Other Contribution Provisions .................................   18

ARTICLE 3     DISTRIBUTIONS .....................................................   18

    Section 3.1   Requirement and Characterization of Distributions .............   18

    Section 3.2   Amounts Withheld ..............................................   22

    Section 3.3   Distributions Upon Liquidation ................................   22

ARTICLE 4     ALLOCATIONS .......................................................   22

    Section 4.1   Allocations For Capital Account Purposes ......................   22

ARTICLE 5     MANAGEMENT AND OPERATIONS OF BUSINESS .............................   25

    Section 5.1   Management ....................................................   25

    Section 5.2   Declaration of Trust ..........................................   29

    Section 5.3   Restrictions on Trustee's Authority ...........................   29

    Section 5.4   Reimbursement of the Trustee ..................................   30

    Section 5.5   Outside Activities of the Trustee .............................   32

    Section 5.6   Transactions with Affiliates ..................................   34

    Section 5.7   Indemnification ...............................................   34

    Section 5.8   Liability of the Trustee ......................................   36

    Section 5.9   Other Matters Concerning the Trustee ..........................   37

    Section 5.10  Title to Trust Assets .........................................   38

    Section 5.11  Reliance by Third Parties .....................................   38

ARTICLE 6     RIGHTS AND OBLIGATIONS OF UNITHOLDERS .............................   39

    Section 6.1   Limitation of Liability .......................................   39

    Section 6.2   Management of Business ........................................   39

    Section 6.3   Outside Activities of Unitholders .............................   39

    Section 6.4   Return of Capital .............................................   39

    Section 6.5   Rights of Unitholders Relating to the Trust ...................   40

    Section 6.6   Redemption Right ..............................................   41

ARTICLE 7    BOOKS, RECORDS, ACCOUNTING AND REPORTS .............................    44

         Section 7.1  Records and Accounting ....................................    44

         Section 7.2  Fiscal Year ...............................................    44

         Section 7.3  Reports ...................................................    45

ARTICLE 8    TAX MATTERS ........................................................    45

         Section 8.1  Preparation of Tax Returns ................................    45

         Section 8.2  Tax Elections .............................................    45

         Section 8.3  Tax Matters Partner .......................................    46

         Section 8.4  Organizational Expenses ...................................    47

         Section 8.5  Withholding ...............................................    47

ARTICLE 9    TRANSFERS AND WITHDRAWALS ..........................................    48

         Section 9.1  Transfer ..................................................    48

         Section 9.2  Transfer of Trustee's Trust Interest ......................    48

         Section 9.3  Unitholders' Rights to Transfer ...........................    49

         Section 9.4  General Provisions ........................................    51

ARTICLE 10   ADDITIONAL UNITHOLDERS .............................................    52

         Section 10.1 Additional Unitholders ....................................    52

ARTICLE 11   DISSOLUTION, LIQUIDATION AND TERMINATION ...........................    53

         Section 11.1 Dissolution ...............................................    53

         Section 11.2 Winding Up ................................................    54

         Section 11.3 Compliance with Timing Requirements of Regulations;
                      Restoration of Deficit Capital Accounts ...................    55

         Section 11.4 Rights of Unitholders .....................................    57

         Section 11.5 Notice of Dissolution .....................................    57

         Section 11.6 Reasonable Time for Winding-Up ............................    57

         Section 11.7 Waiver of Partition .......................................    57

         Section 11.8 Liability of the Liquidator ...............................    58

ARTICLE 12   AMENDMENT OF AGREEMENT .............................................    58

         Section 12.1 General ...................................................    58

         Section 12.2 Amendments Requiring Approval of Class A-2
                      Unitholders ......................... .....................    58

         Section 12.3  Amendments Requiring Approval of Class A-1 Unitholders .......   59

         Section 12.4  Other Amendments Requiring Certain Unitholder Approval .......   59

ARTICLE 13     GENERAL PROVISIONS ...................................................   60

         Section 13.1  Addresses and Notice .........................................   60

         Section 13.2  Titles and Captions ..........................................   60

         Section 13.3  Pronouns and Plurals .........................................   60

         Section 13.4  Further Action ...............................................   60

         Section 13.5  Binding Effect ...............................................   60

         Section 13.6  Creditors ....................................................   60

         Section 13.7  Waiver .......................................................   61

         Section 13.8  Counterparts .................................................   61

         Section 13.9  Applicable Law ...............................................   61

         Section 13.10 Invalidity of Provisions .....................................   61

         Section 13.11 Entire Agreement .............................................   61

         Section 13.12 No Rights as Shareholders ....................................   61

                                     ANNEX A

          This Annex A constitutes not only an integral part of the Declaration
               -------
of Trust but also a separate agreement among all of the holders of Units (as defined herein) of the Trust, each of whom is identified on the books and records of the Trust. Each holder of Units on the Effective Date (as defined herein) shall become a party to this agreement without further action required on the part of any such holder.

          Effective as of the day prior to the Effective Date, the Trust elected pursuant to Treasury Regulation (S) 301.7701-3(c) to be treated for federal income tax purposes as a disregarded entity not separate from its owner (and not as an "association taxable as a corporation"). On the Effective Date, this election has caused the Trust to become treated as a "partnership" for federal income tax purposes. The provisions in this Annex A relating to Capital Accounts
                                            -------
(as defined herein) and allocations of Net Income and Net Loss (each as defined herein) (and items of income, gain, loss, and deduction) for federal income tax purposes are intended to be consistent with the provisions of the Code (as defined herein) and the Treasury Regulations (as defined herein) applicable to entities that are characterized as "partnerships" for federal income tax purposes.

                                    ARTICLE 1

                                  DEFINED TERMS

               The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

               "Act" means Title 8 of the Corporations and Associations Article
                ---
of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

               "Adjusted Capital Account" means the Capital Account maintained
                ------------------------
for each Unitholder as of the end of each Fiscal Year (i) increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Agreement, or is treated as being obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "Adjusted Capital Account Deficit" means, with respect to any
                --------------------------------
Unitholder, the deficit balance, if any, in such Unitholder's Adjusted Capital Account as of the end of the relevant Fiscal Year.

          "Adjusted Property" means any property the Carrying Value of which has
           -----------------
been adjusted pursuant to Exhibit A hereof.
                          ---------

          "Affiliate" means, with respect to any Person, (i) any Person directly
           ---------
or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten Percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Protected Amount" means the aggregate balances of the
           --------------------------
Protected Amounts, if any, of all Protected Unitholders, as determined on the date in question.

          "Agreed Value" means (i) in the case of any Contributed Property, the
           ------------
704(c) Value of such property as of the time of its contribution to the Trust, reduced by any liabilities either assumed by the Trust upon such contribution or to which such property is subject when contributed, as the same is reflected in the books and records of the Trust; and (ii) in the case of any property distributed to a Unitholder by the Trust, the Trust's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Trust upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

          "Agreement" means this Annex A to the Declaration of Trust.
           ---------

          "Available Cash" means, with respect to any period for which such
           --------------
calculation is being made:

          (a) all cash revenues and funds received by the Trust from whatever source (excluding the proceeds of any Capital Contribution to the extent determined by the Trustee) plus the amount of any reduction (including, without limitation, a reduction resulting because the Trustee determines such amounts are no longer necessary) in reserves of the Trust, which reserves are referred to in clause (b)(iv) below;

          (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

               (i) all interest, principal and other debt payments made during such period by the Trust,

               (ii) all cash expenditures (including capital expenditures) made by the Trust during such period,

               (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

               (iv) the amount of any increase in reserves established during such period which the Trustee determines is necessary or appropriate in its sole and absolute discretion.

          Notwithstanding the foregoing, Available Cash shall not include any cash received, or reductions in reserves, or take into account any disbursements made, or reserves established, after commencement of the dissolution and liquidation of the Trust.

          "Book-Tax Disparities" means, with respect to any item of Contributed
           --------------------
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Unitholder's share of the Trust's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Unitholder's Capital Account balance as maintained pursuant to Exhibit A and the hypothetical balance of such Unitholder's Capital
            ---------
Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in New York, New York are authorized or required by law to close.

          "Capital Account" means the Capital Account maintained for a
           ---------------
Unitholder pursuant to Exhibit A hereof.
                       ---------

          "Capital Contribution" means, with respect to any Unitholder, any
           --------------------
cash, cash equivalents or the Agreed Value of Contributed Property which such Unitholder contributes or is deemed to contribute to the Trust pursuant to
Section 2.1 or 2.2 hereof.

          "Carrying Value" means (i) with respect to a Contributed Property or
           --------------
Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Unitholders' Capital Accounts following the contribution of or adjustment with respect to such Property, and
(ii) with respect to any other Trust property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit A hereof, and to reflect changes, additions (including
                ---------
capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Trust properties, as deemed appropriate by the Trustee.

          "Cash Amount" means an amount of cash per Unit equal to the Value on
           -----------
the Valuation Date of the Shares Amount.

          "Class A Cash Portion" has the meaning set forth in Section 3.1.C.
           --------------------

          "Class A Unit" means any Unit that is not specifically designated by
           ------------
the Trustee as being of another specified class of Units.

          "Class A Unitholders" means the Unitholders who are holders of Class A
           -------------------
Units.

          "Class A-1 Unit" means any Class A Unit that is not a Class A-2 Unit.
           --------------

          "Class A-2 Unit" means any Class A Unit held by any Trustee Related
           --------------
Party.

          "Class B Cash Portion" has the meaning set forth in Section 3.1.C.
           --------------------

          "Class B Unit" means a Unit with such designations, preferences,
           ------------
rights, powers and duties as are described in or pursuant to Section 2.2.C.

          "Class B Unitholders" means the Unitholders who are holders of Class B
           -------------------
Units.

          "Code" means the Internal Revenue Code of 1986, as amended and in
           ----
effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Common Unit" means a Unit that is not a Preferred Unit. The Class A-1
           -----------
Units, Class A-2 Units and Class B Units are Common Units.

          "Common Unit Available Cash" has the meaning set forth in Section
           --------------------------
3.1.C.

          "Contributed Property" means each property or other asset contributed
           --------------------
to the Trust, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Trust. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit A hereof, such property
                                             ---------
shall no longer constitute a Contributed Property for purposes of Exhibit A
                                                                  ---------
hereof, but shall be deemed an Adjusted Property for such purposes.

          "Conversion Factor" means 1.0; provided that, if the Parent REIT (i)
           -----------------             --------
declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if
                                                        -------- -------
an entity shall cease to be the Parent REIT (the "Predecessor Entity") and another entity shall become the Parent REIT (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Parent REIT, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Parent REIT, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Trustee) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

          "Convertible Funding Debt" has the meaning set forth in Section 5.5.E.
           ------------------------

          "Debt" means, as to any Person, as of any date of determination, (i)
           ----
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

          "Declaration of Trust" means the Amended and Restated Declaration of
           --------------------
Trust of the Trust, of which this Annex A is part, filed in the State of Maryland on October 29, 2001, as amended or restated from time to time.

          "Depreciation" means, for each fiscal year, an amount equal to the
           ------------
federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however,
                                                          --------  -------
that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Trustee.

          "Distribution Period" means any calendar quarter or shorter period
           -------------------
with respect to which a distribution of Available Cash is to be made to the Unitholders by the Trust.

          "Effective Date" means the date of closing of the merger of Charles E.
           --------------
Smith Residential Realty L.P. with and into the Trust pursuant to the Merger Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Plan Investor" means (i) a Plan, (ii) a trust which was
           -------------------
established pursuant to a Plan, or a nominee for such trust or Plan, or (iii) an entity whose underlying assets include assets of a Plan by reason of such Plan's investment in such entity.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exercise Percentage" has the meaning set forth in Section 2.3.
           -------------------

          "Fiscal Year" means the fiscal year of the Trust, which shall be the
           -----------
calendar year.

          "Funding Debt" means the incurrence of any Debt by or on behalf of the
           ------------
Parent REIT for the purpose of providing funds to the Trust.

          "Immediate Family" means, with respect to any natural Person, such
           ----------------
natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

          "Incapacity" or "Incapacitated" means, (i) as to any natural Person
           ----------      -------------
who is a Unitholder, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Unitholder incompetent to manage his or her person or estate, (ii) as to any corporation which is a Unitholder, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Unitholder, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Unitholder, the distribution by the fiduciary of the estate's entire interest in the Trust, (v) as to any trust which is a Unitholder, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Unitholder, the bankruptcy of such Unitholder. For purposes of this definition, bankruptcy of a Unitholder shall be deemed to have occurred when (a) the Unitholder commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Unitholder is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Unitholder, (c) the Unitholder executes and delivers a general assignment for the benefit of the Unitholder's creditors, (d) the Unitholder files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Unitholder in any proceeding of the nature described in clause (b) above, (e) the Unitholder seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Unitholder or for all or any substantial part of the Unitholder's properties,
(f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Unitholder's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

          "Indemnitee" means (i) any Person made a party to a proceeding by
           ----------
reason of its status as (A) the Trustee and (B) a director or officer of the Trust or the Trustee and (ii) such other Persons (including, without limitation, other Unitholders and Affiliates of the Trustee, a Unitholder or the Trust) as the Trustee may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

          "IRS" means the Internal Revenue Service, which administers the
           ---
internal revenue laws of the United States.

          "Junior Participating Preferred Units" means the series of Units
           ------------------------------------
designated as the Junior Participating Preferred Units with the designations, preferences and other rights set forth in Exhibit I hereto.

          "Liquidating Event" has the meaning set forth in Section 11.1.
           -----------------

          "Liquidator" has the meaning set forth in Section 11.2.A.
           ----------

          "Merger Agreement" means that certain amended and restated agreement
           ----------------
and plan of merger among the Trust, Archstone-Smith Trust (formerly New Garden Residential Trust), Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P., dated as of May 3, 2001.

          "Net Income" means, for any taxable period, the excess, if any, of the
           ----------
Trust's items of income and gain for such taxable period over the Trust's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit A. If an item of income, gain, loss or deduction that has been included
---------
in the initial computation of Net Income is subjected to the special allocation rules in Exhibit B, Net Income or the resulting Net Loss, whichever the case may
         ---------
be, shall be recomputed without regard to such item.

          "Net Loss" means, for any taxable period, the excess, if any, of the
           --------
Trust's items of loss and deduction for such taxable period over the Trust's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit A. If an item of income, gain, loss or deduction that has been included
---------
in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit B, Net Loss or the resulting Net Income, whichever the case may
         ---------
be, shall be recomputed without regard to such item.

          "New Securities" means (i) any rights, options, warrants or
           --------------
convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Share Option Plan, or (ii) any Debt issued by the Parent REIT that provides any of the rights described in clause
(i).

          "Nonrecourse Built-in Gain" means, with respect to any Contributed
           -------------------------
Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Trustees pursuant to Section 2.B of Exhibit B if such
                                                              ---------
properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "Nonrecourse Deductions" has the meaning set forth in Regulations
           ----------------------
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations
           ---------------------
Section 1.752-1(a)(2).

          "Notice of Redemption" means the Notice of Redemption substantially in
           --------------------
the form of Exhibit E to this Agreement.

          "Parent REIT" means the Trustee; provided, however, that if (i) the
           -----------                     --------  -------
common shares of beneficial interest (or other comparable equity interests) of the Trustee are at any time not Publicly Traded and (ii) the common shares of beneficial interest (or other comparable equity interests) of an entity that owns, directly or indirectly, more than fifty percent (50%) of the common shares of beneficial interest (or other comparable equity interests) of the Trustee are Publicly Traded, the term "Parent REIT" shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded.

          "Percentage Interest" means, as to a Unitholder holding Units of a
           -------------------
class of Trust Interests, such Unitholder's interest in such class, determined by dividing the Units of such class owned by such Unitholder by the total number of Units of such class then outstanding as specified in the Trust's books and records, multiplied by the aggregate Percentage Interest allocable to such class of Trust Interests.

          "Person" means a natural person, partnership (whether general or
           ------
limited), trust, including a trust qualified under Sections 401(a) or 501(c) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, estate, association, private foundation within the meaning of 509(a) of the Code, corporation, limited liability company, unincorporated organization, joint stock company, custodian, nominee or any other individual or entity in its own or any representative capacity.

          "Plan" means (i) an employee benefit plan subject to Title I of ERISA
           ----
or (ii) a plan as defined in Section 4975(e) of the Code.

          "Predecessor Entity" has the meaning set forth in the definition of
           ------------------
"Conversion Factor" herein.

          "Preferred Unit" means any Unit issued from time to time pursuant to
           --------------
Section 2.2 hereof that is specifically designated by the Trustee at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units, all as determined by the Trustee, subject to compliance with the requirements of Section 2.2 hereof.

          "Protected Amount" means the amount specified on Exhibit C with
           ----------------                                ---------
respect to any Protected Unitholder, as such Exhibit may be amended from time to time.

          "Protected Unitholder" means a Unitholder designated as a Protected
           --------------------
Unitholder on Exhibit C, as such exhibit may be amended from time to time, which Protected Unitholder is obligated to make certain contributions, not in excess of such Protected Unitholder's Protected Amount, to the Trust with respect to any deficit balance in such Unitholder's Capital Account upon the occurrence of certain events. A Protected Unitholder who is obligated to make any such contribution only upon liquidation of the Trust shall be designated on Exhibit C
                                                                       ---------
as a "Part I Protected Unitholder" and a Protected Unitholder who is obligated to make any such contribution to the Trust either upon liquidation of the Trust or upon liquidation of such Protected Unitholder's Trust Interest shall be designated on Exhibit C as a "Part II Protected Unitholder."
              ---------

          "Publicly Traded" means listed or admitted to trading on the New York
           ---------------
Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the Nasdaq National Market, or any successor to any of the foregoing.

          "Qualified Assets" means any of the following assets: (i) Trust
           ----------------
Interests, rights, options, warrants or convertible or exchangeable securities of the Trust; (ii) Debt issued by the Trust or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies whose assets consist solely of Qualified Assets; (iv) up to one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Trust; (iv) equity interests in any Person held by Archstone Communities Trust on the date hereof that are de minimis in relation to the net assets of the Trust and its Subsidiaries and transfer of which would require the consent of third parties that has not been obtained; (vi) cash held for payment of administrative expenses or pending distribution to securityholders of the Trustee or any wholly owned Subsidiary thereof or pending contribution to the Trust; (vii) the proceeds of any relinquished property held in a qualified escrow account pursuant to Section 1031 of the Code, as of the Effective Date, provided Parent REIT is obligated to contribute the replacement property and any remaining proceeds therein upon acquisition or the proceeds or the qualified escrow account upon termination of the account to the Trust; and (viii) any other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Trust and its Subsidiaries.

          "Qualified REIT Subsidiary" means any Subsidiary of the Trustee that
           -------------------------
is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

          "Recapture Income" means any gain recognized by the Trust (computed
           ----------------
without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Trust, which gain is characterized either as ordinary income or as "unrecaptured Section 1250 gain" (as defined in Section 1(h)(7) of the Code) because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Recourse Liabilities" means the amount of liabilities owed by the
           --------------------
Trust (other than Nonrecourse Liabilities and liabilities to which Unitholder Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

          "Redeeming Unitholder" has the meaning set forth in Section 6.6.A
           --------------------
hereof.

          "Redemption Amount" means either the Cash Amount or the Shares Amount,
           -----------------
as determined by the Trustee, in its sole and absolute discretion subject to the provisions of Section 6.6; provided that if the Shares are not Publicly Traded
                           --------
at the time a Redeeming Unitholder exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Unitholder, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Unitholder shall have no right, without the Trustee's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

          "Redemption Right" shall have the meaning set forth in 6.6.A hereof.
           ----------------

          "Regulations" means the Treasury Regulations promulgated under the
           -----------
Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REIT" means a real estate investment trust under Section 856 of the
           ----
Code. "REIT Requirements" has the meaning set forth in Section 3.1.A.

          "Residual Gain" or "Residual Loss" means any item of gain or loss, as
           -------------      -------------
the case may be, of the Trust recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit B to eliminate Book-Tax
                                            ---------
Disparities.

          "Safe Harbors" has the meaning set forth in Section 9.6.F.
           ------------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Series A Preferred Units" means the series of Units designated as the
           ------------------------
Series A Preferred Units with the designations, preferences and other rights set forth in Exhibit F hereto.
         ---------

                  "Series B Junior Participating Preferred Units" means the
                   ---------------------------------------------
series of Units designated as the Series B Junior Participating Preferred Units with the designations, preferences and other rights set forth in Exhibit G
                                                                 ---------
hereto.

                  "Series C Preferred Units" means the series of Units
                   ------------------------
designated as the Series C Preferred Units with the designations, preferences and other rights set forth in Exhibit H hereto.
                              ---------

                  "Series D Preferred Units" means the series of Units
                   ------------------------
designated as the Series D Preferred Units with the designations, preferences and other rights set forth in Exhibit I hereto.
                              ---------

                  "Series E Preferred Units" means the series of Units
                   ------------------------
designated as the Series E Preferred Units with the designations, preferences and other rights set forth in Exhibit J hereto.
                              ---------

                  "Series F Preferred Units" means the series of Units
                   ------------------------
designated as the Series F Preferred Units with the designations, preferences and other rights set forth in Exhibit K hereto.
                              ---------

                  "Series G Preferred Units" means the series of Units
                   ------------------------
designated as the Series G Preferred Units with the designations, preferences and other rights set forth in Exhibit L hereto.
                              ---------

                  "Series H Preferred Units" means the series of Units
                   ------------------------
designated as the Series H Preferred Units with the designations, preferences and other rights set forth in Exhibit M hereto.
                              ---------

                  "Series I Preferred Units" means the series of Units
                   ------------------------
designated as the Series I Preferred Units with the designations, preferences and other rights set forth in Exhibit N hereto.
                              ---------

                  "Series J Preferred Units" means the series of Units
                   ------------------------
designated as the Series J Preferred Units with the designations, preferences and other rights set forth in Exhibit O hereto.
                              ---------

                  "Series K Preferred Units" means the series of Units
                   ------------------------
designated as the Series K Preferred Units with the designations, preferences and other rights set forth in Exhibit P hereto.
                              ---------

                  "Series L Preferred Units" means the series of Units
                   ------------------------
designated as the Series L Preferred Units with the designations, preferences and other rights set forth in Exhibit Q hereto.
                              ---------

                  "704(c) Value" of any Contributed Property means the value of
                   ------------
such property at the time of contribution as determined by the Trustee using such reasonable method of valuation as it may adopt, provided, however, subject
                                                     --------  -------
to Exhibit A hereof, the Trustee shall, in its sole and absolute discretion, use
   ---------
such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

                  "Share" means a share of beneficial interest (or other
                   -----
comparable equity interest) of the Parent REIT. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust of the Trust (or, if the Trustee is not the Parent REIT, the organizational documents of the Parent REIT). If there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Trust Interests for which the reference to Shares is made.

When used with reference to Class A Units or Class B Units, the term "Shares" refers to common shares of beneficial interest (or other comparable equity interest) of the Parent REIT. References in this Agreement to a "class" of Shares shall also mean a "series" of Shares unless the context requires otherwise.

                  "Shares Amount" means a number of Shares equal to the product
                   -------------
of the number of Units offered for redemption by a Redeeming Unitholder times the Conversion Factor; provided that, if the Parent REIT issues to all holders
                       -------- ----
of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), which rights shall not have expired by their terms, then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.

                  "Share Option Plan" means any equity incentive plan of the
                   -----------------
Trustee, the Parent REIT, the Trust and/or any Affiliate of the Trust.

                  "Specified Redemption Date" means the tenth Business Day after
                   -------------------------
receipt by the Trustee of a Notice of Redemption; provided that, if the Shares
                                                  -------- ----
are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the Trustee of a Notice of Redemption.

                  "Subsidiary" means, with respect to any Person, any
                   ----------
corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "Successor Entity" has the meaning set forth in the definition
                   ----------------
of "Conversion Factor" herein.

                  "Terminating Capital Transaction" means any sale or other
                   -------------------------------
disposition of all or substantially all of the assets of the Trust for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Trust for cash.

                  "Termination Transaction" has the meaning set forth in Section
                   -----------------------
9.2.B.

                  "Trust" means the Maryland real estate investment trust formed
                   -----
under the Act and continued pursuant to this Agreement and any successor thereto.

                  "Trust Interest" means an interest in the Trust and includes
                   --------------
any and all benefits to which the holder of such a Trust Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Trust Interest may be expressed as a number of Units.

                  "Trust Minimum Gain" has the meaning of "Partnership Minimum
                   ------------------
Gain" set forth in Regulations Section 1.704-2(b)(2), and the amount of Trust Minimum Gain, as well as any net increase or decrease in Trust Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

                  "Trust Record Date" means the record date established by the
                   -----------------
Trustee either (i) for the distribution of Available Cash pursuant to Section
3.1 hereof, which record date shall be the same as the record date established by the Parent REIT for a distribution to holders of the corresponding class (if any) of Shares of some or all of its portion of such distribution, or (ii) if applicable, for determining the Unitholders entitled to vote on or consent to any proposed action for which the consent or approval of the Unitholders is sought.

                  "Trustee" means Archstone-Smith Trust or its successors as
                   -------
trustee(s) of the Trust.

                  "Trustee Declaration of Trust" means the Amended and Restated
                   ----------------------------
Declaration of Trust of the Trustee filed in the State of Maryland on October 26, 2001, as amended or restated from time to time.

                  "Trustee Payment" has the meaning set forth in Section 13.13.
                   ---------------

                  "Trustee Related Party" means (i) the Trustee or the Parent
                   ---------------------
REIT, (ii) any Person of which the Trustee or the Parent REIT owns or controls more than fifty percent (50%) of the voting interests, (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Trustee or the Parent REIT, and (iv) any Person of which a Person described in clause (iii) directly or indirectly owns or controls more than fifty percent (50%) of the voting interest.

                  "Unit" means a "Share" as defined in Section 8-101 of the Act,
                   ----
a transferable unit of beneficial interest in the Trust issued pursuant to Sections 2.1 and 2.2, and includes Class A-1 Units, Class A-2 Units, Class B Units, Series A Preferred Units, Series B Junior Participating Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units, Series K Preferred Units and Series L Preferred Units and any other classes or series of Units established after the date hereof. The number of Units outstanding and the Percentage Interests in the Trust represented by such Units are set forth in the Trust's books and records. The ownership of each class of Units may be evidenced by a certificate in a form approved by the Trustee.

                  "Unitholder" means any Person named as a Unitholder in the
                   ----------
Trust's books and records, in such Person's capacity as a Unitholder of the Trust.

                  "Unitholder Minimum Gain" means an amount, with respect to
                   -----------------------
each Unitholder Nonrecourse Debt, equal to the Trust Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "Unitholder Nonrecourse Debt" has the meaning of "Partner
                   ---------------------------
Nonrecourse Debt" set forth Regulations Section 1.704-2(b)(4).

                  "Unitholder Nonrecourse Deductions" has the meaning of
                   ---------------------------------
"Partner Nonrecourse Deductions" set forth in Regulations Section 1.704-2(i)(2), and the amount of Unitholder Nonrecourse Deductions with respect to a Unitholder Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Unrealized Gain" attributable to any item of Trust property
                   ---------------
means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit A) as of such date,
                                                   ---------
over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit A) as of such date.
                 ---------

                  "Unrealized Loss" attributable to any item of Trust property
                   ---------------
means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit
                                                                       -------
A) as of such date, over (ii) the fair market value of such property (as
-
determined under Exhibit A) as of such date.
                 ---------

                  "Valuation Date" means the date of receipt by the Trustee of a
                   --------------
Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "Value" means, with respect to any outstanding Shares of the
                   -----
Parent REIT that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the Parent REIT are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the Trustee acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the Parent REIT are not Publicly Traded, the Value of the Shares Amount per Unit offered for redemption means the amount that a holder of one Unit would receive if each of the assets of the Trust were to be sold for its fair market value on the last day of the preceding calendar year, the Trust were to pay all of its outstanding liabilities on such last day of the preceding calendar year, and the remaining proceeds were to be distributed to the Unitholders in accordance with the terms of this Agreement. Such Value shall be determined by the Trustee, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Trust if each asset of the Trust (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Trust owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Trust's minority interest in any property or any illiquidity of the Trust's interest in any property).

                                   ARTICLE 2

                              CAPITAL CONTRIBUTIONS


     Section 2.1  Capital Contributions of the Unitholders
                  ----------------------------------------

          A.   Contribution and the Effective Date. As of the Effective Date,
               -----------------------------------
the Unitholders have made the Capital Contributions as set forth in the Trust's books and records. The Unitholders own Units in the amounts set forth in the Trust's books and records and have Percentage Interests in the Trust as set forth in the Trust's books and records, which number of Units and Percentage Interest shall be adjusted in such books and records from time to time by the Trustee to the extent necessary to reflect accurately and in accordance with the terms of this Agreement redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Unitholder's Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement.

          B.   Class A-2 Units Interest of the Trustee Related Parties in the
               --------------------------------------------------------------
Trust. All Class A Units held by any of the Trustee Related Parties shall be
-----
denominated as Class A-2 Units. In the event that any Trustee Related Party shall at any time acquire any Class A-1 Units (whether pursuant to Section 8.6 otherwise), such Class A-1 Units shall automatically without the requirement for any action by the Trust or the Trustee, be converted into a corresponding number of Class A-2 Units upon consummation of such transaction. Upon any bona fide Transfer (other than a pledge) of Class A-2 Units by any Trustee Related Party to a Person that is not a Trustee Related Party, such Class A-2 Units shall automatically, without the requirement for any action by the Trust or the Trustee, be converted into a corresponding number of Class A-1 Units upon consummation of such transaction.

          C.   Additional Capital Contributions. Except as provided in Sections
               --------------------------------
2.2, 5.5, 8.5, and 11.3 hereof, the Unitholders shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Trust (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 11.3 hereof, no Unitholder shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Trust or otherwise.

     Section 2.2  Issuances of Additional Trust Interests
                  ---------------------------------------

          A.   General. The Trustee shall not, on behalf of the Trust, issue
               -------
Units or other Trust Interests to the Parent REIT unless either (a) the Trust Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the Parent REIT having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Trust Interests issued to the Trustee in accordance with this Section 2.2.A or (b) the additional Trust Interests are issued to all Unitholders holding Trust Interests in the same class in proportion to their respective Percentage Interests in such class (considering the Class A-1 Units, the Class A-2 Units and the Class B Units as one class for such purposes). References in this Agreement to a "class" of Trust Interests or Units shall include a "series" of Trust Interests or Units, unless the context requires otherwise.

          B.   Restrictions on Issuances of Shares by Trustee. After the
               ----------------------------------------------
Effective Date, the Trustee shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 6.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares (collectively "New Securities"), other than to
                                                --------------
all holders of Shares unless (i) the Trustee shall cause the Trust to issue to the Trustee Trust Interests or rights, options, warrants or convertible or exchangeable securities of the Trust having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New Securities, and (ii) the Trustee contributes the net proceeds from the grant, award or issuance of such New Securities and from the exercise of rights contained in such New Securities to the Trust. Without limiting the foregoing, the Trustee is expressly authorized to issue New Securities for less than fair market value, and to cause the Trust to issue to the Trustee corresponding Trust Interests, so long as (x) the Trustee concludes in good faith that such issuance is in the interests of the Trustee and the Trust (for example, and not by way of limitation, the issuance of Shares and corresponding Units pursuant to an employee share purchase plan providing for employee purchases of Shares at a discount from fair market value or employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise), and (y) the Trustee contributes all proceeds from such issuance and exercise to the Trust.

          C.   Class A-1 and Class B Units. Except as otherwise provided below
               ---------------------------
and in Section 3.1.C, each Class B Unit shall have the same designations, rights, preferences, powers and duties as each Class A-1 Unit:

          (1) The amount of Available Cash distributable with respect to Class B Units shall be determined in accordance with Section 3.1.C hereof.

          (2) Each Class B Unit shall be converted automatically into a Class A-1 Unit on the day immediately following the Trust Record Date for the Distribution Period in which the Class B Unit was issued, without the requirement for any action by either the Trust or the Unitholder holding the Class B Unit.

          (3) A holder of Class B Units will not have the Redemption Right under Section 6.6 with respect to its Class B Units.

          (4) The Trustee shall cause Class B Units to be issued by the Trust only pursuant to an amendment to this Agreement pursuant to
               Section 12.2.B hereof, which amendment shall designate that the newly issued Units are Class B Units. The Trustee shall have the right, in its sole and absolute discretion, subject to Section 2.2.A and Section 3.1.E hereof, to determine whether the Trust should issue Class A-1 Units, Class B Units (or one or more series thereof), or another class of Trust Interests in connection with a contribution of property, or other assets or other consideration, to the Trust.

          D. Certain Restrictions on Issuances of Units or Other Trust
             ---------------------------------------------------------
Interests. Notwithstanding the foregoing, in no event may the Trustee cause the
---------
Trust to issue to Unitholders (including the Trustee and its Affiliates) or other Persons any Units or other Trust Interests if such issuance would, in the opinion of counsel to the Trust, cause any portion of the assets of the Trust to constitute assets of any ERISA Plan Investor pursuant to 29 C.F.R.ss. 2510.3-101, or any successor regulation thereto.

     Section 2.3    Preemptive Rights
                    -----------------

          If the Trustee acquires any Class A-2 Units using the proceeds from any exercise of any rights (as defined in the definition of "Shares Amount") issued under a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), then (a) the holders of Common Units at such time (other than the Trustee) as a group shall have the right to acquire, at the same price per Class A-2 Unit paid by the Trustee, a total number of additional Class A-1 Units equal to the product of (i) the total number of Common Units held by such holders, multiplied by (ii) a fraction, the numerator of which is the number of Class A-2 Units issued to the Trustee as a result of the exercise of such rights and the denominator of which is the total number of Class A-2 Units held by the Trustee immediately prior to such issuance (which fraction is referred to as the "Exercise Percentage"), and (b) each holder of a Class A-1 Unit or Class B Unit at such time shall have the right to acquire, at the same price per Class A-2 Unit paid by the Trustee, a number of Class A-1 Units equal to the product of (iii) the aggregate number of Common Units that such holder holds at such time, multiplied by (iv) the Exercise Percentage. (Thus, for example, if the Trustee were to acquire 2,000,000 Class A-2 Units at $5 per Unit from the proceeds of the exercise of outstanding rights issued under a stockholder rights plan at a time when the Trustee already owned 8,000,000 Class A-2 Units out of a total of 12,000,000 outstanding Common Units (which would represent a 25% increase in the number of Class A-2 Units held by the Trustee), then the other holders of Common Units as a group would have the right to purchase a total of 1,000,000 Class A-1 Units at $5 per Class A-1 Unit, and each holder of a Class A-1 Unit or Class B Unit would be entitled to purchase his proportionate share of such Class A-1 Units, or .25 Class A-1 Units for each Class A Unit or Class B Unit then held by such holder.) In the event Units or Trust Interests other than Class A-2 Units are issued to the Trustee using proceeds of any exercise of rights issued under a stockholder rights plan (or other arrangement), the holders of Common Units shall be granted the right to acquire such other Units or Trust Interests at the same price as paid by the Trustee and in such amounts as would be comparable to their rights had Class A-1 Units been issued instead. The Trustee shall provide prompt written notice to the holders of Common Units of its acquisition of Class A-2 Units (or other Units or Trust Interests) using such proceeds and shall establish in good faith such procedures as it deems appropriate (including, without limitation, procedures to eliminate the issuance of fractional Units if the Trustee deems appropriate) to effectuate the rights of the holders of Common Units under the preceding provisions of this Section 2.3. Except to the extent expressly granted by the Trust pursuant to this Section 2.3 or another agreement, no person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Trust; or (ii) issuance or sale of any Units or other Trust Interests.

     Section 2.4   Other Contribution Provisions
                   -----------------------------

          A. If any Person becomes a Unitholder and is given a Capital Account in exchange for services rendered to the Trust, such transaction shall be treated by the Trust and the affected Unitholder as if the Trust had compensated such Unitholder in cash, and the Unitholder had contributed such cash to the capital of the Trust.

          B. To the extent the Trust acquires any property (or an indirect interest therein) by the merger of any other Person into the Trust or with or into a Subsidiary of the Trust in a triangular merger, Persons who receive Trust Interests in exchange for their interests in the Person merging into the Trust or with or into a Subsidiary of the Trust shall become Unitholders and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or, if not so provided, as determined by the Trustee in its sole discretion), and as set forth in the Trust's books and records.

                                   ARTICLE 3

                                  DISTRIBUTIONS

     Section 3.1   Requirement and Characterization of Distributions
                   -------------------------------------------------

          A.   General. The Unitholders shall be entitled to receive
               -------
distributions when, as and if declared by the Trustee, out of funds legally available therefor. Subject to Section 3.1.F, the Trustee shall cause the Trust to distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash of the Trust during such quarter or shorter period to the Persons who are holders of Units on the respective Trust Record Dates established for distribution to the applicable classes with respect to such quarter or shorter period. The Trustee shall endeavor to cause distributions to be made in the manner provided in Sections 3.1.B, 3.1.C and 3.1.D and in accordance with the respective terms established for each other class of Trust Interests hereafter created. Notwithstanding anything to the contrary contained herein, in no event may a Unitholder receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Unitholder is entitled to receive a distribution with respect to a Share for which such Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, in Exhibits F-T hereto, with respect to Series A Preferred Units, Series B
   ------------
Junior Participating Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units, Series K Preferred Units and Series L Preferred Units, respectively, or in the terms established at the time a new class or series of Trust Interests is created in accordance with Article 2 hereof, no Trust Interest shall be entitled to a distribution in preference to any other Trust Interest. The Trustee shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the Parent REIT as a REIT, to distribute Available Cash (a) to the Unitholders other than the Trustee so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Trust by such Unitholder under Section 707 of the Code or the Regulations thereunder; provided that, the
                                                             -------- ----
Trustee and the Trust shall not have liability to the Unitholder under any circumstances as a result of any distribution to such Unitholder being so treated, and (b) to the Parent REIT in an amount sufficient to enable the Parent REIT to make distributions to its shareholders that will enable the Parent REIT to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the "REIT Requirements") and (2) avoid any federal income or excise tax liability for the Parent REIT.

          B.   Priority of Distributions. (i) Distributions to Unitholders
               -------------------------
holding a class of Trust Interests that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Exhibits F-T hereto, with respect to Series A Preferred Units, Series B
         ------------
Junior Participating Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units, Series K Preferred Units and Series L Preferred Units, respectively, shall be made in accordance with the rights of such class of Trust Interests to holders of such Units on the respective Trust Record Date established for the distribution to such class of Trust Interests (and, within such class, pro rata in proportion to the respective Percentage Interests in such class on such Trust Record Date).

               (ii) Distributions to holders of Class A-1 Units, Class A-2 Units, Class B Units and Units of any other class of Trust Interests that are not entitled to any preference in distribution shall be made quarterly (or more frequently in the sole and absolute discretion of the Trustee), to the extent there is Available Cash remaining after the payment of distributions in respect of any classes of Trust Interests entitled to a preference in distribution in accordance with the foregoing clause (i), in accordance with the terms of such class as set forth in this Agreement or otherwise established by the Trustee pursuant to Section 2.2 to holders of such Units on the respective Trust Record Date established for the distribution to each such class of Trust Interests (and, within each such class, pro rata in proportion to the respective Percentage Interests in such class on such Trust Record Date).

          C.   Distribution When Class B Units Are Outstanding. If for any
               -----------------------------------------------
quarter or shorter period with respect to which a distribution is to be made (a "Distribution Period") Class B Units are outstanding on the Trust Record Date for such Distribution Period, the Trustee shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A-1 Units, Class A-2 Units and Class B Units collectively ("Common Unit Available Cash") between the Unitholders who are holders of Class A-1 Units or Class A-2 Units ("Class A") and the Unitholders who are holders of Class B Units ("Class B") as follows:

          (1) Class A shall receive that portion of the Common Unit Available Cash (the "Class A Cash Portion") determined by multiplying the amount of Available Cash by the following fraction:

                                            A x Y
                                            --------
                                        (A x Y)+(B x X)

          (1) Class B shall receive that portion of the Common Unit Available Cash (the "Class B Cash Portion") determined by multiplying the amount of Available Cash by the following fraction:

                                          B x X
                                       -------------
                                      (A x Y)+(B x X)

          (1) For purposes of the foregoing formulas, (i) "A" equals the number of Class A-1 Units and Class A-2 Units outstanding on the Trust Record Date for such Distribution Period; (ii) "B" equals the number of Class B Units outstanding on the Trust Record Date for such Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.

          The Class A Cash Portion shall be distributed among Unitholders holding Class A-1 Units or Class A-2 Units on the Trust Record Date for the Distribution Period in accordance with the number of Class A-1 Units or Class A-2 Units held by each Unitholder on such Trust Record Date; provided that in no event may a Unitholder receive a distribution of Available Cash with respect to a Class A-1 Unit or Class A-2 Units if a Unitholder is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Class A-1 Unit has been redeemed or exchanged. The Class B Cash Portion shall be distributed among the Unitholders holding Class B Units on the Trust Record Date for the Distribution Period in accordance with the number of Class B Units held by each Unitholder on such Trust Record Date. In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.

          D.   Distributions When Class B Units Have Been Issued on Different
               --------------------------------------------------------------
Dates. In the event that Class B Units which have been issued on different dates
-----
are outstanding on the Trust Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Common Units for purposes of making the allocation of Common Unit Available Cash for such Distribution Period among the holders of Common Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Trust Record Date for any Distribution Period, the allocation formula for each series, "Series B\\1\\" and "Series B\\2\\," would be as follows:

          (1) Series B\\1\\ shall receive that portion of the Common Unit Available Cash determined by multiplying the amount of Common Unit Available Cash by the following fraction:

                                         B\\1\\ x X\\1\\
                             -----------------------------------------
                            (A x Y)+(B\\1\\ x X\\1\\)+(B\\2\\ x X\\2\\)

          (1) Series B\\2\\ shall receive that portion of the Common Unit Available Cash determined by multiplying the amount of Common Unit Available Cash by the following fraction:

                                     B\\2\\ x X\\2\\
                         ----------------------------------------
                        (A x Y)+(B\\1\\ x X\\1\\)+(B\\2\\ x X\\2\\)

          (1) For purposes of the foregoing formulas the definitions set forth in Section 3.1.C.3 remain the same except that (i) "B\\1\\" equals the number of Common Units in Series B\\1\\ outstanding on the Trust Record Date for such Distribution Period; (ii) "B\\2\\" equals the number of Common Units in Series B\\2\\ outstanding on the Trust Record Date for such Distribution Period; (iii) "X\\1\\" equals the number of days in the Distribution Period for which the Units in Series B\\1\\ were issued and outstanding; and
               (iv) "X\\2\\" equals the number of days in the Distribution Period for which the Common Units in Series B\\2\\ were issued and outstanding.

          (2) Notwithstanding anything to the contrary contained herein, in no event shall a Unitholder receive a distribution of Available Cash with respect to any Common Unit with respect to any quarter or shorter period until such time as the Trust has distributed to the holders of Preferred Units an amount sufficient to pay all distributions payable with respect to such Preferred Units through the last day of such quarter or shorter period, in accordance with the instruments designating such Preferred Units.

          E.   Special Rule if Parent REIT Not Publicly Traded. In addition (and
               -----------------------------------------------
without regard to the amount of Available Cash), if the Shares of the Parent REIT are not Publicly Traded, the Trustee shall make cash distributions with respect to the Class A-1 Units and Class A-2 Units at least annually for each taxable year of the Trust beginning prior to the twentieth
(20th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 90% of the Trust's taxable income for such year allocable to the Class A-1 Units and Class A-2 Units, with such distributions to be made not later than 60 days after the end of such year. Notwithstanding any limitations set forth in Section 2.2, the holders of Class A-2 Units shall have the right to elect, within five (5) Business Days after the distribution of Available Cash, to reinvest any cash distributed to the holders of Class A-2 Units pursuant to this Section 3.1.E. in exchange for additional Class A-2 Units, with the purchase price payable by such holders for each such Class A-2 Unit being an amount equal to the Value of a Class A-2 Unit at the time such cash is reinvested and with such purchase price being paid in full in cash.

          F. The Trustee shall have the authority to defer the distribution referred to in Section 3.1E (the "Mandatory Distribution") if, but only if, it shall determine in good faith after diligent exploration of all commercially reasonably available alternatives that after giving effect to the Mandatory Distribution (x) the Trust shall be unable to pay its indebtedness as it becomes due in the usual course of business, or (y) the Trust's assets will be less than the sum of its total liabilities and the amount that would be needed to satisfy all preferential rights of the holders of Preferred Units upon liquidation of the Trust. In making such determination, the Trustee shall consider the Trust's most recently available financial statements, prepared on the basis of generally accepted accounting principles and on fair value principles, and in the event of conflict, base its determination on the methodology that would yield the more favorable result to the Unitholders. If the Trustee determines to defer the Mandatory Distribution, it shall reconsider the authorization of the distribution at least monthly until made and shall use its commercially reasonable best efforts to restructure the Trust assets, operations and indebtedness in a manner that will facilitate the payment of accrued but unpaid distributions under this Section 3.1.F as promptly as practicable and the distribution of amounts reasonably expected to accrue hereunder in subsequent periods.

     Section 3.2   Amounts Withheld
                   ----------------

          All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 8.5 hereof with respect to any allocation, payment or distribution to the Trustee or the Unitholders other than the Trustee shall be treated as amounts distributed to the Trustee or Unitholders other than the Trustee, as the case may be, pursuant to Section 3.1 for all purposes under this Agreement.

     Section 3.3   Distributions Upon Liquidation
                   ------------------------------

          Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Trust, shall be distributed to the Unitholders in accordance with Section 11.2.

                                    ARTICLE 4

                                   ALLOCATIONS

     Section 4.1   Allocations For Capital Account Purposes
                   ----------------------------------------

          For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, the Trust's items of income, gain, loss and deduction (computed in accordance with Exhibit A hereof) shall be
                                                      ---------
allocated among the Unitholders in each taxable year (or portion thereof) as provided herein below.

          A.    Net Income. After giving effect to the special allocations set
                ----------
forth in Section 1 of Exhibit B hereof, Net Income shall be allocated:
                      ---------

          (1) first, to the Trustee to the extent that cumulative Net Losses
              -----
              previously allocated the Trustee pursuant to 4.1.B(6) exceed cumulative Net Income previously allocated to the Trustee pursuant to this clause (1);

          (2) second, to each Protected Unitholder until the cumulative Net
              ------
              Income allocated such Protected Unitholder under this clause (2) equals the cumulative Net Losses allocated such Protected Unitholder under Section 4.1.B(5) (and, within the class of Protected Unitholders, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated all Protected Unitholders pursuant to Section 4.1.B(5) hereof);

          (3) third, to the Trustee until the cumulative Net Income allocated
              -----
              under this clause (3) equals the cumulative Net Losses allocated the Trustee under Section 4.1.B(4);

          (4) fourth, to the holders of any Trust Interests that are entitled to
              ------
              any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Losses allocated to such Unitholders under Section 4.1.B(3);

          (5) fifth, to the holders of any Trust Interests that are entitled to
              -----
              any preference in distribution in accordance with the rights of any such class of Trust Interests until each such Trust Interests have been allocated, on a cumulative basis pursuant to this clause
              (5), Net Income equal to the aggregate amount of distributions such holders have been entitled to receive (whether or not such holders have actually received such amounts) which are attributable to the preference of such class of Trust Interests (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

          (6) finally, with respect to Trust Interests that are not entitled to
              -------
              any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

          B.    Net Losses. After giving effect to the special allocations set
                ----------
forth in Section 1 of Exhibit B, Net Losses shall be allocated:
                      ---------

          (1) first, to the holders of Trust Interests, in proportion to their
              -----
              share of the Net Income previously allocated pursuant to Section 4.1.A(6), to the extent that any prior allocations of Net Income to such Unitholders pursuant to Section 4.1.A(6) exceed, on a cumulative basis, distributions with respect to such Trust Interests pursuant to clause (ii) of Section 3.1.B;

          (2) second, with respect to classes of Trust Interests that are not
              ------
              entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses
                                              --------
              shall not be allocated to any Unitholder pursuant to this Section 4.1.B(2) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Unitholders' Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Trust with respect to any deficit in its Capital Account pursuant to Section 11.3 and (ii) in the case of a Unitholder who also holds classes of Trust Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Unitholders' Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

          (3) third, with respect to classes of Trust Interests that are
              -----
              entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made; provided that Net Losses shall not
                                             -------- ----
              be allocated to any Unitholder pursuant to this Section 4.1.B(3) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Unitholders' Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Trust with respect to any deficit in its Capital Account pursuant to Section 11.3) at the end of such taxable year (or portion thereof);

          (4) fourth, to the Trustee in an amount equal to the excess of (a) the
              ------
              amount of the Trust Recourse Liabilities over (b) the Aggregate Protected Amount;

          (5) fifth, to and among the Protected Unitholders, in proportion to
              -----
              their respective Protected Amounts, until such time as the Protected Unitholders as a group have been allocated cumulative Net Losses pursuant to this clause (5) equal to the Aggregate Protected Amount; and

          (6) thereafter, to the Trustee.
              ----------

          C.    Allocation of Nonrecourse Debt. For purposes of Regulation
                ------------------------------
Section 1.752-3(a), the Unitholders agree that Nonrecourse Liabilities of the Trust in excess of the sum of (i) the amount of Trust Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Trustee by taking into account facts and circumstances relating to each Unitholder's respective interest in the profits of the Trust. For this purpose, the Trustee will have discretion in any fiscal year to allocate such excess Nonrecourse Liabilities among the Unitholders in any manner permitted under Code Section 752 and the Regulations thereunder.

          D.    Recapture Income. Any gain allocated to the Unitholders upon the
                ----------------
sale or other taxable disposition of any Trust asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit B, be characterized as Recapture Income in
   ---------
the same proportions and to the same extent as such Unitholders have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                                    ARTICLE 5

                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 5.1   Management
                   ----------

          A.    General. Except as otherwise expressly provided in this
                -------
Agreement, all management powers over the business and affairs of the Trust are and shall be exclusively vested in the Trustee, and no Unitholder (in its capacity as such) other than the holders of Class A-2 Units shall have any right to participate in or exercise control or management power over the business and affairs of the Trust. The Trustee may not be removed by the Unitholders other than the holders of Class A-2 Units with or without cause. In addition to the powers now or hereafter granted a trustee of a trust under applicable law or which are granted to the Trustee under any other provision of this Agreement, the Trustee, subject to Section 5.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Trust, to exercise all powers set forth in Article I, Section 4 of the Declaration of Trust hereof and to effectuate the purposes set forth in Article I, Section 4 of the Declaration of Trust, including, without limitation:

          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Trust to make distributions to its Unitholders in such amounts as are required under Section 3.1.E or will permit the Trustee (so long as the Trustee qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the Trustee to maintain REIT status (so long as the Trustee qualifies as a REIT), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Trust's assets) and the incurring of any obligations the Trustee deems necessary for the conduct of the activities of the Trust;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Trust;

          (3) the acquisition, disposition, sale, conveyance, contribution, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Trust (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Trust) or the merger or other combination of the Trust with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 5.3 hereof);

          (4) the use of the assets of the Trust (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Trustee, the Trust or any of the Trust's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Trustee, its Subsidiaries and the Trust's Subsidiaries) and the repayment of obligations of the Trust and its Subsidiaries and any other Person in which the Trust, the Trustee or any of the Trust's Subsidiaries has an equity investment and the making of capital contributions to their respective Subsidiaries;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Trust or any Subsidiary of the Trust or any Person in which the Trust has made a direct or indirect equity investment;

          (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Trustee considers useful or necessary to the conduct of the Trust's operations or the implementation of the Trustee's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Trust's assets;

          (7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Trust, and the use of the assets of the Trust (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the Trustee or the Trust, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Trust) and the repayment of obligations of the Trust, any of its Subsidiaries and any other Person in which it has an equity investment;

          (8) the distribution of Trust cash or other Trust assets in accordance with this Agreement;

          (9) the holding, managing, investing and reinvesting of cash and other assets of the Trust;

          (10)  the collection and receipt of revenues and income of the Trust;

          (11) the establishment of one or more divisions of the Trust, the selection, designation of powers, authorities, and duties and the dismissal of employees of the Trust, any division of the Trust, or the Trustee (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Trust, any division of the Trust, or the Trustee), and agents, outside attorneys, accountants, consultants and contractors of the Trustee, the Trust or any division of the Trust and the determination of their compensation and other terms of employment or hiring;

          (12) the maintenance of such insurance for the benefit of the Trust and the Unitholders as it deems necessary or appropriate;

          (13) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Trust or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as
                                                               --------
                long as the Trustee has determined to continue to qualify as a REIT, the Trust may not engage in any such formation, acquisition or contribution that would cause the Trustee to fail to qualify as a REIT;

          (14) the undertaking of any action in connection with the Trust's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Trust to such Person);

          (15) the control of any matters affecting the rights and obligations of the Trust, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Trust, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Trust in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (16) the determination of the fair market value of any Trust property distributed in kind, using such reasonable method of valuation as the Trustee may adopt;

          (17) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Trust;

          (18) the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Trust or any other Person in which the Trust has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

          (19) the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of any Person in which the Trust does not have any interest pursuant to contractual or other arrangements with such Person;

          (20) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Trustee for the accomplishment of any of the powers of the Trustee enumerated in this Agreement;

          (21) the distribution of cash to acquire Units held by a Unitholder other than the Trustee in connection with such Unitholder's exercise of its Redemption Right under Section 6.6; and

          (22) the acquisition of Units in exchange for cash, debt instruments, or other property.

          B.     No Approval By Unitholders other than the Trustee. Each of the
                 -------------------------------------------------
Unitholders agrees that the Trustee is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Trust without any further act, approval or vote of the Unitholders, notwithstanding any other provision of this Agreement (except as provided in Section 5.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the Trustee or the Trust of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Trustee of any duty that the Trustee may owe the Trust or the other Unitholders or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          C.     Insurance. At all times from and after the date hereof, the
                 ---------
Trustee may or may not, cause the Trust to obtain and maintain (i) casualty, liability and other insurance on the properties of the Trust, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the Trustee, in its sole and absolute discretion, determines to be necessary.

          D.     Working Capital and Other Reserves. At all times from and after
                 ----------------------------------
the date hereof, the Trustee may cause the Trust to establish and maintain working capital reserves and other similar cash accounts in such amounts as the Trustee, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Trust under Article 11.

          E. No Obligation to Consider Tax Consequences of other Unitholders. In
             ---------------------------------------------------------------
exercising its authority under this Agreement, the Trustee may, but shall be under no obligation to, take into account the tax consequences to any Unitholder (including the Trustee) of any action taken (or not taken) by any of them. Except as set forth in Exhibit D to this Agreement, the Trustee and the Trust
                       ---------
shall not have liability to a Unitholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with such decisions, provided that the Trustee has
                                              --------
acted in good faith and pursuant to its authority under this Agreement.

     Section 5.2   Declaration of Trust
                   --------------------

          The Trustee has previously filed the Declaration of Trust with the State Department of Assessments and Taxation of Maryland. To the extent that such action is determined by the Trustee to be reasonable, necessary or appropriate, the Trustee shall file amendments to and restatements of the Declaration of Trust and do all the things to maintain the Trust as a trust under the laws of the State of Maryland and each other state, the District of Columbia or other jurisdiction in which the Trust may elect to do business or own property. The Trustee shall not be required, before or after filing, to deliver or mail a copy of the Declaration of Trust or any amendment thereto to any Unitholder. The Trustee shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a trust in the State of Maryland and any other state, the District of Columbia or other jurisdiction in which the Trust may elect to do business or own property.

     Section 5.3   Restrictions on Trustee's Authority
                   -----------------------------------

          A. Amendment Required. The Trustee may not take any action in
             ------------------
contravention of any express prohibition or limitation of this Agreement without an amendment of such provision adopted in accordance with Article 12 hereof and the Act.

          B. Sale or Transfer of All Assets of the Trust. The Trustee may not,
             -------------------------------------------
directly or indirectly, cause the Trust to sell, exchange, transfer or otherwise dispose of all or substantially all of the Trust's assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), or other combination with any other Persons) except as follows: (i) if the transaction is pursuant to a dissolution and liquidation of the Trust in accordance with Article 11; (ii) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under Section 9.2.B hereof and is approved by the Unitholders holding at least a majority of the then outstanding Units entitled to vote thereon (including any Class A-2 Units held by the Trustee), or (iii) otherwise, if such merger, sale or other transaction is approved by the Unitholders holding at least a majority of the then outstanding Class A-1 Units.

          C. Termination of Election to Be Treated as a Partnership. Prior to
             ------------------------------------------------------
January 1, 2043, revocation of (or any action that would have the effect of revoking or terminating) the election by the Trust pursuant to Regulation
Section 301.7701-3(c) to be treated as a "partnership" for federal income tax purposes shall be treated as a liquidation of the Trust and shall be permitted only if the requisite vote, notice and absence of objection provided for in either Section 11.1(i) or Section 11.1(ii), as applicable, have been satisfied.

     Section 5.4   Reimbursement of the Trustee
                   ----------------------------

          A. No Compensation. Except as provided in this Section 5.4 and
             ---------------
elsewhere in this Agreement (including the provisions of Articles 3 and 4 regarding distributions, payments, and allocations to which it may be entitled), the Trustee shall not be compensated for its services as trustee of the Trust.

          B. Responsibility for Trust and Trustee Expenses. The Trust shall be
             ---------------------------------------------
responsible for and shall pay all expenses relating to the Trust's organization, the ownership of its assets and its operations (including, without limitation, all expenses related to or incurred in connection with the Merger Agreement). The Trustee shall be reimbursed on a monthly basis, or such other basis as the Trustee may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Trust (including, without limitation, expenses related to or resulting from the operations of the Trustee and to the management and administration of any Subsidiaries of the Trustee or the Trust or Affiliates of the Trust, such as auditing expenses and filing fees); provided that (i) the amount of any such
                                    -------- ----
reimbursement shall be reduced by (x) any interest earned by the Trustee with respect to bank accounts or other instruments or accounts held by it on behalf of the Trust as permitted in Section 5.5.A (which interest is considered to belong to the Trust and shall be paid over to the Trust to the extent not applied to reimburse the Trustee for expenses hereunder); and (y) any amount derived by the Trustee from any investments permitted in Section 5.5.A, (ii) the Trust shall not be responsible for any taxes that the Trustee would not have been required to pay if it qualified as a REIT for federal income tax purposes or any taxes imposed on the Trustee by reason of its failure to distribute to its shareholders an amount equal to its taxable income; (iii) the Trust shall not be responsible for expenses or liabilities incurred by the Trustee in connection with any business or assets of the Trustee other than its ownership of Trust Interests or operation of the business of the Trust or ownership of interests in Qualified REIT Subsidiaries or limited liability companies to the extent permitted in Section 5.5.A; and (iv) the Trust shall not be responsible for any expenses or liabilities of the Trustee that are excluded from the scope of the indemnification provisions of Section 5.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. The Trustee shall determine in good faith the amount of expenses incurred by it related to the ownership of Trust Interests and operation of, or for the benefit of, the Trust. If certain expenses are incurred that are related both to the ownership of Trust Interests or operation of, or for the benefit of, the Trust and to the ownership of other assets (other than Qualified REIT Subsidiaries or limited liability companies as permitted under Section 5.7.A) or the operation of other businesses, such expenses will be allocated to the Trust and such other entities (including the Trustee) owning such other assets or businesses in such a manner as the Trustee in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Trustee pursuant to Section 8.3.C and as a result of indemnification pursuant to Section 5.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Trust incurred on its behalf, and not as expenses of the Trustee.

          C. Trust Interest Issuance Expenses. The Trustee shall also be
             --------------------------------
reimbursed for all expenses it incurs relating to any issuance of Trust Interests, Shares, Debt of the Trust or Funding Debt or rights, options, warrants or convertible or exchangeable securities pursuant to Article 2 (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Unitholders to constitute expenses of, and for the benefit of, the Trust.

          D. Purchases of Shares by the Trustee. If the Parent REIT exercises
             ----------------------------------
its rights under the Trustee Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the Parent REIT, any employee equity purchase plan adopted by the Parent REIT or any similar obligation or arrangement undertaken by the Parent REIT in the future, the purchase price paid by the Parent REIT for those Shares and any other expenses incurred by the Parent REIT in connection with such purchase shall be considered expenses of the Trust and shall be reimbursable to the Parent REIT, subject to the conditions that: (i) if those Shares subsequently are to be sold by the Parent REIT, the Parent REIT shall pay to the Trust any proceeds received by the Parent REIT for those Shares (provided
                                                                        --------
that a transfer of Shares for Units pursuant to Section 6.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the Parent REIT within thirty (30) days after the purchase thereof, the Parent REIT shall cause the Trust to cancel a number of Units (rounded to the nearest whole Unit) held by the Parent REIT equal to (x) in the case of Common Shares, the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, and (y) in the case of any other Shares, the number of such Shares, which Units shall be treated as having been redeemed by the Trust for the payment made by the Trust to the Parent REIT with respect to the corresponding Shares.

          E. Reimbursement Not a Distribution. If and to the extent any
             --------------------------------
reimbursement made pursuant to this Section 5.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Trust, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Trust and all Unitholders and shall not be treated as a distribution for purposes of computing the Unitholders' Capital Accounts.

          F. Funding Acquisitions. In the event that the Trustee shall undertake
             --------------------
to acquire (whether by merger, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Trustee (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Trust shall advance to the Trustee the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Trustee through an issuance of Shares described in Section 2.2,
(ii) the Trustee shall immediately, upon consummation of such acquisition, transfer to the Trust (or cause to be transferred to the Trust), in full and complete satisfaction of such advance and as required by Section 5.5, the assets or equity interests of such Person acquired by the Trustee in such acquisition, and (iii) pursuant to and in accordance with Section 2.2, the Trust shall issue to the Trustee Trust Interests and/or rights, options, warrants or convertible or exchangeable securities of the Trust having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Trustee in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the Trustee engages in a transaction in which (x) the Trustee (or a wholly owned direct or indirect Subsidiary of the Trustee) merges with another entity (referred to as the "Parent Entity") that is organized in the "UPREIT format" (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an "Operating Entity")) and the Trustee survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Trust in exchange in whole or in part for Trust Interests, and (z) the Trustee is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Trust shall distribute to the Trustee with respect to its existing Trust Interest an amount of cash sufficient to complete such transaction and the Trustee shall cause the Trust to cancel a number of Units (rounded to the nearest whole number) held by the Trust equal to the product attained by multiplying the number of additional Shares of the Trust that the Trust would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

    Section 5.5  Outside Activities of the Trustee
                 ---------------------------------

          A. General. Without the approval of the holders of at least a majority
             -------
of the Class A-1 Units outstanding and entitled to vote thereon, the Trustee shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Trust Interests as Trustee or Unitholder and the management of the business of the Trust and such activities as are incidental thereto. Without the approval of the holders of at least a majority of the Class A-1 Units outstanding and entitled to vote thereon, the assets of the Parent REIT shall be limited to Trust Interests and permitted debt obligations of the Trust (as contemplated by Section 5.5.E), so that Shares and Units are completely fungible except as otherwise specifically provided herein; provided that the Trustee shall be permitted to hold such bank
                 -------- ----
accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the
                                  -------- ----
Trust to permit the Trustee to carry out its responsibilities under this Agreement shall be considered to belong to the Trust and the interest earned thereon shall, subject to Section 5.4.B, be applied for the benefit of the Trust); and, provided further that, the Parent REIT shall be permitted to
             -------- -------
acquire, directly or
through one or more Qualified REIT Subsidiaries or limited liability companies, Qualified Assets. The Parent REIT and any of its Affiliates may acquire Trust Interests and shall be entitled to exercise all rights of a Unitholder relating to such Trust Interests.

          B. Forfeiture of Shares. If the Trust or the Parent REIT acquires
             --------------------
Shares as a result of the forfeiture of such Shares under a restricted share, share bonus or other similar share plan, then the Trustee shall cause the Trust to cancel that number of Units equal to the number of Shares so acquired, and, if the Trust acquired such Shares, it shall transfer such Shares to the Trustee for cancellation.

          C. Issuances of Shares and Other Securities. After the Effective Date,
             ----------------------------------------
the Trustee or Parent REIT shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 6.6 hereof, pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), or in connection with any acquisition permitted by Section 5.5.A hereof of Qualified Assets, other equity securities of the Trustee, New Securities or Convertible Funding Debt unless (i) the Trustee shall cause, pursuant to Section 2.2.A hereof, the Trust to issue to the Trustee Trust Interests or rights, options, warrants or convertible or exchangeable securities of the Trust having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the Trustee transfers to the Trust, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the Parent REIT is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the Trustee is expressly authorized, pursuant to Section 2.2.A hereof, to cause the Trust to issue to the Trustee corresponding Trust Interests, as long as (a) the Trustee concludes in good faith that such issuance is in the interests of the Trustee and the Trust (for example, and not by way of limitation, the issuance of Shares and corresponding Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the Trustee transfers all proceeds from any such issuance or exercise to the Trust as an additional Capital Contribution.

          D. Share Option Plan. If at any time or from time to time, the Trustee
             -----------------
sells Shares pursuant to any Share Option Plan, the Trustee shall transfer the net proceeds of the sale of such Shares to the Trust as an additional Capital Contribution in exchange for an amount of additional Units equal to the number of Shares so sold divided by the Conversion Factor.

          E. Funding Debt. The Trustee or the Parent REIT may incur a Funding
             ------------
Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities ("Convertible Funding Debt"), subject to the condition that the Trustee or the Parent REIT, as the case may be, lend to the Trust the net proceeds of such Funding Debt; provided
                                                                      --------
that Convertible Funding Debt shall be issued pursuant to Section 5.5.C
----
above; and, provided further that, the Trustee or the Parent REIT shall not be
            -------- -------
obligated to lend the net proceeds of any Funding Debt to the Trust in a manner that would be inconsistent with the Parent REIT's ability to remain qualified as a REIT as long as the Parent REIT has determined to continue to qualify as a REIT. If the Trustee or the Parent REIT enters into any Funding Debt, the loan to the Trust shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

     Section 5.6 Transactions with Affiliates
                 ----------------------------

          A. Transaction with Certain Affiliates. Except as expressly permitted
             -----------------------------------
by this Agreement, the Trust shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Unitholder (other than the Trustee) or any Affiliate of the Trust or the Trustee that is not also a Subsidiary of the Trust, except pursuant to transactions that are determined by the Trustee in good faith, which determination shall be conclusive, to be on terms that are fair and reasonable and no less favorable to the Trust than would be obtained from an unaffiliated third party or that comply with the provisions of Section 2-419 of the Maryland General Corporation Law.

          B. Conflict Avoidance. The Trustee is expressly authorized to enter
             ------------------
into, in the name and on behalf of the Trust, a noncompetition arrangement, right of first opportunity arrangement and/or other conflict avoidance agreements with various Affiliates of the Trust and Trustee on such terms as the Trustee, in its sole and absolute discretion, believes are advisable.

          C. Benefit Plans. The Trustee in its sole and absolute discretion and
             -------------
without the approval of the other Unitholders, may propose and adopt on behalf of the Trust employee benefit plans funded by the Trust for the benefit of employees of the Trustee, the Trust, or Subsidiaries of the Trust.

     Section 5.7 Indemnification
                 ---------------

          A. General. The Trust shall indemnify each Indemnitee to the fullest
             -------
extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Trust or the Trustee or the operation of, or the ownership of property by, the Trust or the Trustee as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:
(i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 5.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Trust, and any insurance proceeds from the liability policy covering the Trustee and any Indemnitee, and neither the Trustee nor any other Unitholder shall have any obligation to contribute to the capital of the Trust or otherwise provide funds to enable the Trust to fund its obligations under this Section 5.7.

          B. Advancement of Expenses. Reasonable expenses expected to be
             -----------------------
incurred by an Indemnitee may be paid or reimbursed by the Trust in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Trust of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized in Section 5.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          C. No Limitation of Rights. The indemnification provided by this
             -----------------------
Section 5.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Unitholders, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

          D. Insurance. The Trust may purchase and maintain insurance on behalf
             ---------
of the Indemnitees and such other Persons as the Trustee shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Trust's activities, regardless of whether the Trust would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          E. Benefit Plan Fiduciary. For purposes of this Section 5.7, (i)
             ----------------------
excise taxes assessed on an Indemnitee, or for which the Indemnitee is otherwise found liable, with respect to a Plan pursuant to applicable law shall constitute fines within the meaning of this Section 5.7, and (ii) actions taken or omitted by the Indemnitee with respect to a Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

          F. No Personal Liability for Unitholders. In no event may an
             -------------------------------------
Indemnitee subject any of the Unitholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

          G. Interested Transactions. An Indemnitee shall not be denied
             -----------------------
indemnification in whole or in part under this Section 5.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          H. Benefit. The provisions of this Section 5.7 are for the benefit of
             -------
the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 5.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Trust's liability to any Indemnitee under this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          I. Indemnification Payments Not Distribution. If and to the extent any
             -----------------------------------------
payments to the Trustee pursuant to this Section 5.7 constitute gross income to the Trustee (as opposed to the repayment of advances made on behalf of the Trust), such amounts shall constitute guaranteed payments within the meaning of
Section 707(c) of the Code, shall be treated consistently therewith by the Trust and all Unitholders, and shall not be treated as distributions for purposes of computing the Unitholders' Capital Accounts.

          J. Exception to Indemnification. Notwithstanding anything to the
             ----------------------------
contrary in this Agreement, the Trustee shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Trustee is obligated to indemnify the Trust under any other agreement between the Trustee and the Trust.

     Section 5.8 Liability of the Trustee
                 ------------------------

          A. General. To the maximum extent that Maryland law in effect from
             -------
time to time permits limitation of the liability of trustees of a real estate investment trust, the Trustee shall not be liable to the Trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 5.8.A, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 5.8.A, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Unitholder, the Trustee shall not be liable to the Trust or to any Unitholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          B. No Obligation to Consider Separate Interests of other Unitholders.
             -----------------------------------------------------------------
The Unitholders (including the Trustee to the extent that its Trust Interest is not in its capacity as Trustee) expressly acknowledge that the Trustee is acting on behalf of the Trust and the Trustee's shareholders collectively, that the Trustee is under no obligation to consider the separate interests of the other Unitholders (including, without limitation, the tax consequences to the other Unitholders) in deciding whether to cause the Trust to take (or decline to take) any actions, and that the Trustee shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Unitholders in connection with such decisions except as set forth in Exhibit D, unless the Trustee acted in bad faith and the act or omission was
---------
material to the matter giving rise to the loss, liability or benefit not derived.

          C. Actions of Agents. Subject to its obligations and duties as Trustee
             -----------------
set forth in Section 5.1.A, the Trustee may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Trustee shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Trustee in good faith.

          D. Effects of Amendment. Notwithstanding any other provision contained
             --------------------
herein, any amendment, modification or repeal of this Section 5.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Trustee's liability to the Trust and the other Unitholders under this Section 5.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 5.9 Other Matters Concerning the Trustee
                 ------------------------------------

          A. Reliance on Documents. The Trustee may rely and shall be protected
             ---------------------
in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          B. Reliance on Advisors. The Trustee may consult with legal counsel,
             --------------------
accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Trustee reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          C. Action Through Agents. The Trustee shall have the right, in respect
             ---------------------
of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Trustee in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Trustee hereunder.

          D. Actions to Maintain REIT Status or Avoid Taxation of Parent REIT.
             ----------------------------------------------------------------
Notwithstanding any other provisions of this Agreement or the Act, any action of the Trustee on behalf of the Trust or any decision of the Trustee to refrain from acting on behalf of the Trust, undertaken in the good faith belief that such action or omission is necessary or advisable in order

(i) to protect the ability of the Parent REIT to continue to qualify as a REIT so long as the Parent REIT has determined to continue to qualify as a REIT or
(ii) to allow the Parent REIT to avoid incurring liability for any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement, and is deemed approved by all of the Unitholders other than the Trustee.

     Section 5.10 Title to Trust Assets
                  ---------------------

          Title to Trust assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Trust as an entity, and no other Unitholder, individually or collectively, shall have any ownership interest in such Trust assets or any portion thereof. Title to any or all of the Trust assets may be held in the name of the Trust, the Trustee or one or more nominees, as the Trustee may determine, including Affiliates of the Trustee. The Trustee hereby declares and warrants that any Trust assets for which legal title is held in the name of the Trustee or any nominee or Affiliate of the Trustee shall be held by such Person for the use and benefit of the Trust in accordance with the provisions of this Agreement. All Trust assets shall be recorded as the property of the Trust in its books and records, irrespective of the name in which legal title to such Trust assets is held.

     Section 5.11 Reliance by Third Parties
                  -------------------------

          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Trust shall be entitled to assume that the Trustee has full power and authority, without consent or approval of any other Unitholder or Person, to encumber, sell or otherwise use in any manner any and all assets of the Trust and to enter into any contracts on behalf of the Trust, and take any and all actions on behalf of the Trust and such Person shall be entitled to deal with the Trustee as if the Trustee were the Trust's sole party in interest, both legally and beneficially. Each Unitholder hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Trustee in connection with any such dealing. In no event shall any Person dealing with the Trustee or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Trustee or its representatives. Each and every certificate, document or other instrument executed on behalf of the Trust by the Trustee or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Trust and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Trust.

                                   ARTICLE 6

                      RIGHTS AND OBLIGATIONS OF UNITHOLDERS

     Section 6.1 Limitation of Liability
                 -----------------------

          The Unitholders other than the Trustee in its capacity as Trustee shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 8.5 and Section 11.3, or under the Act.

     Section 6.2 Management of Business
                 ----------------------

          No Unitholder (other than the Trustee, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Trustee, the Trust or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Trust's business, transact any business in the Trust's name or have the power to sign documents for or otherwise bind the Trust. The transaction of any such business by the Trustee, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Trustee, the Trust or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Unitholders (excluding the Trustee) under this Agreement.

     Section 6.3 Outside Activities of Unitholders
                 ---------------------------------

          Subject to Section 5.5 hereof, and subject to any agreements entered into pursuant to Section 5.6.B hereof and any other agreements entered into by a Unitholder other than the Trustee or its Affiliates with the Trust or a Subsidiary, any Unitholder other than the Trustee and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Unitholder other than the Trustee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Trust, including business interests and activities that are in direct competition with the Trust or that are enhanced by the activities of the Trust. Neither the Trust nor any Unitholders shall have any rights by virtue of this Agreement in any business ventures of any other Unitholder. None of the Unitholders (other than the Trustee) nor any other Person shall have any rights by virtue of this Agreement or the Trust relationship established hereby in any business ventures of any other Person (other than the Trustee to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Trust, any Unitholder or any such other Person, even if such opportunity is of a character which, if presented to the Trust, any Unitholder or such other Person, could be taken by such Person.

     Section 6.4 Return of Capital
                 -----------------

          Except pursuant to the right of redemption set forth in Section 6.6, and except in accordance with the terms of any Preferred Units, no Unitholder shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Trust as provided herein. No Unitholder shall have priority over any other Unitholder either as to the return of Capital Contributions (except as permitted by Article 2 of the Declaration of Trust) or, as to profits, losses, distributions or credits (except to the extent provided by Article IV or Exhibit B or as otherwise
                                                ---------
expressly provided in this Agreement).

     Section 6.5 Rights of Unitholders Relating to the Trust
                 -------------------------------------------

          A. General. In addition to other rights provided by this Agreement or
             -------
by the Act, and except as limited by Section 6.5.E, each Unitholder shall have the right, upon written demand:

          (1) to obtain a copy of the Trust's federal, state and local income tax returns for each fiscal year;

          (2) to obtain a copy of the Trust's bylaws, minutes of proceedings of the holders of the Trust's shares of beneficial interest, an annual report of operations prepared in general conformity with
               Section 8-401 of the Act, and any voting trust agreement on file at the Trust's principal office; and

          (3) to obtain a copy of the Declaration of Trust and all amendments thereto.

          In addition, any Unitholder that is a holder of 5% or more of the outstanding Class A-1 Units shall have the right, upon written demand, to obtain a current list of the name and last known business, residence or mailing address of each Unitholder and to obtain such financial and other information to which 5% stockholders of a Maryland corporation are entitled under Section 2-513 of the Maryland General Corporation Law.

          B. Notice of Conversion Factor. The Trust shall notify each
             ---------------------------
Unitholder, upon request, of the then current Conversion Factor and any changes that have been made thereto.

          C. Notice of Extraordinary Transactions of the Parent REIT. The Parent
             -------------------------------------------------------
REIT shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), or other combination with or into another Person, a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Unitholders of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before consummation of such merger, sale or other extraordinary transaction); provided, however, that the Trustee, in its
                                  --------  -------
sole discretion, may shorten the required notice period of not less than twenty
(20) business days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 6.5.C.) to a period of not less than ten
(10) Business Days (thereby continuing to afford the holders of Units the opportunity to redeem Units under Section 6.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the Parent REIT will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the Parent REIT immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the Parent REIT immediately prior to the merger transaction, voting securities of the Parent REIT representing not less than fifty one percent (51%) of the total combined voting power of all outstanding voting securities of the Parent REIT after such merger, and (iii) in the event that in connection with such merger transaction the Trust will merge with another entity, the Trust will be the surviving entity in such merger. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires the approval by the holders of at least a majority of the Class A-1 Units or (ii) to require the approval on the part of any one or more of the Unitholders to a transaction that does not otherwise require such approval under this Agreement. Parent REIT shall not be required to provide notice pursuant hereto in advance of public disclosure of the transaction giving rise to the requirement therefor, but Parent REIT shall not establish a record date related thereto (or if no record date is applicable, a date for consummation of such merger, sale or other extraordinary transaction) until at least twenty (20) Business Days after the date of notice pursuant hereto unless the proviso in the first sentence is applicable, in which case ten (10) Business Days shall be substituted therefor. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.5.

          D. Agreement Among Unitholders. The Unitholders agree that the
             ---------------------------
provisions of this Annex A are intended to operate both as provisions of the Declaration of Trust and in the nature of a shareholders agreement among each of the Unitholders, and that if one or more provisions is declared not to be an enforceable provision within a declaration of trust under the Act, the provisions shall nonetheless be fully binding on all Unitholders pursuant to the agreement among unitholders.

          E. Confidentiality. Notwithstanding any other provision of this
             ---------------
Section 6.5, the Trustee may keep confidential from the Unitholder, for such period of time as the Trustee determines in its sole and absolute discretion to be reasonable, any information that (i) the Trustee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Trustee in good faith believes is not in the best interests of the Trust or could damage the Trust or its business or (ii) the Trust is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 6.6 Redemption Right
                 ----------------

          A. General. (i) Subject to Section 6.6.C, at any time on or after the
             -------
first anniversary date of the issuance of a Common Unit to a Unitholder pursuant to the Declaration of Trust (which one-year period shall commence upon the issuance of such Unit regardless of whether such Unit is designated upon issuance as a Class A-1 Unit or a Class B Unit and shall include the period of time from the date such Unit is issued to such Unitholder as a Class B Unit until the date such Unit is converted automatically to a Class A-1 Unit pursuant to Section 2.2.C hereof), or on or after such date prior to the expiration of such one-year period as the Trustee, in its sole and absolute discretion, designates with respect to any or all Class A-1 Units then outstanding, the holder of a Class A-1 Unit (if other than any Trustee Related Party) shall have the right (the "Redemption Right") to require the Trust to
                                  ----------------
redeem such Class A Unit, from funds legally available therefor, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Trust (subject to the Trustee's right to pay such redemption price in Shares pursuant to Section 6.6.B). Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Trust (with a copy to the Trustee) by the Unitholder who is exercising the Redemption Right (the "Redeeming Unitholder"). A
                                             --------------------
Unitholder other than the Trustee may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Class A-1 Units that it owns, as selected by such Unitholder, provided that a
                                                              --------
Unitholder may not exercise the Redemption Right for less than one thousand (1,000) Class A-1 Units unless such Redeeming Unitholder then holds less than one thousand (1,000) Class A-1 Units, in which event such Redeeming Unitholder must exercise the Redemption Right for all of the Class A-1 Units held by such Redeeming Unitholder, and provided further that, with respect to a Unitholder
                          ----------------
which is an entity, such Unitholder may exercise the Redemption Right for less than one thousand (1,000) Class A-1 Units without regard to whether or not such Unitholder is exercising the Redemption Right for all of the Class A-1 Units held by such Unitholder as long as such Unitholder is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners' interests in such Unitholder. Notwithstanding any limitation in the first sentence hereof, the Redemption Right with respect to all Class A-1 Units issued in connection with the merger of Charles E. Smith Residential Realty L.P. into the Trust shall be exercisable immediately on the issuance of such Class A-1 Units without limitation.

             (ii) The Redeeming Unitholder shall have no right with respect to any Class A-1 Units so redeemed to receive any distributions paid after the Specified Redemption Date with respect to such Class A-1 Units.

             (iii) If the Parent REIT provides notice to the Unitholders (excluding the Trustee), pursuant to Section 6.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Units have been outstanding for any specified period, during the period commencing on the date on which the Parent REIT provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before the consummation of such merger, sale or other extraordinary transaction). If this subparagraph
(iii) applies, the Specified Redemption Date is the date on which the Trust and the Trustee receive notice of exercise of the Redemption Right, rather than ten
(10) Business Days after receipt of the notice of redemption.

          B. Trustee Assumption of Right. (i) If a Unitholder other than the
             ---------------------------
Trustee has delivered a Notice of Redemption, the Trustee may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Trustee Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Unitholder either the Cash Amount or the Shares Amount, as the Trustee determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form
                     --------
of Shares shall be in Shares registered for resale under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded and the issuance of Shares upon redemption shall be registered under the Securities Act or, at the election of the Trustee, resale of the Common Shares issued upon redemption shall be registered (so long as the Redeeming Unitholder provides all information required for such registration) and, provided further
                                                              -------- -------
that, if the Shares are not Publicly Traded at the time a Redeeming Unitholder exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Unitholder, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount, on the Specified Redemption Date, whereupon the Trustee shall acquire the Units offered for redemption by the Redeeming Unitholder and shall be treated for all purposes of this Agreement as the owner of such Units. Unless the Trustee, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the Trustee shall not have any obligation to the Redeeming Unitholder or to the Trust with respect to the Redeeming Unitholder's exercise of the Redemption Right. If the Trustee shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 6.6.B and shall fully perform its obligations in connection therewith, the Trust shall have no right or obligation to pay any amount to the Redeeming Unitholder with respect to such Redeeming Unitholder's exercise of the Redemption Right, and each of the Redeeming Unitholder, the Trust and the Trustee shall, for federal income tax purposes, treat the transaction between the Trustee and the Redeeming Unitholder as a sale of the Redeeming Unitholder's Units to the Trustee. Nothing contained in this Section 6.6.B shall imply any right of the Trustee to require any Unitholder to exercise the Redemption Right afforded to such Unitholder pursuant to Section 6.6.A.

              (ii) If the Trustee determines to pay the Redeeming Unitholder the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Unitholder in exchange for the Redeeming Unitholder's Class A Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Unitholder shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the Trustee determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Unitholder.

              (iii) Each Redeeming Unitholder agrees to execute such documents as the Trustee may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

              (iv) Any Shares issued in accordance with this Section 6.6.B will be duly and validly authorized and will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

          C.  Exception to Exercise of the Redemption Right. Notwithstanding the
              ---------------------------------------------
provisions of Sections 6.6.A and 6.6.B, a Unitholder shall not be entitled to exercise the Redemption Right pursuant to Section 6.6.A if (but only as long as) the delivery of Shares to such Unitholder on the Specified Redemption Date (i) would be prohibited under those portions of the Trustee Declaration of Trust relating to restrictions on ownership and transfer of Shares or

(ii) would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Trustee would in fact assume and satisfy the Redemption Right).

          D. No Liens on Units Delivered for Redemption. Each Unitholder
             ------------------------------------------
covenants and agrees with the Trustee that all Class A Units delivered for redemption shall be delivered to the Trust or the Trustee, as the case may be, free and clear of all liens, claims and encumbrances; and, notwithstanding anything contained herein to the contrary, neither the Trustee nor the Trust shall be under any obligation to acquire Class A Units which are or may be subject to any liens, claims or encumbrances. Each Unitholder further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Class A Units to the Trust or the Trustee, such Unitholder shall assume and pay such transfer tax.

          E. Additional Trust Interests; Modification of Holding Period. If the
             ----------------------------------------------------------
Trust issues Trust Interests to any Unitholder pursuant to Article 2, the Trustee may provide for any restrictions on the exercise of the Redemption Right with respect to such Trust Interests as it deems appropriate, in its sole and absolute discretion, provided that no such restrictions shall materially
                     --------
adversely affect the rights of any other Unitholder to exercise its Redemption Rights without that Unitholder's prior written consent. In addition, the Trustee may, with respect to any holder or holders of Units, at any time and from time to time, as it shall determine in its sole discretion, reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right.

                                   ARTICLE 7

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 7.1   Records and Accounting
                   ----------------------

          The Trustee shall keep or cause to be kept at the principal office of the Trust those records and documents required to be maintained by the Act and other books and records deemed by the Trustee to be appropriate with respect to the Trust's business, including, without limitation, all books and records necessary to provide to the Unitholders any information, lists and copies of documents required to be provided pursuant to Section 7.3 hereof. Any records maintained by or on behalf of the Trust in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records
                                                       -------- ----
so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Trust shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the Trustee determines to be necessary or appropriate.

     Section 7.2   Fiscal Year
                   -----------

          The fiscal year of the Trust shall be the calendar year.

     Section 7.3   Reports
                   -------

          A. Annual Reports. As soon as practicable, but in no event later than
             --------------
the date on which the Parent REIT mails its annual report to its shareholders, the Parent REIT shall cause to be mailed to each Unitholder an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Trust, or of the Parent REIT if such statements are prepared solely on a consolidated basis with the Trust, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Parent REIT.

          B. Quarterly Reports. If and to the extent that the Parent REIT mails
             -----------------
quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Parent REIT shall cause to be mailed to each Unitholder a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Trust, or of the Parent REIT if such statements are prepared solely on a consolidated basis with the Trust, and such other information as may be required by applicable law or regulation, or as the Trustee determines to be appropriate.

          C. Parent REIT Communications to Equity Holders. The Trustee shall use
             --------------------------------------------
commercially reasonable efforts to cause to be mailed to each Unitholder a copy of each written report, proxy statement or other communication sent to holders of Shares. Such materials will be sent to each Unitholder on the same date on which they are first sent to holders of Shares.

                                   ARTICLE 8

                                   TAX MATTERS

     Section 8.1   Preparation of Tax Returns
                   --------------------------

          The Trustee shall arrange for the preparation and timely filing of all returns of Trust income, gains, deductions, losses and other items required of the Trust for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes.

     Section 8.2   Tax Elections
                   -------------

          Except as otherwise provided herein, the Trustee shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Trustee shall make the
                      --------  -------
election under Section 754 of the Code in accordance with applicable regulations thereunder and the Trustee shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the
Code) upon the Trustee's determination in its sole and absolute discretion that such revocation is in the best interests of the Unitholders; provided, however,
                                                             -----------------
that the Trust shall not affirmatively revoke its
----
election to be treated as a "partnership" for federal income tax prior to January 1, 2044 except as permitted under Section 5.3.C.

     Section 8.3   Tax Matters Partner
                   -------------------

          A.   General. The Trustee shall be the "tax matters partner" of the
               -------
Trust for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Trust, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Unitholders; provided, however, that such information is provided
                            --------  -------
to the Trust by the Unitholders.

          B.   Powers. The tax matters partner is authorized, but not required:
               ------

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Trust items required to be taken into account by a Unitholder for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Unitholders, except that such settlement agreement shall not bind any Unitholder (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

          (2) in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Unitholder for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Trust's principal place of business is located;

          (3) to intervene in any action brought by any other Unitholder for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Unitholder for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Unitholders of the Trust in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Trustee set forth in Section 5.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

          C. Reimbursement. The tax matters partner shall receive no
             -------------
compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Trust. Nothing herein shall be construed to restrict the Trust from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Trust for such services is reasonable.

     Section 8.4   Organizational Expenses
                   -----------------------

          The Trust shall elect to deduct expenses, if any, incurred by it in organizing the Trust ratably over a sixty (60) month period as provided in
Section 709 of the Code.

     Section 8.5   Withholding
                   -----------

          Each Unitholder hereby authorizes the Trust to withhold from or pay on behalf of or with respect to such Unitholder any amount of federal, state, local, or foreign taxes that the Trustee determines that the Trust is required to withhold or pay with respect to any amount distributable or allocable to such Unitholder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Trust pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Unitholder shall constitute a loan by the Trust to such Unitholder, which loan shall be repaid by such Unitholder within fifteen (15) days after notice from the Trustee that such payment must be made unless (i) the Trust withholds such payment from a distribution which would otherwise be made to the Unitholder or
(ii) the Trustee determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Trust which would, but for such payment, be distributed to the Unitholder. Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Unitholder. Each Unitholder hereby unconditionally and irrevocably grants to the Trust a security interest in such Unitholder's Trust Interest to secure such Unitholder's obligation to pay to the Trust any amounts required to be paid pursuant to this Section 8.5. In the event that a Unitholder fails to pay any amounts owed to the Trust pursuant to this Section 8.5 when due, the Trustee may, in its sole and absolute discretion, elect to make the payment to the Trust on behalf of such defaulting Unitholder, and in such event shall be deemed to have loaned such amount to such defaulting Unitholder and shall succeed to all rights and remedies of the Trust as against such defaulting Unitholder. Without limitation, in such event the Trustee shall have the right to receive distributions that would otherwise be distributable to such defaulting Unitholder until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Trustee shall be treated as having been distributed to the defaulting Unitholder and immediately paid by the defaulting Unitholder to the Trustee in repayment of such loan. Any amounts payable by a Unitholder hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage
                                   -------------------
points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Unitholder shall take such actions as the Trust or the Trustee shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 9

                            TRANSFERS AND WITHDRAWALS

     Section 9.1   Transfer
                   --------

          A. Definition. The term "transfer," when used in this Article 9 with
             ----------
respect to a Trust Interest or Unit, shall be deemed to refer to a transaction by which the Trustee purports to assign all or any part of its Trust Interest to another Person or by which a Unitholder purports to assign all or any part of its Trust Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 9 does not include any redemption of Units by a Unitholder or acquisition of Units from a Unitholder by the Trustee pursuant to Section 6.6 or otherwise. No part of the interest of a Unitholder shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or as required by law.

          B. General. No Trust Interest shall be transferred, in whole or in
             -------
part, except in accordance with the terms and conditions set forth in this
Article 9. Any transfer or purported transfer of a Trust Interest not made in accordance with this Article 9 shall be null and void.

     Section 9.2   Transfer of Trustee's Trust Interest
                   ------------------------------------

          A. General. Except for transfers of Units to the Trust as provided in
             -------
Section 5.5 or Section 6.6, the Trustee may not transfer any of its Trust Interest except in connection with a transaction described in Section 9.2.B or as otherwise expressly permitted under this

Agreement, nor shall the Trustee withdraw as the Trustee except in connection with a transaction described in Section 9.2.B.

          B. Specific Transaction Prohibited. The Parent REIT shall not engage
             -------------------------------
in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless (i) the Termination
                       -----------------------
Transaction has been approved by the Unitholders holding at least a majority of the then outstanding Units (including any Units held by the Trustee), (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Units, and (iii) in connection with such termination transaction all Unitholders either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of Shares corresponding to such Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that if, in connection with the Termination Transaction, a
             -------- ----
purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding common shares of beneficial interest (or other comparable equity interest) of the Parent REIT, each holder of Units shall receive, or shall have the right to elect to receive without any right of approval set forth above in this subsection B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. The Trustee shall not enter into an agreement or other arrangement providing for or facilitating the creation of a Parent REIT other than the Trustee, unless the successor Parent REIT executes and delivers a counterpart to this Agreement in which such Parent REIT successor agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a Parent REIT.

     Section 9.3   Unitholders' Rights to Transfer
                   -------------------------------

          A. General. Except to the extent expressly permitted in Sections 9.3.B
             -------
and 9.3.C or in connection with the exercise of a Redemption Right pursuant to
Section 6.6, a Unitholder may not transfer all or any portion of its Trust Interest, or any of such Unitholder's rights as a Unitholder, without the prior written consent of the Trustee, which consent may be withheld in the Trustee's sole and absolute discretion. Any transfer otherwise permitted under Sections 9.3.B and 9.3.C shall be subject to the conditions set forth in Section 9.3.D, 9.3.E and 9.3.F, and all permitted transfers shall be subject to Section 9.4.

          B. Incapacitated Unitholders. If a Unitholder is subject to
             -------------------------
Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Unitholder's estate shall have all the rights of a Unitholder, but not more rights than those enjoyed by other Unitholders, for the purpose of settling or managing the estate and such power as the Incapacitated Unitholder possessed to transfer all or any part of its interest in the Trust. The Incapacity of a Unitholder, in and of itself, shall not dissolve or terminate the Trust.

          C.   Permitted Transfers. A Unitholder may transfer, with or without
               -------------------
the consent of the Trustee, all or a portion of its Trust Interest (i) in the case of a Unitholder who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Unitholder which is a trust, to the beneficiaries of such trust,
(iii) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Unitholder which acquired Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person's Trust Interests whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Unitholder and the Trust pursuant to which such Trust Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Unitholder and (ix) pursuant to a grant of security interest or other encumbrance effectuated in a bona fide transaction or
                                                        ---- ----
as a result of the exercise of remedies related thereto, subject to the provisions of Section 9.3.F hereof. A trust or other entity will be considered formed "for the benefit" of a Unitholder's Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

          D.   No Transfers Violating Securities Laws. The Trustee may prohibit
               --------------------------------------
any transfer of Units by a Unitholder unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Trust) to such Unitholder to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Trust or the transfer of such Units or, at the option of the Trust, an opinion of legal counsel to the Trust to the same effect.

          E.   No Transfers Affecting Tax Status of Trust. No transfer of Units
               ------------------------------------------
by a Unitholder (including a redemption or exchange pursuant to Section 6.6) may be made to any Person if (i) in the opinion of legal counsel for the Trust, it would result in the Trust being treated as an association taxable as a corporation for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Unitholders other than the Trustee or the Parent REIT or any Subsidiary of either the Trustee or the Parent REIT or pursuant to a transaction expressly permitted under Section 5.3.B or Section 9.2), (ii) in the opinion of legal counsel for the Trust, it could reasonably be expected to cause the Parent REIT to no longer qualify as a REIT or would subject the Parent REIT to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

          F.   No Transfers to Holders of Nonrecourse Liabilities. No Pledge or
               --------------------------------------------------
transfer of any Units may be made to a lender to the Trust or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Trust whose loan constitutes a Nonrecourse Liability unless (i) the Trustee is provided notice thereof, and (ii) the lender enters into an arrangement with the Trust and the Trustee to exchange or redeem for the Redemption Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Unitholder in the Trust for purposes of allocating liabilities to such lender under Section 752 of the Code.

     Section 9.4 General Provisions
                 ------------------

          A.   Timing of Transfers. Transfers pursuant to this Article 9 may
               -------------------
only be made on the first day of a fiscal quarter of the Trust, unless the Trustee otherwise agrees.

          B.   Allocations. If any Trust Interest is transferred or assigned in
               -----------
compliance with the provisions of this Article 9 or redeemed or transferred pursuant to Section 6.6, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Unitholder and the transferee Unitholder by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof for such Fiscal Year shall be prorated based upon the applicable period selected by the Trustee). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Unitholder, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Unitholder. All distributions of Available Cash attributable to such Unit with respect to which the Trust Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Unitholder or the Redeeming Unitholder, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Unitholder.

          C.   Additional Restrictions. In addition to any other restrictions on
               -----------------------
transfer herein contained, including without limitation the provisions of this
Article 9 and Article 5, in no event may any transfer or assignment of a Trust Interest by any Unitholder (including pursuant to Section 6.6) be made without the express consent of the Trustee, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Trust Interest; (ii) in violation of applicable law; (iii) of any component portion of a Trust Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Trust Interest; (iv) if in the opinion of legal counsel to the Trust such transfer would cause a termination of the Trust for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Units held by all Unitholders other than the Trustee, the Parent REIT, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 5.3.B or
Section 9.2); (v) if such transfer would, in the opinion of counsel to the Trust, cause any portion of the assets of the Trust to constitute assets of any ERISA Plan Investor pursuant to 29 C.F.R. (S) 2510.3-101, or any successor regulation thereto; (vi) if such transfer subjects the Trust or the activities of the Trust to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (vii) if such transfer could reasonably be expected to cause the Parent REIT to fail to remain qualified as a REIT so long as Parent REIT has determined to continue to qualify as a REIT.

          D.   Avoidance of "Publicly Traded Partnership" Status. The Trustee
               -------------------------------------------------
shall monitor the transfers of interests in the Trust to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Trust being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe
                                                                           ----
Harbors"). The Trustee shall take all steps reasonably necessary or appropriate
-------
to prevent any trading of interests or any recognition by the Trust of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the Trustee to limit or restrict in any manner the right of any Unitholder to exercise the Redemption Right in accordance with the terms of
Section 6.6 unless, and only to the extent that, outside tax counsel provides to the Trustee an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Trust will be treated as a "publicly traded partnership" and, by reason thereof, will be taxable as a corporation.

                                   ARTICLE 10

                             ADDITIONAL UNITHOLDERS

     Section 10.1  Additional Unitholders
                   ----------------------

          A.   General. A Person who makes a Capital Contribution to the Trust
               -------
in accordance with this Agreement or who exercises an option to receive Units shall become a Unitholder only with the consent of the Trustee and only upon furnishing to the Trustee (i) evidence of acceptance in form satisfactory to the Trustee of all of the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the Trustee for such Person to become a Unitholder. Any such Person shall become a Unitholder effective on the date upon which the name of such Person is recorded on the books and records of the Trust, following the consent of the Trustee.

          B.   Allocations to Additional Unitholders. If any Person becomes a
               -------------------------------------
Unitholder on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Unitholders for such Fiscal Year shall be allocated among such Unitholder and all other Unitholders by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the Trustee). Solely for purposes of making such allocations, each of such items for the calendar month in which a Person becomes a Unitholder shall be allocated among all the Unitholders, including such new Unitholder. All distributions of Available Cash with respect to which the Trust Record Date is before the date of such admission shall be made solely to Unitholders other than the new Unitholder, and all distributions of Available Cash thereafter shall be made to all the Unitholders, including such new Unitholder.

                                   ARTICLE 11

                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 11.1 Dissolution
                  -----------

          The Trust shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):
                                         ------------------

               (i) from and after the Effective Date through December 31, 2013, an election to dissolve the Trust upon the approval of the Trustee and the holders of at least a majority of the outstanding Class A-2 Units, unless any holder of Class A Units who is a "Smith Original Limited Partner" objects in writing to such dissolution within thirty (30) days of receiving written notice of such election from the Trustee (as used herein the term "Smith Original
                                                            --------------
Limited Partner" refers to each holder of Class A Units (including the Parent
---------------
REIT, as the successor by merger to Charles E. Smith Residential Realty, Inc.) who received one or more units of limited partnership interest on the formation of Charles E. Smith Residential Realty L.P. on June 30, 1994 ("Smith Units"),
                                                               -----------
and who received, with respect to such Smith Units, one or more Class A Units upon the merger of Charles E. Smith Residential Realty L.P. into the Trust on the Effective Date);

               (ii) from and after January 1, 2014 through December 31, 2043, an election to dissolve the Trust upon the approval of the Trustee and the holders of at least a majority of the outstanding Class A-2 Units, unless any holders of Class A Units who are "Smith Original Limited Partners" and who collectively hold such number of Class A Units (issued on the Effective Date in exchange for such Smith Units) that represents five percent (5%) or more of the total Smith Units originally issued to Smith Original Limited Partners on June 30, 1994 object in writing to such dissolution within thirty (30) days of receiving written notice of such election from the Trustee;

               (iii) after December 31, 2043, an election to dissolve the Trust upon the approval of the Trustee and the holders of at least a majority of the outstanding Class A-2 Units; or

               (iv) the sale of all or substantially all of the assets and properties of the Trust for cash or for marketable securities pursuant to a transaction permitted under clause (ii) or clause (iii), as applicable, of
Section 5.3.B.

     Section 11.2 Winding Up
                  ----------

          A.   General. Upon the occurrence of a Liquidating Event, the Trust
               -------
shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Unitholders. No Unitholder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Trust's business and affairs. The Trustee (or, if there is no remaining Trustee, any Person elected by a majority in interest of the Unitholders (the "Liquidator")) shall be
                                                   ----------
responsible for overseeing the winding up and dissolution of the Trust and shall take full account of the Trust's liabilities and property and the Trust property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Trustee, include equity or other securities of the Trustee or any other entity) shall be applied and distributed in the following order:

          (1) First, to the payment and discharge of all of the Trust's debts and liabilities to creditors other than the Unitholders;

          (2) Second, to the payment and discharge of all of the Trust's debts and liabilities to the Trustee;

          (3) Third, to the payment and discharge of all of the Trust's debts and liabilities to the Unitholders;

          (4) Fourth, to the holders of Trust Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Trust Interests, including without limitation, Series A Preferred Units, Series B Junior Participating Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units, Series K Preferred Units and Series L Preferred Units (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder's units of such series or class); and

          (5) The balance, if any, to the Unitholders in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

          The Trustee shall not receive any additional compensation for any services performed pursuant to this Article 11.

          B.   Deferred Liquidation. Notwithstanding the provisions of Section
               --------------------
11.2.A which require liquidation of the assets of the Trust, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Trust the Liquidator determines that an immediate sale of part or all of the Trust's assets would be impractical or would cause undue loss to the Unitholders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Trust (including to those Unitholders as creditors) or distribute to the Unitholders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.2.A, undivided interests in such Trust assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Unitholders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     Section 11.3   Compliance with Timing Requirements of Regulations;
                    --------------------------------------------------
                    Restoration of eficit Capital Accounts
                    --------------------------------------

          A.   Timing of Distributions. If the Trust is "liquidated" within the
               -----------------------
meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article 11 to the Trustee and Unitholders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Trustee, a pro rata portion of the distributions that would otherwise be made to the Trustee and Unitholders pursuant to this Article 11 may be: (A) distributed to a trust established for the benefit of the Trustee and Unitholders for the purposes of liquidating Trust assets, collecting amounts owed to the Trust and paying any contingent or unforeseen liabilities or obligations of the Trust or of the Trustee arising out of or in connection with the Trust (in which case the assets of any such trust shall be distributed to the Trustee and Unitholders from time to time, in the reasonable discretion of the Trustee, in the same proportions as the amount distributed to such trust by the Trust would otherwise have been distributed to the Trustee and Unitholders pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Trust liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Trust; provided that such
                                                          --------
withheld amounts shall be distributed to the Trustee and Unitholders as soon as practicable.

          B.   Restoration of Deficit Capital Accounts Upon Liquidation of the
               ---------------------------------------------------------------
Trust. If any Unitholder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Trust with respect to such deficit, and such deficit shall not be considered a debt owed to the Trust or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 11.3.B, or as otherwise expressly agreed in writing by the affected

Unitholder and the Trust after the date hereof. Notwithstanding the foregoing,
(i) if the Trustee has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), the Trustee shall contribute to the capital of the Trust the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a Protected Unitholder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), such Protected Unitholder shall be obligated to make a contribution to the Trust with respect to any such deficit balance in such Protected Unitholder's Capital Account upon a liquidation of the Trust in an amount equal to the lesser of such deficit balance or such Protected Unitholder's Protected Amount; and (iii) the first sentence of this Section 11.3.B shall not apply with respect to any other Unitholder to the extent, but only to such extent, that such Unitholder previously has agreed in writing, with the consent of the Trustee, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Trust. No Unitholder shall have any right to become a Protected Unitholder, to increase its Protected Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account, without the express written consent of the Trustee, in its sole and absolute discretion, except as provided for in Exhibit D. Any contribution required of a
                                      ---------
Unitholder under this Section 11.3.B. shall be made on or before the later of
(i) the end of the Fiscal Year in which the interest is liquidated or (ii) the ninetieth (90/th/) day following the date of such liquidation. The proceeds of any contribution to the Trust made by a Protected Unitholder with respect to a deficit in such Protected Unitholder's Capital Account balance shall be treated as a Capital Contribution by such Protected Unitholder and the proceeds thereof shall be treated as assets of the Trust to be applied as set forth in Section 11.2.A.

          C.   Restoration of Deficit Capital Accounts Upon a Liquidation of a
               ---------------------------------------------------------------
Unitholder's Interest by Transfer. If a Protected Unitholder's interest in the
---------------------------------
Trust is "liquidated" within the meaning of Regulations Section


1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Trust) which term shall include a redemption by the Trust of such Protected Unitholder's interest upon exercise of the Redemption Right, and such Protected Unitholder is designated on Exhibit C as a Part II Protected Unitholder, such
                            ---------
Protected Unitholder shall be required to contribute cash to the Trust equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such Protected Unitholder's Protected Amount. For this purpose, (i) the Protected Unitholder's deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Fiscal Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such Protected Unitholder's Capital Account balance, the Trustee shall redetermine the Carrying Value of the Trust's assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit A hereto, and shall take into
                                         ---------
account the Protected Unitholder's allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 11.3.B.

          D.   Effect of the Death of a Protected Unitholder. After the death of
               ---------------------------------------------
a Protected Unitholder who is an individual, the executor of the estate of such Protected Unitholder may elect to reduce (or eliminate) the Protected Amount of such Protected Unitholder. Such elections may be made by such executor by delivering to the Trustee within two hundred and seventy (270) days of the death of such Unitholder, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 11.3, if any. If such executor does not make a timely election pursuant to this
Section 11.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the Protected Unitholder's estate (and the beneficiaries thereof who receive distributions of Trust Interests therefrom) shall be deemed a Protected Unitholder with a Protected Amount in the same amount as the deceased Protected Unitholder. Any Protected Unitholder which is a partnership may likewise elect, after the date of its partner's death to reduce (or eliminate) its Protected Amount by delivering a similar notice to the Trustee within the time period specified above, and in the absence of any such notice the Protected Amount of such Protected Unitholder shall not be reduced to reflect the death of any of its partners.

     Section 11.4 Rights of Unitholders
                  ---------------------

          Except as otherwise provided in this Agreement, each Unitholder shall look solely to the assets of the Trust for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Trust. Except as otherwise expressly provided in this Agreement, no Unitholder shall have priority over any other Unitholder as to the return of its Capital Contributions, distributions, or allocations.

     Section 11.5 Notice of Dissolution
                  ---------------------

          If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Unitholders pursuant to
Section 11.1, result in a dissolution of the Trust, the Trustee shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unitholders.

     Section 11.6 Reasonable Time for Winding-Up
                  ------------------------------

          A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Trust and the liquidation of its assets pursuant to
Section 11.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Unitholders during the period of liquidation.

     Section 11.7 Waiver of Partition
                  -------------------

          Each Unitholder hereby waives any right to partition of the Trust property.

     Section 11.8  Liability of the Liquidator
                   ---------------------------

          The Liquidator shall be indemnified and held harmless by the Trust in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 5.7.

                                   ARTICLE 12

                             AMENDMENT OF AGREEMENT

     Section 12.1  General
                   -------

          Except as provided in Section 12.2, 12.3 or 12.4, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Trustee and it receives the approval of Unitholders holding a majority of the Units then outstanding and entitled to vote thereon.

     Section 12.2  Amendments Requiring Approval of Class A-2 Unitholders
                   ------------------------------------------------------

          Notwithstanding Section 12.1 or 12.3, this Agreement may be amended, after the Trustee has declared such amendment advisable, by the holders of at least a majority of the Class A-2 Units then outstanding and entitled to vote thereon, as may be required to facilitate or implement any of the following purposes:

          (A) to add to the obligations of the Trustee or surrender any right or power granted to the Trustee or any Affiliate of the Trustee for the benefit of the Unitholders;

          (B) to reflect any changes in the status of Unitholders in accordance with this Agreement.

          (C) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Trust Interests issued pursuant to Article 2;

          (D) to reflect a change that does not adversely affect the Unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

          (E) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

               The Trustee shall notify the Unitholders when any action under this Section 12.2 is taken in the next regular communication to the Unitholders; provided, however, that no notice need be given of any amendment of this
--------  -------
Agreement to reflect any change in the status of Unitholders in accordance with this Agreement that does not alter the contract rights of the Unitholder's Units. For purposes of the immediately preceding sentence, notwithstanding any other means by which the Trustee may provide any such notice to the Unitholders, such notice requirement shall be deemed to have been satisfied upon the filing with the Securities and Exchange Commission by the Trust or the Trustee of any amendment to this Agreement permitted under this Section 12.2(B) as an exhibit to (i) a registration statement filed by the Trust or the Trustee under the Securities Act or (ii) any report or other document filed by the Trust or the Trustee under the Exchange Act.

     Section 12.3  Amendments Requiring Approval of Class A-1 Unitholders
                   ------------------------------------------------------

               Notwithstanding anything in this Article 12 to the contrary, Sections 2.2.A, Section 3.1.E, Section 5.3.B, Section 5.5, Section 5.6, Section 5.8, Section 6.5, Section 9.2, Section 11.1 (other than Section 11.1(i)-(iii), which may be amended as set forth in Section 12.4) and this Section 12.3 of this Agreement may only be amended with the approval of the holders of at least a majority of the Class A-1 Units outstanding and entitled to vote thereon.

     Section 12.4  Other Amendments Requiring Certain Unitholder Approval
                   ------------------------------------------------------

               Notwithstanding anything in this Article 12 to the contrary, this Agreement shall not be amended with respect to any Unitholder adversely affected thereby without the approval of such Unitholder, if such amendment would (i) convert a Unitholder's interest in the Trust into a trustee's interest, (ii) modify the limited liability of a Unitholder or require the Unitholder to make additional Capital Contributions, (iii) amend Section 5.3.A, (iv) amend Article 3 or Article 4 (except as permitted pursuant to Sections 2.2, 3.1.E and 12.2(C)), (v) amend Section 6.6 or any defined terms set forth in Article 1 that relate to the Redemption Right (except as permitted in Section 6.6.E), (vi) amend Sections 9.3 or 9.4, or add any additional restrictions to those provided in Section 9.6.E, (vii) amend Section 11.1(i)-(iii) to cause a termination of the Trust prior to the time set forth therein or amend Section 5.3.C to permit a termination of the Trust's status as a "partnership" for federal income tax purposes prior to the time set forth therein (as to which matters only original holders of Class A-1 Shares who are "Original Smith Limited Partners" (as defined in Section 11.1(i)) have a right of approval), (viii) amend this Section 12.4, or (ix) amend Section 13.1. This Section 12.4 does not require unanimous approval of all Unitholders adversely affected unless the amendment is to be effective against all Unitholders adversely affected.

                                   ARTICLE 13

                               GENERAL PROVISIONS

     Section 13.1  Addresses and Notice
                   --------------------

               Any notice, demand, request or report required or permitted to be given or made to a Unitholder under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Unitholder at the address set forth in the Trust's books and records or such other address as the Unitholders shall notify the Trustee in writing.

     Section 13.2  Titles and Captions
                   -------------------

               All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" "Sections" and "Exhibits" are to Articles, Sections and Exhibits of this Agreement.

     Section 13.3  Pronouns and Plurals
                   --------------------

               Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 13.4  Further Action
                   --------------

               The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 13.5  Binding Effect
                   --------------

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 13.6  Creditors
                   ---------

               Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Trust.

     Section 13.7  Waiver
                   ------

               No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 13.8  Counterparts
                   ------------

               This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 13.9  Applicable Law
                   --------------

               This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

     Section 13.10 Invalidity of Provisions
                   ------------------------

               If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 13.11 Entire Agreement
                   ----------------

               This Agreement constitutes not only an integral part of the Declaration of Trust but also constitutes a separate agreement among all of the holders of Units of the Trust, each of whom is identified on in the Trust's books and records. Such holders agree to be treated as Unitholders as defined herein and be bound by the terms and to comply with the provisions of this Agreement with respect to the Units and the rights, powers and duties in connection therewith. This Agreement contains the entire understanding and agreement among the Unitholders with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

     Section 13.12 No Rights as Shareholders
                   -------------------------

               Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as shareholders of the Parent REIT, including without limitation any right to receive dividends or other distributions made to shareholders of the Parent REIT or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Parent REIT or any other matter.

                                    EXHIBIT A

                           CAPITAL ACCOUNT MAINTENANCE

1.   Capital Accounts of the Unitholders
     -----------------------------------

     A. The Trust shall maintain for each Unitholder a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Unitholder to the Trust pursuant to this Agreement and (ii) all items of Trust income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 4.1.A of the Agreement and Exhibit B thereof, and decreased by (x) the amount of cash or
              ---------
Agreed Value of all actual and deemed distributions of cash or property made to such Unitholder pursuant to this Agreement and (y) all items of Trust deduction and loss computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 4.1.B of the Agreement and Exhibit B hereof.
                                                          ---------

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Unitholders' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

         (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Trust, provided that the amounts of any adjustments to the adjusted bases of the assets of the Trust made pursuant to
               Section 734 of the Code as a result of the distribution of property by the Trust to a Unitholder (to the extent that such adjustments have not previously been reflected in the Unitholders' Capital Accounts) shall be reflected in the Capital Accounts of the Unitholders in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

         (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

         (3) Any income, gain or loss attributable to the taxable disposition of any Trust property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Trust's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any Trust Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (6)  Any items specially allocated under Section 2 of Exhibit B to the
                                                                ---------
               Agreement hereof shall not be taken into account.

     C. A transferee of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

     D.   (1)  Consistent with the provisions of Regulations Section 1.704-1(b)
               (2)(iv)(f), and as provided in Section 1.D (2), the Carrying Values of all Trust assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Trust property, as of the times of the adjustments provided in Section 1.D (2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 4.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Trust by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Trust to a Unitholder of more than a de minimis amount of property as consideration for an interest in the Trust; and (c) immediately prior to the liquidation of the Trust within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided however that adjustments pursuant
                                     -------- -------
               to clauses (a) and (b) above shall be made only if the Trustee determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders of the Trust.

          (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Trust assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Trust property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit A, the aggregate cash amount and fair market value
                    ----------
               of all Trust assets (including cash or cash equivalents) shall be determined by the Trustee using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 11 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Trustee, or the

               Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Trust (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E.   The provisions of the Agreement (including this Exhibit A and the
                                                          ---------
other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Trustee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Trust, the Trustee, or the Unitholders) are computed in order to comply with such Regulations, the Trustee may make such modification without regard to Article 12 of the Agreement, provided that it is not likely to have a material effect on
                  -------- ----
the amounts distributable to any Person pursuant to Article 11 of the Agreement upon the dissolution of the Trust. The Trustee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of Trust capital reflected on the Trust's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.   No Interest
     -----------

     No interest shall be paid by the Trust on Capital Contributions or on balances in Unitholders' Capital Accounts.

3.   No Withdrawal
     -------------

     No Unitholder shall be entitled to withdraw any part of its Capital Contribution or his Capital Account or to receive any distribution from the Trust, except as provided in Articles 2, 3 and 11 of the Agreement.

                                                                       EXHIBIT B

SPECIAL ALLOCATION RULES

1.   Special Allocation Rules.
     ------------------------

     Notwithstanding any other provision of the Agreement or this Exhibit B, the
                                                                  ---------
following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 4.1
        -----------------------
of the Agreement or any other provisions of this Exhibit B, if there is a net
                                                 ---------
decrease in Trust Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Trust Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f) (6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Unitholder's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to
Section 4.1 of this Agreement with respect to such Fiscal Year and without regard to any decrease in Unitholder Minimum Gain during such Fiscal Year.

     B. Unitholder Minimum Gain Chargeback. Notwithstanding any other provision
        ----------------------------------
of Section 4.1 of this Agreement or any other provisions of this Exhibit B
                                                                 ---------
(except Section 1.A hereof), if there is a net decrease in Unitholder Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Trustee and other Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Unitholder's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 4.1 of the Agreement or this Exhibit with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

     C. Qualified Income Offset. In the event any Unitholder unexpectedly
        -----------------------
receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year hereof, such Unitholder has an Adjusted Capital Account Deficit, items of Trust income and gain

(consisting of a pro rata portion of each item of Trust income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     D. Gross Income Allocation. In the event that any Unitholder has an
        -----------------------
Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Unitholder shall be specially allocated items of Trust income and gain (consisting of a pro rata portion of each item of Trust income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

     E. Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall
        ----------------------
be allocated to the Unitholders in accordance with their respective Percentage Interests. If the Trustee determines in its good faith discretion that the Trust's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Trustee is authorized, upon notice to the other Unitholders, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

     F. Unitholder Nonrecourse Deductions. Any Unitholder Nonrecourse Deductions
        ---------------------------------
for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

     G. Code Section 754 Adjustments. To the extent an adjustment to the
        ----------------------------
adjusted tax basis of any Trust asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with Exhibit B and the
                                                         ---------
manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.   Allocations for Tax Purposes
     ----------------------------

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.
                      ---------

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Unitholders as follows:

          (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Unitholders consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit B; and
                         ---------

               (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Unitholders in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.
                                                        ---------

          (2)  (a)  In the case of an Adjusted Property, such items shall

                    (1) first, be allocated among the Unitholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit A, and
                                ---------

                    (2) second, in the event such property was originally a Contributed Property, be allocated among the Unitholders in a manner consistent with Section 2.B(1) of this Exhibit B;
                                                                    ---------
                    and

               (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Unitholders in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.
                                                        ---------

          (3) all other items of income, gain, loss and deduction shall be allocated among the Unitholders in the same manner as their correlative item of "book" gain or loss is allocated pursuant to
               Section 4.1 of the Agreement and Section 1 of this Exhibit B.
                                                                  ---------

     C. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Trustee shall, subject to the following, have the authority to elect the method to be used by the Trust and such election shall be binding on all Unitholders provided that, to the extent that the Trustee has agreed to
                   -------- ----
use a particular method
with respect to a Contributed Property, the Trustee shall be bound by such agreement (including, without limitation, the agreements set forth in Exhibit C
                                                                      ---------
hereto) pursuant to the terms thereof.

                                                                       EXHIBIT C

PROTECTED UNITHOLDERS AND PROTECTED AMOUNTS

     PART I PROTECTED UNITHOLDERS                     PROTECTED AMOUNT
     ----------------------------                     ----------------

     None                                             None

     PART II PROTECTED UNITHOLDERS
     -----------------------------

     None

                                                                       EXHIBIT D

TAX PROTECTION AGREEMENT

                                    Exhibit D
                                    ---------
                                       to
                                       --
                                     Annex A
                                     -------
                                       to
                                       --
                         Archstone-Smith Operating Trust
                         -------------------------------
                      Articles of Amendment and Restatement
                      -------------------------------------
       Amended and Restated Declaration of Trust ("Declaration of Trust")
       ------------------------------------------------------------------


          Background
          ----------

          In connection with the closing of the merger of Charles E. Smith Residential Realty, L.P. ("SRW Partnership"), with and into the Trust pursuant to the Agreement and Plan of Merger, dated as of May 3, 2001, by and among the Trustee, the Trust, Charles E. Smith Residential Realty, Inc. ("SRW") and SRW Partnership (the "Merger Agreement") (the "SRW Merger"), the Trust is making certain undertakings to the former limited partners of SRW Partnership who became Unitholders of the Trust as a result of the SRW Merger (the "Former SRW Limited Partners"). The specific agreements between the Trust and SRW Partnership with respect to these various matters are described below.

          Specific Agreements
          -------------------

          1. Definitions. All capitalized terms used and not otherwise defined in this Exhibit D shall have the meaning set forth in the Declaration of Trust. As used herein, the following terms have the following meanings:

          704(c) Value: Means the fair market value of each of the Protected
          ------------
Properties as described in Section 6(b).

          Curative Allocation: Means, for each Fiscal Year through 2028, an
          -------------------
amount of income per Protected Unit equal to $5.11 (which amount per Protected Unit shall be pro rated (i) for the Fiscal Year in which the SRW Merger occurs based upon the number of days in such Fiscal Year following the SRW Merger divided by 365 and (ii) with respect to a Protected Unit that ceases to be a Protected Unit in any Fiscal Year, based upon the number of days in such Fiscal Year prior to the day on which such Protected Unit ceased to be a Protected Unit divided by 365).

          Existing Nonrecourse Debt: Means all of the outstanding indebtedness
          -------------------------
of the SRW Partnership at the time of the Closing of the Merger that is treated as either Partner Nonrecourse Debt or a Nonrecourse Liability and that is secured by any of the Protected Properties (or is treated for purposes of Treasury Regulation (S) 1.752-3(a)(2) as secured by any of the Protected Properties, determined taking into account the IRS Private Letter Ruling). The Existing Nonrecourse Debt that is a Partner Nonrecourse Debt or a Nonrecourse Liability, the Protected Properties secured (or deemed secured) thereby, and in the case of Partner Nonrecourse Debt, the SRW Partners with financial liability therefor is set forth on Schedules 4-1 and 4-2 to this Exhibit D).
                                   -------------     ---

          IRS Private Letter Ruling: The ruling received by the SRW Partnership
          -------------------------
from the Internal Revenue Service dated November 6, 1997.

          Protected Units: Means only those Units issued to the SRW Partners in
          ---------------
connection with the SRW Merger, or any Units thereafter issued by the Trust to the SRW Partners in exchange for such Protected Units or with respect to such Protected Units. The term Protected Units shall not include any other Units hereafter acquired by an SRW Partner, whether from the Trust or otherwise.

          Protected Properties: Means, except as otherwise specifically provided
          --------------------
in this Exhibit D, only those properties and assets set forth on Schedule 2 to
                                                                 ----------
this Exhibit D and any other properties or assets hereafter acquired by the Trust received as "substituted basis property" as defined in Section 7701(a)(42) of the Code with respect to such Protected Properties.

          Protected Period: Means the period ending at 12:01 A.M. on January 1,
          ----------------
2022.

          SRW Partners: Means the Former SRW Limited Partners, other than SRW
          ------------
and the Trustee as a successor to SRW, and any Person who holds Protected Units who acquires such Protected Units from an SRW Partner in a transaction in which gain or loss is not recognized in whole for federal income tax purposes and in which such transferee's adjusted basis, as determined for federal income tax purposes, is determined in whole or in part by reference to the adjusted basis of the SRW Partner in such Protected Units. A tentative list of such partners is set forth on Schedule 1 to this Exhibit D and shall be updated by the Trustee prior to the closing of the SRW Merger to accurately reflect the names of the Persons who acquire Protected Units in the SRW Merger.

          Subsidiary: Means any partnership, limited liability company, trust or
          ----------
other entity whose disposition of a Protected Property or any direct or indirect interest therein would result in the allocation of taxable gain to one or more SRW Partners pursuant to Section 704(c) of the Code and the Treasury Regulations thereunder.

          2.  Restrictions on Dispositions of Protected Properties.

          (a) The Trust agrees for the benefit of each SRW Partner, for the term of the Protected Period, not to directly or indirectly sell, exchange, transfer, or otherwise dispose of any Protected Property or any interest therein (without regard to whether such disposition is voluntary or involuntary) to the extent that such disposition would cause an SRW Partner to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger. Without limiting the foregoing, the term "sale, exchange, transfer or disposition" by the Trust shall be deemed to include, and the prohibition shall extend to, (i) any disposition by any Subsidiary of the Trust of any Protected Property or any interest therein, and (ii) any direct or indirect disposition by the

Trust or any Subsidiary of the Trust of all or any portion of its interest in any entity that was a subsidiary of the SRW Partnership (which shall include, without limitation, any transaction involving a distribution or deemed distribution by a Subsidiary to the Trust under Section 731 of the Code) to the extent that such disposition would cause an SRW Partner to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger. Notwithstanding the foregoing, a disposition by a Subsidiary of a Protected Property will not violate this Section 2(a) if (but only if) immediately prior to the closing of the SRW Merger, an owner of an interest in such Subsidiary that is not an Affiliate of SRW Partnership or SRW had (or would have had in the future) the ability to cause such Subsidiary to effect such disposition of such Protected Property notwithstanding the objection of, or without the consent of, the SRW Partnership, provided that such ability will not
                                             -------------
be considered to exist if under the applicable operative legal documents relating to the organization and operation of the Subsidiary or any other agreement or arrangement between the parties, the SRW Partnership or one of its Subsidiaries would have been able to take an action that would have been effective to prevent the recognition of gain with respect to the Protected Property, including, without limitation, a "right of first refusal" or "first offer" as to either the Protected Property or the outside investor's interest in the Subsidiary, or a "buy-sell" or similar arrangement as to either the Protected Property or the outside investor's interest in the Subsidiary. Without limiting the foregoing, a disposition shall include any transfer, voluntary or involuntary, in a foreclosure proceeding, pursuant to a deed in lieu of foreclosure, or in a bankruptcy proceeding.

               (b) Notwithstanding the restriction set forth in Section 2(a), the Trust (or any Subsidiary) may dispose of a Protected Property if such disposition qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the nonrecognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Trust with or into another entity that qualifies for taxation as a "partnership" for federal income tax purposes (a "Successor Partnership")) that does not result in the recognition of any taxable income or gain to an SRW Partner with respect to any of the Protected Units; provided, however, that: (1) in the event of a disposition under Section 1031 or
--------  -------
Section 1033 of the Code, any property that is acquired in exchange for or as a replacement for a Protected Property shall thereafter be considered a Protected Property for purposes of this Section 2; (2) in the case of a Section 1031 like-kind exchange, if such exchange is with a "related party" within the meaning of Section 1031(f)(3) of the Code, any direct or indirect disposition by such related party of the Protected Property or any other transaction prior to the expiration of the two (2) year period following such exchange that would cause Section 1031(f)(1) to apply with respect to the Protected Property (including by reason of the application of Section 1031(f)(4)) shall be considered a violation of Section 2(a) by the Trust; (3) if the Protected Property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Trust in such entity shall thereafter be considered a Protected Property for purposes of this Section 2, and if the acquiring entity's disposition of the Protected Property would cause an SRW Partner to recognize gain or loss as a result thereof, the transferred Protected Property still shall be considered a Protected Property for purposes of this
Section 2 and the transferee shall have agreed to be jointly and severally liable for any payments required under Section 2(c) hereof; and (4) in the event of a merger or consolidation involving the Trust and a Successor Partnership, the Successor Partnership shall have agreed in writing for the benefit of the SRW Partners that all of the restrictions of this Section 2 shall apply with respect to the Protected Properties.

          (c) Any merger or consolidation involving the Trust or any Subsidiary of the Trust, whether or not the Trust is the surviving entity in such merger or consolidation, that results in an SRW Partner being required to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger shall be deemed to be a disposition of the Protected Properties for purposes of Section 2(a).

          3.   Prohibition on Repayment or Prepayment of Existing Nonrecourse
Debt.

          (a) Except as otherwise expressly permitted in this Section, during the term of the Protected Period, the Trust shall not, directly or indirectly, cause or permit the Trust or any Subsidiary to repay or prepay any of the Existing Nonrecourse Debt.

          (b) (i) Without limiting Section 3(a), the Trust shall cause each Existing Nonrecourse Debt that is identified on Schedule 4-1 to this Exhibit D
                                                ------------
as qualifying as a Nonrecourse Liability allocable to one or more specified Protected Properties immediately prior to the time of the Merger to qualify throughout the term of the Protected Period as (i) a "nonrecourse liability" (as defined in Treasury Regulation (S) 1.752-1(a)(2)) (a "Nonrecourse Liability") that is allocable to those specified Protected Properties for purposes of Treasury Regulation (S) 1.752-3(a) and (ii) "qualified nonrecourse financing" (as defined in Section 465(b)(6)(B) of the Code) ("Qualified Nonrecourse Financing") allocable to the applicable Protected Properties, except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to "bear the economic risk of loss" (within the meaning of Treasury Regulation (S) 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt. In determining whether the requirements of this Section 3(b)(i) are met as to an Existing Nonrecourse Debt, the Trust shall be entitled to assume that immediately following the SRW Merger such Existing Nonrecourse Debt is considered to be a Nonrecourse Liability and Qualified Nonrecourse Financing allocable to those specified Protected Properties in the amounts set forth on Schedule 4-1 to this Exhibit D at the time of the Merger, and the Trust
         ------------
shall be entitled to rely on the IRS Private Letter Ruling.

               (ii) Without limiting Section 3(a), the Trust shall cause each Existing Nonrecourse Debt that is identified on Schedule 4-2 to this Exhibit D
                                                ------------
as qualifying as a Partner Nonrecourse Debt allocable to one or more specified SRW Partners immediately prior to the time of the Merger to qualify throughout the term of the Protected Period as (i) a "partner nonrecourse debt" as defined in Treasury Regulation (S). 1.704-2(b)(4) (a "Partner Nonrecourse Debt") that is allocable to those specified SRW Partners for purposes of Treasury Regulation
(S) 1.752-2(a) and (ii) a debt for which those specified SRW Partners are considered "at risk" for purposes of Section 465(b) of the Code ("At Risk Indebtedness"),
except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to "bear the economic risk of loss" (within the meaning of Treasury Regulation (S) 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt. In determining whether the requirements of this Section 3(b)(ii) are met as to an Existing Nonrecourse Debt, the Trust shall be entitled to assume that immediately following the SRW Merger such Existing Nonrecourse Debt is considered a Partner Nonrecourse Debt and At Risk Indebtedness at the time of the Merger allocable to the specified SRW Partners in the amounts set forth on Schedule 4-2 to this Exhibit D.
                                         ------------

          (c) The requirements in Section 3(a) and Section 3(b) above shall not apply in the case of:

               (i) a payment or repayment that consists solely of a required principal amortization payment made with respect to an Existing Nonrecourse Debt or Replacement Debt (as defined in clause (ii) below) in accordance with the principal amortization schedules in effect at the effective time of the SRW Merger with respect to such Existing Nonrecourse Debt (or in the case of Replacement Debt, a principal amortization schedule that meets the conditions set forth in subclause (z) of clause (ii) below; provided that a required
                                                 -------------
payment of principal at the scheduled maturity of any indebtedness shall not be considered within the scope of this clause (i) (and, accordingly, the Trust shall be required to refinance such maturing indebtedness with debt that would be considered qualifying Replacement Debt under clause (ii) below); or

               (ii) a payment of principal made from proceeds of new indebtedness incurred to refinance Existing Nonrecourse Debt (such new indebtedness incurred pursuant to the refinancing that meets the conditions set forth below in this clause (ii) is referred to in this Agreement as "Replacement Debt"), provided that (x) such refinancing is made on a basis that the
        -------- ----
Replacement Debt would meet the requirements of Section 3(b)(i) or Section 3(b)(ii), as applicable (assuming in the case of Existing Nonrecourse Debt or Replacement Debt subject to Section 3(b)(ii) that the affected SRW Partners execute guarantees of such Replacement Debt in such form as may be requested by the Trust and/or the applicable lender, subject to the condition that such debt have collateral that has a value (as determined in good faith by the Trustee) that is not less than the value (as determined in good faith by the Trustee) of the collateral for the Existing Nonrecourse Debt or Replacement Debt being refinanced and that the guarantee arrangement meets the criteria set forth in
Section 3(g) for an "acceptable guarantee"; (y) that the principal amount of the Replacement Debt is at least equal to the principal amount of the Existing Nonrecourse Debt on the date of such refinancing; and (z) (I) with respect to the refinancing of an Existing Nonrecourse Debt, provides either for "interest-only" payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance over a period shorter than twenty-five years (plus, if the Existing Nonrecourse Debt to be refinanced is being refinanced prior to maturity, the number of years remaining to its maturity); and (II) with respect to the refinancing of Replacement Debt previously incurred to refinance an Existing Nonrecourse

Debt, provides either for "interest-only" payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance of the new Replacement Debt over a period shorter than twenty-five years (plus the number of years referred to in the preceding parenthetical for the Replacement Debt being refinanced, less the number of years of permitted principal amortization that have occurred with respect to the Replacement Debt being refinanced).

          (d) For the purposes of this Section 3, any transaction or other event, including, without limitation, any modification of indebtedness, in which any Unitholder or any affiliate of any such Unitholder would become personally liable for, or would bear or incur, directly or indirectly, the "risk of loss" with respect to any Existing Nonrecourse Debt or any Replacement Debt that either (i) would cause such Debt not to be considered a Nonrecourse Liability or Qualified Nonrecourse Financing (except to the extent such Existing Nonrecourse Debt and any Replacement Debt with respect thereto is described in Section 3(b)(ii)) or (ii) if such Existing Nonrecourse Debt is described in Section 3(b)(ii), would cause the amount of such Debt that is considered Partner Recourse Debt or At Risk Indebtedness with respect to any SRW Partner to be reduced, shall be considered a refinancing of such Debt and shall be subject to the requirements set forth in this Section 3, except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to "bear the economic risk of loss" (within the meaning of Treasury Regulation ss. 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt.

          (e) For the purposes of this Section 3, any sale, exchange or other disposition (including an exchange to which Section 1031 or 1033 of the Code applies) of a property that is subject to an Existing Nonrecourse Debt or Replacement Debt shall be considered a repayment of such Debt and shall be subject to the provisions of this Section 3, unless in connection with such sale, exchange or other disposition, (i) the Trust incurs Replacement Debt that would meet the requirements of Section 3(b)(i) or (b)(ii), as applicable, in an amount equal to the amount of Debt that is considered to be a refinancing under this Section 3(e) and (ii) the SRW Partners who were pursuant to the Treasury Regulations under Section 752 of the Code allocated a share of the Existing Nonrecourse Debt or Replacement Debt considered repaid would be allocated at all times necessary to avoid any deemed distribution of cash to any of the SRW Partners under Section 731 of the Code an amount of the new Replacement Debt that is at least equal to such amount previously allocated to them.

          (f) If an Existing Nonrecourse Debt or Replacement Debt shall mature during the term of the Protection Period, the Trust shall, prior to the stated maturity of the Existing Nonrecourse Debt or Replacement Debt (the "Maturing Debt"), cause the Trust to refinance the Maturing Debt with Replacement Debt that (i) would meet the requirements of Section 3(b)(i) or Section 3(b)(ii), as applicable (assuming in the case of Existing Nonrecourse Debt or Replacement Debt subject to Section 3(b)(ii) that the affected SRW Partners execute guarantees of such Replacement Debt in such form as may be requested by the Trust and/or the applicable lender, subject to the condition that such debt have collateral that has a value (as determined in good faith by the Trustee) that is not less than the value (as determined in good faith by the Trustee) of the collateral for the Existing Nonrecourse Debt or Replacement Debt being refinanced and that the guarantee meets the criteria set forth in Section 3(g) for an "acceptable guarantee", (ii) that would have a principal amount not less than the principal amount of the Existing Nonrecourse Debt on the date of the refinancing; and (iii) (x) with respect to the refinancing of an Existing Nonrecourse Debt, provides either for "interest-only" payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance over a period shorter than twenty-five years (plus, if the Existing Nonrecourse Debt to be refinanced is being refinanced prior to maturity, the number of years remaining to its maturity); and (y) with respect to the refinancing of Replacement Debt previously incurred to refinance an Existing Nonrecourse Debt, provides either for "interest-only" payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance of the new Replacement Debt over a period shorter than twenty-five years (plus the number of years referred to in the preceding parenthetical for the Replacement Debt being refinanced, less the number of years of permitted principal amortization that have occurred with respect to the Replacement Debt being refinanced).

          (g) For purposes of Section 3(c)(ii) and Section 3(f), a guarantee is an "acceptable guarantee" if it meets the following criteria: (1) the guarantee agreement is substantially in the form of the guarantee agreement that the SRW Partner had in effect with respect to the Partner Nonrecourse Debt that is being refinanced, with such changes that may be required by the lender and that do not have the effect of reducing the economic and legal exposure of the guarantor under the guarantee agreement; (2) the guarantee must be given as consideration to a lender in connection with the making of a new loan or in connection with the refinancing, extension or other material modification favorable to the borrower of an existing loan; (3) the guarantee must be executed and delivered to the lender, (4) the aggregate amount of guarantees, indemnities and other similar undertakings made with respect to the applicable debt must not exceed the face amount of the debt, and (5) as to each SRW Partner that is executing a guarantee pursuant hereto, there must be no other Person that would be considered to "bear the economic risk of loss," within the meaning of Treasury Regulation (S) 1.752-2, or would be considered to be "at risk" for purposes of Section 465(b) with respect to that portion of such debt for which such SRW Partner is being made liable for purposes of satisfying the Trust's obligations to such SRW Partner under Section 3(c)(ii) and Section 3(f).

               4.   Remedies for Breach.

               (a) In the event that the Trust breaches its obligations set forth in Section 2, Section 3, Section 6, Section 7 or Section 9 with respect to an SRW Partner during the Protected Period, the SRW Partner's sole right shall be to receive from the Trust, and the Trust shall pay to such SRW Partner as damages, an amount equal to the aggregate federal, state and local income taxes incurred by the SRW Partner as a result of the income or gain actually recognized by such SRW Partner with respect to its Protected Units (after giving effect to adjustments pursuant to Section 754 of the Code) by reason of such breach, plus an amount equal to the aggregate federal, state, and local income taxes payable by the SRW Partner as a result of the receipt of any payment required under this Section 4(a). For purposes of computing the amount of federal, state, and local income taxes required to be paid by an SRW Partner,
(i) any deduction allowed in computing federal income taxes for state income taxes payable as a result thereof shall be taken into account, and (ii) an SRW Partner's tax liability shall be computed using the highest federal, state and local marginal income tax rates that would be applicable to such SRW Partner's taxable income (taking into account the character of such income or gain) for the year with respect to which the taxes must be paid, without regard to any deductions, losses or credits that may be available to such SRW Partner that would reduce or offset its actual taxable income or actual tax liability if such deductions, losses or credits could be utilized by the SRW Partner to offset other income, gain or taxes of the SRW Partner, either in the current year, in earlier years, or in later years). In the event that an SRW Partner shall acquire any additional Units subsequent to the SRW Merger by reason of a contribution of additional money or property to the Trust, the income and gain that shall be taken into account for purposes of computing the damages payable under this Section 4(a) would not exceed the gain that such SRW Partner would have recognized by reason of the Trust's breach of its obligation set forth in
Section 2, Section 3, Section 6, Section 7 or Section 9, as applicable, had such SRW Partner not acquired such additional Units. In addition, in the case of a breach of Section 2, in no event shall the gain taken into account for purposes of computing the damages payable under this Section 4(a) exceed the amount of gain that would have been recognized by the SRW Partner with respect to the Protected Units if the Trust had sold the Protected Property in a fully taxable transaction on the day following the closing of the SRW Merger for a purchase price equal to the 704(c) Value of such Protected Property.

               (b) Notwithstanding any provision of this Exhibit D, the sole and exclusive rights and remedies of any SRW Partner for a breach or violation of the covenants set forth in Section 2 or Section 3 shall be a claim for damages against the Trust, computed as set forth in Section 4(a), and no SRW Partner shall be entitled to pursue a claim for specific performance of the covenant set forth in Section 2 or Section 3 or bring a claim against any Person that acquires a Protected Property from the Trust in violation of Section 2 (other than a Successor Partnership that has agreed in writing to be bound by the terms of this Exhibit D or that has otherwise succeeded to all of the assets and all of the liabilities of the Trust, but then only for damages computed as set forth in Section 4(a)). If the Trust has breached or violated any of the covenants set forth in Section 2, Section 3, Section 6, Section 7 or Section 9 (or an SRW Partner asserts that the Trust has breached or violated any of the covenants set forth in Section 2, Section 3, Section 6, Section 7 or Section 9, the Trust and the SRW Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such SRW Partner under Section 4(a). If any such disagreement cannot be resolved by the Trust and such SRW Partner within sixty (60) days after the receipt of notice from the Trust of such breach and the amount of income to be recognized by reason thereof, the Trust and the SRW Partner shall jointly retain a nationally recognized independent public accounting firm ("an Accounting Firm") to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the covenants set forth Section 2, Section 3, Section 6, Section 7 or Section 9 has occurred and, if so, the amount of damages to which the SRW Partner is entitled as a result thereof, determined as set forth in Section 4(a)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the covenants set forth in
Section 2, Section 3, Section 6, Section 7 or Section 9 and the amount of damages payable to the SRW Partner under Section 4(a) shall be final, conclusive and binding on the Trust and the SRW Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by Trust and the SRW Partner, provided that if the amount
                                             -------- ----
determined by the Accounting Firm to be owed by the Trust to the SRW Partner is not less than ninety percent (90%) of the amount asserted by the SRW Partner to be owed, then all of the fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Trust. (The exception in the proviso in the preceding sentence shall not apply to Robert H.
                 -------
Smith, Robert P. Kogod, members of their respective Immediate Families, and entities that are Affiliates of Robert H Smith, Robert P. Kogod, and/or members of their respective Immediate Families.)

               (c) For purposes of this Section 4, if any SRW Partner is, for federal income tax purposes, a partnership, an S corporation, "real estate investment trust" or a trust, then all computations of amounts of taxes required to be paid by the SRW Partner and the payments due from the Trust as a result thereof shall be made by computing the taxes required to be paid by the partners, shareholders or beneficiaries of such partnership, S corporation, "real estate investment trust" or trust (or to the extent that any partner, shareholder or beneficiary of such partnership S corporation or trust is itself a partnership, S corporation or trust, the same principles shall apply in determining the taxes required to be paid by such partner, shareholder or beneficiary).

               (d)   In the event that there has been a breach of Section 2,
Section 3, Section 6, or Section 7, the Trustee shall provide to the SRW Partner notice of the transaction or event giving rise to such breach not later than at such time as the Trustee provides to the SRW Partners the Schedule K-1's to the Trust's federal income tax return as required in accordance with Section 8.1 of Annex A of the Declaration of Trust. All payments required under this Section 4 to any SRW Partner shall be made to such SRW Partner not later than seven (7) days after receipt by the Trust of a written claim from such SRW Partner therefor, unless the Trust disagrees with the computation of the amount required to be paid in respect of such breach, in which event the procedures in Section 4(b) shall apply and the payment shall be due within seven (7) days after the earlier of a determination by the Accounting Firm or an agreement between the Trust and the SRW Partner as to the amount required to be paid, with interest accruing on the aggregate amount required to be paid from the date that is seven
(7) days after receipt by the Trust of a claim from such SRW Partner to the date of actual payment at a rate equal to the "prime rate" of interest, as published in the Wall Street Journal (or if no longer published there, as announced by Citibank) effective as of the date the payment is required to be made.

               5. Opportunity for SRW Partners to Enter into Deficit Restoration Obligations. Without limiting any of the obligations of the Trust under this Agreement, the Trust shall consider in good faith a request by an SRW Partner to enter into an agreement with the Trust to bear the economic risk of loss as to a portion of the Trust's recourse indebtedness by undertaking an obligation to restore a portion of its negative capital account balance upon liquidation of such SRW Partner's interest in the Trust, if such SRW Partner shall provide information from its professional tax advisor satisfactory to the Trust showing that, in the absence of such agreement, such SRW Partner likely would not be allocated from the Trust sufficient indebtedness under Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from the Trust). The Trust and its professional tax advisors shall cooperate in good faith with such SRW Partner and its professional tax advisors to provide such information regarding the allocation of the Trust liabilities and the nature of such liabilities as is reasonably necessary in order to determine the SRW Partner's adjusted tax basis in its Units and at-risk amount. In deciding whether or not to grant such a request, the Trust shall be entitled to take into account all factors related to the Trust, including, without limitation, the existing and anticipated debt structure of the Trust, the tax situations of all other Unitholders, including the Trustee (individually and as a group), and the effect that granting such a request might have on their tax situation, and the anticipated long-term business needs of the Trust. The Trust's only obligation with respect to any such request from an SRW Partner pursuant to this Section 5 shall be to act in good faith. In the event the Trust fails to act in good faith with respect to any such request, the exclusive remedy of the SRW Partner who made such request shall be an action for specific performance, with no entitlement to monetary damages.

          6.   Section 708 Termination; Section 704(c) Method.

               (a) The Trust shall treat the merger of SRW into the Trustee as a transfer of a greater than fifty percent (50%) interest in the capital and profits of SRW Partnership that resulted in a termination of SRW Partnership pursuant to Section 708(b)(1)(B) of the Code at the effective time of the merger of SRW into the Trustee.

               (b)   Notwithstanding Paragraph 2.C of Exhibit C to Annex A of
                                                      ---------
the Declaration of Trust, the Trust shall use the "traditional method" under Regulations ss. 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code (with no "curative allocations" to offset the effect of a "Ceiling Rule Disparity" as described in Section 6(c) below, except as set forth in Section 6(d) below) with respect to (i) each of the assets acquired by the Trust from the SRW Partnership in the SRW Merger (including, without limitation, all assets owned by any direct or indirect Subsidiaries of the SRW Partnership that are treated either as a partnership or as a disregarded entity for federal income tax purposes), except to the extent that the Trust expressly would be required to use a different method under a SRW Tax Protection Agreement assumed by the Trust pursuant to the Merger Agreement and the affected SRW Partner has not executed an agreement to waive its right to such different method following the SRW Merger, and (ii) with respect to each of the other assets acquired by the Trust or deemed acquired by the Trust from the Trustee or its Affiliates in connection with the SRW Merger. The 704(c) Values of the Protected Properties shall be as determined by the Trustee in good faith for purposes of preparing the financial statements of the Trust and the Trustee reflecting the results of the SRW Merger provided that Robert H. Smith and Robert P. Kogod, as representatives for the Protected Partners, shall have the opportunity to review and comment on the 704(c) Values. The Trustee shall consider in good faith such revisions as are reasonably requested by Messrs. Smith and Kogod; provided that, after considering in good faith any such reasonable requests, the Trustee shall have the sole and absolute discretion to determine in good faith the 704(c) Values. Notwithstanding the foregoing, the 704(c) Values of the stock and securities of (including debt outstanding to) Consolidated Engineering Services, Inc. that are being acquired by Trust shall not exceed $106 million and the value of the stock and securities of (including debt outstanding to) Smith Management Construction, Inc. that are being acquired by Trust shall not exceed $10 million. The Trust shall, for purposes of Treasury Regulations (S)(S) 1.704-3 and 1.704-1(b)(2)(iv)(g)(3), elect to use a 27 1/2 year useful life with respect to any property constituting "residential real property" within the meaning of Section 168(c) of the Code that is part of the Protected Properties, except where such a useful life is not permitted under the Code.

          (c) For purposes of Section 6(b) and Section 6(d), the term "Ceiling Rule Disparity" shall mean the excess, if any, of (i) the aggregate amount of Depreciation with respect to any asset allocated to the "non-contributing partners" (that is, the holders of Units who are not subject to Section 704(c) of the Code and Treasury Regulations (S) 1.704-3 with respect to such asset), over (ii) the aggregate amount of depreciation deductions with respect to such asset allocated to the "non-contributing partners" for federal income tax purposes from the Effective Date to the date of the disposition of such asset.

          (d) In order to offset the effect of Ceiling Rule Disparities, the Trust shall make the Curative Allocation with respect to each Protected Unit each Fiscal Year, which Curative Allocation shall be considered to offset first any Ceiling Rule Disparities that exist with respect to a Protected Unit that are attributable to appreciation in the Protected Properties and depreciation claimed with respect to the Protected Properties that is attributable to periods after the Protected Properties were acquired by SRW Partnership, and only after all such Ceiling Rule Disparities have been eliminated with respect to a particular SRW Partner would such allocation be considered to offset any Ceiling Rule Disparities that exist with respect to a Protected Unit that are attributable to appreciation in the Protected Properties and depreciation claimed with respect to the Protected Properties that is attributable to periods before the Protected Properties (or the applicable predecessor properties) were acquired by SRW Partnership. To the extent that the Curative Allocation is not sufficient to eliminate the effect of all Ceiling Rule Disparities with respect to a particular Protected Property, the Trust shall make a "curative allocation" upon a disposition of that particular Protected Property to offset the remaining balance, if any, of the Ceiling Rule Disparity with respect to that particular Protected Property.

     7. Allocations of Liabilities Pursuant to Regulations Under Section 752. All tax returns prepared by the Trust during the Protected Period shall allocate liabilities of the Trust for purposes of Section 752 and the Treasury Regulations thereunder taking into account the following:

          (i) for purposes of allocating any Existing Nonrecourse Debt or Replacement Debt that is identified on Schedule 4-1 as a Nonrecourse Liability,
                                       ------------
the Trust, for purposes of Treasury Regulations (S)(S) 752-3(a)(2) and 1.752-3(a)(3), shall treat such Existing Nonrecourse Debt (or any Replacement Debt therefor) as allocable to those specified Protected Properties in amounts not less than the amounts set forth on Schedule 4-1 to this Exhibit D at the
                                       ------------
time of the SRW Merger (subject to reduction as and to the extent permitted under Section 3), and, absent a change to the Code or the Treasury Regulations, the Trust shall follow the methodology set forth in the IRS Private Letter Ruling;.

          (ii) the Trust shall allocate any Existing Nonrecourse Debt or Replacement Debt that constitutes "excess nonrecourse liabilities" of the Trust to the SRW Partners in the manner set forth in sentence five of Treasury Regulations (S) 1.752-3(a)(3) following the SRW Merger;

          (iii) the Trust shall allocate to each SRW Partner who is shown on
Schedule 4-2 to this Exhibit D as having liability for a specified dollar amount
------------
of an Existing Nonrecourse Debt that is a Partner Nonrecourse Debt a dollar amount of such Partner Nonrecourse Debt equal to the amount shown on Schedule
                                                                     --------
4-2 with respect to such SRW Partner (subject to reduction as and to the extent
----
permitted under Section 3); and

          (iv) in making allocations of debt under Treasury Regulation (S) 1.752-3(a)(2) with respect to a specific Protected Property, the Trust shall make an allocation (I) first to the SRW Partners in an amount equal to the lesser of (x) the "Section 704(c) minimum gain" that such SRW Partner would have been allocated by SRW Partnership under Treasury Regulation (S) 1.752-3(a)(2) immediately prior to the SRW Merger or (y) the "Section 704(c) minimum gain" that such SRW Partner would have been allocated by SRW Partnership under Treasury Regulation (S) 1.752-3(a)(2) immediately after such SRW Partner acquired an interest in SRW Partnership by reason of the contribution of an interest in the Protected Property (or a predecessor asset) to SRW Partnership in exchange for an interest in SRW Partnership, and (II) thereafter pro rata among the SRW Partners based upon the number of Protected Units that they hold and their proportionate shares of the "Section 704(c) minimum gain" existing immediately after the SRW Merger in excess of the amounts described in (y).

In addition, the Trust shall not make available after the date of the SRW Merger, whether pursuant to an agreement entered into after such date or otherwise, to any other Unitholder a method of allocating "excess nonrecourse liabilities" of the Trust that is more favorable than that made available to such SRW Partners without making such method available to the SRW Partners on a pro rata basis with such other Unitholders.

          Notwithstanding the provision of this Exhibit D, the Trust shall not be required to make allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D if and to the extent that, as a result of a change in Section 752 of the Code or the Treasury Regulations occurring after the date hereof, the

Trust obtains an opinion of Mayer Brown & Platt or KPMG Peat Marwick (or another comparable firm of attorneys or accountants) to the effect that, as a result of such change, there no longer is "substantial authority" (within the meaning of
Section 6662(d)(2)(B)(i)) of the Code for such allocation; provided that the
                                                           -------------
Trust shall provide to Mr. Robert H. Smith and Mr. Robert P. Kogod (or in the event of their death or disability, their executor, guardian or custodian, as applicable), notice of such determination, together with a copy of such opinion, and if, within forty five (45) days after the receipt thereof, the Trust is provided an opinion of Hogan & Hartson LLP or Arthur Andersen LLP (or another comparable firm of attorneys or accountants) to the effect that, notwithstanding such change, there continues to be "substantial authority" (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for such allocations, the Trust shall continue to make allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D.

          If a change in the Trust's allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners is required by reason of circumstances described in the preceding sentence, the Trust and its professional tax advisors shall cooperate in good faith with Messrs. Robert H. Smith and Robert P. Kogod (or in the event of their death or disability, their executor, guardian or custodian, as applicable) and their professional tax advisors to develop alternative allocation arrangements and/or other mechanisms that protect the federal income tax positions of the SRW Partners in the manner contemplated by the allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D.

          8. Other Agreements With SRW Partners. Pursuant to the Merger Agreement, the Trustee, the Trust, SRW, and SRW Partnership will enter into an Assignment and Assumption Agreement, dated as of October 31, 2001, pursuant to which the Trust will assume certain obligations of SRW Partnership made pursuant to certain tax protection agreements (the "SRW Tax Protection Agreements"). A list of those SRW Tax Protection Agreements is set forth on Schedule 5 to this
                                                            ----------
Exhibit D.
---------

          9. Requirement for Delivery of Evidence of Filing of Form 8832. Within 30 days following the SRW Merger, the Trustee shall provide to Messrs. Smith and Kogod, as representatives of the SRW Partners, evidence, in the form of a certified mail return receipt, that the Trust filed with the Internal Revenue Service Form 8832 electing pursuant to Treasury Regulation (S) 301.7701-3(c)(1)(i) to be treated either as a domestic eligible entity with a single owner electing to be disregarded as a separate entity or a partnership, as applicable, not later than one day prior to the closing of the SRW Merger.

          10. Amendment of this Agreement. This Agreement may not be amended, directly or indirectly (including by reason of a merger between the Trust and another entity) except by a written instrument signed by the Trustee and approved by the SRW Partners holding seventy-six percent (76%) of the then outstanding Protected Units; provided, however, that any amendment that would permit a sale of a Protected Property in violation of Section 2 or the refinancing of debt in violation of Section 3, shall not be permitted without the written approval of holders of seventy-six percent (76%) of the then outstanding Protected Units held by SRW Partners that would be adversely affected by such actions.

          11. Modification of Section 5.8 of Annex A With Respect to Holders of
                                             -------
Protected Units. For purposes of applying Section 5.8.B. of Annex A to the
                                                            -------
Declaration of Trust with respect to all SRW Partners who hold Protected Units, that Section shall be applied by substituting the phrase "provided that the
                                                          -------------
Trustee has acted in good faith and pursuant to its authority under this Agreement" for the phrase "unless the Trustee has acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit pursuant to its authority under the Agreement." For purposes of applying
Section 5.8.A. of Annex A to the Declaration of Trust with respect to all SRW
                  -------
Partners who hold Protected Units, that Section shall be applied by substituting the following therefor:

          The Trustee shall not be liable for monetary damages to the Trust or any Unitholder for losses sustained or incurred as a result of errors in judgment or of any act or omission if the Trustee acted in good faith.

                                                         Schedule 1 to Exhibit D
                                                         -----------------------

                                  SRW Partners

LEONARD I. ABEL
HELEN S. ABEL
JACK W. ABEL
JOY S. ABEL
SUSAN M. ABEL
ETHEL ABRAMSON
ALEXANDER ABRAMSON
JULES E. ABRAMSON
SAMUEL ABRAMSON
SUSIE SPENCER ABRAMSON
MIRIAN ECKER ADES
AHP SCOTT STREET ASSOC. LP
HAZEL AIKIN
G V ALLEN JR
PAULA ALLOY
CECILE ALPERT
THE CLEMENT C. ALPERT
LILLIAN T. ALPERT REV. TRUST
MILTON ALPERT REVOCABLE TRUST
SANDRA ALPERT
SEYMOUR ALPERT
MAXINE D. ALTMAN
STEPHEN B. ALTMAN
I. ALTMAN, TRUSTEE UNDER
P.D. ALTMAN, TRUSTEE, UNDER
LEE ANTONELLI
JOHN V. & CYNTHIA G. ARBAN, JR
JOHN H. ARIAIL, JR AND
THE THURMAN W. ARNOLD JR.
DREW ARNOLD
JOSEPH ARNOLD
PETER ARNOLD
MIRIAM Z. ASHERY
COOKIE I. AVISSAR
AVSI CORP.
ROBERT J. BAKER
S ROBERT BALDINGER AND
RISUARY TRUST HENRY BARBEE JR
LAWRENCE D. BARKMAN
GERALDINE M. BARKMAN
KAREN J KAY MATTHEWS
SARAH A. BAWCOMBE

MIRIAM B KNOX
ED TRUST UAD DATED 12/3/93
JAMES A. BAZELON
JACKIE TRUST UAD DEC 3, 1993
R L BAZELON & D K JOSEPH
R L BAZELON & D K JOSEPH #2
R L BAZELON & D K JOSEPH #3
DAVID L. BAZELON MARITAL TRUST
DAVID BAZELON MARITAL TRUST
LEE A. BEAUDOIN
BEHA REALTY CORPORATION
DIANE S. BENN
PAUL S. BERGER
CONRAD L. BERMAN
MARILYN R. BERMAN
STANFORD W. BERMAN
J. BERMAN, R. GOLD, OR
RONIT GOLD, JEFFRE A. BERMAN,
MARCY E. SCHAAF
SCOTT M. BERMAN
BRIAN J. BERMAN
JANET C. BERTMAN
RUTH H. BINN
ARTHUR BIRNEY
BRYON B.  AND MARY K. BLACK,
MITCHELL BLANKSTEIN, TRUSTEE
DOROTHY BLOCK
C W BLOMQUIST
HARRIETT K. BOBB
MEYER BOBROW
MARY FRANCES BOCKOVER
ROBERT E & CAROL J BOLEN
JANET P. BONNER
JAMES M. BONNER
JAMES M. BONNER, CUSTODIAN
JAMES M. BONNER, CUSTODIAN #2
JEAN BOSSER
J J BOYLE
A BRATMAN, TRUSTEE
MYRA SOLOMON BRILL REVOC TRUST
THE EDWARD R. BROIDA TRUST
D A BROWN
D A BROWN #2
BROWN FAMILY PARTNERSHIP
ROBERT BROWNSTEIN
ROBERT AND LAURA BROWNSTEIN

PETER BROWNSTEIN
JASON BROWNSTEIN
LINCOLN F. & NANCY M. BROYHILL
ART BUCHWALD
ZELDA BULMAN
LEONARD Z. BULMAN
JOSEPH D. BULMAN LIVING TRUST DATED 10/9/87
GERALD E. BURG
MAURICE B. BURG & RUTH C. BURG
BETTY JOAN BURR
MRS. ROCK DYER GONELLA
T N NELSON TRUST FBO J W JEFF
GEORGE L. DYER. TRUSTEE U/A A.
A. DYER & FVB, TRSTE U/A GEORGE
A. DYER & FVB, TRSTE U/A GEORGE #2
A. DYER & FVB, TRSTE U/A GEORGE #3
THE LENORA G ABRAMS
LYDIA C. HEIZMAN LIVING TRUST
ARNOLD J. AUERBACH TRUST
SCOTT GERBER
GREGORY GERBER
GARY GERBER
CLIFFORD GERBER
SHERRY L. HOLLADAY
PEARL KASSIN REVOCABLE  TRUST
RICHARD B. KASSIN
SAMUEL ROBERTS TRUST
TESTAMENTARY TRUST OF BM SMITH
THE DYER REVOCABLE LIVING TRUST #2
ABRAMSON LIMITED PARTNERSHIP
SHIRLEY S JACOBS REV. TRUST
JOSEPH BURSTEIN
JANET SVIRSKY
LEE FORMAN
MINNIE JONTIFF
TUNLAW PARTNERS IRREVOCABLE TRUST
GREENBERG FAMILY TRUST U/W/O
ST LUKE LUTHERAN'S CHURCH
JOHN D. BENN, JR. FAMILY TRUST
WILLIAM SILVERMAN
NINA J. OTTENSTEIN REVOCABLE INTERVIVOS TRUST
MOLLIE D. BLOCK TRUST UNDER AGREEMENT FBO VICTOR B
MOLLIE D.BLOCK TRUST UNDER AGREEMENT FBO MARILYN M
HERBERT LEVINSON AND ANITA LEVINSON
NEWTON OSHINSKY AND RITA OSHINSKY
MAC LEAN LIVING TRUST DATED MARCH 17, 1998

GEOFFREY BURG
THE BOULDER COMPANY
ROY S. MCDOWELL JR.
BRIAN G. HOWLAND AND DENA R. HOWLAND, JOINT TENANT
ALAN L. POTTER AND LOUISE B. POTTER, TRUSTEES OF T
LOUISE B. POTTER AND ALAN L. POTTER, TRUSTEES OF T
SHAUNA M. WERTHEIM AND RAYMOND A. WERTHEIM TENANTS
STUART H. MILLER AND CATHRYN R. MILLER, TENANTS BY
JAMES DAVID CORTASSA
CHRISTINA MARIE SHANNON
CONSTANCE GRACE DOYLE
PAUL LOUIS CORTASSA, JR.
JOHN & PATRICIA CARLETON
EPSTEIN FAMILY PARTNERSHIP #3
CLARENCE J. GAMBLE 1932 TRUST F/B/O SARAH G. EPSTE
CECILE GRAY BAZELON TRUST UNDER AGREEMENT DATED 8/
ALLAN S & DIANE K KULLEN, JTWROS
FRANCINE BAZELON REVOCABLE LIVING TRUST
HOPE S ALPER
LEO M FURIE
JOSEPH MASLOV
NORA DON LIVING TRUST DATED 09/10/90
EDITH STENDER REVOCABLE LIVING TRUST
SIDNEY FRIEFELD LIVING TRUST
PETER GIANNOPULOS
NICK D KLADIS
MARVIN ANTMAN
JOEL COHEN
BURTON I STENDER TRUST
MARSHALL MARCOVITZ
SOPHIA D MARCOVITZ DECLARATION OF TRUST
BARBARA CHUBIN LIVING TRUST, BARBARA CHUBIN, TTE
DAVID AND AMY STENDER
DIANA SIMON
ROBERT HOHMANN
REVOCABLE INTER VIVOS TRUST OF ELEANOR MASLOV
JUNE HATTON
INFINITY CLARK STREET OPERATING LLC
FURIE PARKWEST LLC
MASLOV PARKWEST LCC
SIMON PARKWEST HOLDING LLC
ROBERT SIMON
STENDER PARKWEST HOLDING LLC
JOEL ELKES, MD, TRUSTEE UTA DATED 04/10/95
MARVIN KOGOD REVOCABLE TRUST
MURIEL KOGOD REVOCABLE TRUST

ROLF A KOEHLER TRUST DATED 10/23/97
COMMONWEALTH ATLANTIC PROPERTIES, INC
JOSEPH H TONAHILL
JEROME L RAPPAPORT
THEODORE J SHOOLMAN
SEAN P BONAN
JANET R BONAN
SANDRA SOMMER
THE MARTIN W & CAROL S WHITE TRUST
ROBERT UNGER & BEVERLY UNGER, JOINT TENANTS
JANICE GERTON
LINDA P MYERS
WILLIAM POORVU
BARBARA FRIEDBERG
RICHARD FRIEDBERG
GEORGE W HOEFLER & ETHEL BE HOEFLER, TENNANTS IN C
THE ELLIOT B SCHOOLMAN CHARITABLE REMAINDER TRUST
JAMES W RAPPAPORT
JEROME L RAPPAPORT JR
MARTHA R ROBERTSON
JUDY RAPPAPORT MALONEY
NANCY RAPPAPORT
ELIZABETH JACKSON RAPPAPORT
CAROL O WALTER
JOAN DUPONT
WENDY OSSERMAN
AMELIA RAPPAPORT ARAMBULA
DR PETER C ROSS
MIZELLE FAMILY TRUST
CHARLES S BONAN
ELIZABETH JANET BONAN
DAVID SCHOOLMAN
PHYLLIS RAPPAPORT
VIRGINIA B ADELSON
HERMAN BOXER
RUTH HINERFIELD
MARVIN A GORDON
JILL RAPPAPORT GLIST
JONATHAN RAPPAPORT
A FERDINAND BONAN
PATRICIA C BONAN
PHYLLIS RAPPAPORT, TRUSTEE FOR JUAQUIN ARAMBULA
PHYLLIS RAPPAPORT, TRUSTEE FOR DIEGO ARAMBULA
PHYLLIS RAPPAPORT, TRUSTEE FOR CARMEN ARAMBULA
PHYLLIS RAPPAPORT, TRUSTEE FOR MIGUEL ARAMBULA
JAMES W RAPPAPORT, TRUSTEE FOR JAMES W RAPPAPORT J

JAMES W RAPPAPORT, TRUSTEE FOR JESSICA RAPPAPORT
MARTHA R ROBERTSON, TRUSTEE FOR COLBY ROBERTSON
JEROME L RAPPAPORT JR, TRUSTEE FOR JENNIFER RAPPAP
JEROME L RAPPAPORT JR, TRUSTEE FOR ELIZABETH RAPPA
NANCY RAPPAPORT, TRUSTEE FOR FOR LYLA FLAVIN
JAMES W RAPPAPORT, TRUSTEE FOR JOSHUA RYAN RAPPAPO
NANCY RAPPAPORT, TRUSTEE FOR FOR CORY FLAVIN
NANCY RAPPAPORT, TRUSTEE FOR FOR ZOE FLAVIN
SARA SCOTT RAPPAPORT
ANDREW E ADELSON
HARRIET P BUBES TRUST
EDITH LIPITZ & LOUIS LIPETZ, JTWROS
LILLIE NESOR
MARLYNE L KLAWANS REVOCABLE TRUST
KEITH M POORE TRUST DATED 08/28/98
ESTHER B DREZNER
THE ROBIN K BLUM TRUST
RONA C. MANDEL
THE SILVERMAN TRUST
EARL ABRAMSON
STUART S BEDERMAN MD
WILLARD E BRANSKY
RICHARD J CONVISER
THE GLEN E COURTWRIGHT TRUST
JOSEPH M FAGAN
MICHAEL R EPTON
BERNARD FILIPOWICZ
IRA J KAUFMAN REVOCABLE TRUST
HOWARD KLAPMAN
JAMES KLAPMAN
WILLIAM G LITTLE
EDWARD MINOR REVOCABLE TRUST
ARNOLD J MORTON
C MICHAEL REESE
GERALD B RIVLIN TRUST
THEODORE H ROWE
ANDREW SCHATZ & BARBARA WOLF
KLAUS SCHMIDT & MARLIS SCHMIDT
FRANCES SPEIGEL MARITAL TRUST
LEE E TENZER
MARSHALL WITZEL
ROSALYN BLANKSTEIN
SAMY NADLER
JACK P KATZ AS TRUSTEE OF DECLARATION OF TRUST
STEVEN A STENDER & VICTORIA STENDER
BURTON I STENDER

HELEN RUBEL
SIDNEY FRIEFELD
SANDRA P STENDER TRUST
FURIE COUNTRYSIDE LLC
JUNE AMADO REVOCABLE TRUST
HAROLD R BLANKSTEIN
OSCAR J BRESLOW REVOCABLE TRUST
MICHAEL E CRANE
HERBERT DAITCHMAN
THE HYLAND B ERICKSON LIVING TRUST
DR SEYMOUR HERSHMAN & SHIRLEY HERSHMAN
FRANKLIN E HORWICH LIVING TRUST
MARTIN L JESSER FAMILY TRUST
JOHN D NORCROSS
VIRGINIA PAQUET
A. MARTIN RANDALL
HAROLD L SILVER LIVING TRUST DATED 06/04/93
DAVID A STENDER
JOEL STENDER & DONNA STENDER
ROBERT J SUNKO
MEYER TAYLOR TRUST DATED 9/9/81
ROBERT TICKMAN
MICHAEL L SUPERA
MARY SUSAN SUPERA FAMILY TRUST
STEVEN R STRAUSS
FURIE SOMERSET LLC
MASLOV SOMERSET LLC
INFINTY SOMERSET LLC
SOMERSET LIMITED PARTNERSHIP
JOHN J KIRLIN AND MARY ANN KIRLIN, JTWROS
KIRLIN FAMILY PARTNERSHIP
KIRLIN ENTERPRISES INC.
JOHN J KIRLIN
GE CAPITAL EQUITY INVESTMENTS, INC
MALCOLM M GAYNOR
ROBERT DUNN GLICK
LLOYD S KUPFERBERG
MARY C BROWN
DAVID MISSNER
IRVIN L SIEGEL CHARITABLE LEAD TRUST
JOANNA BURG
JOANNE B BARTER TRUST
DEBORAH D. CLARK
EBENEZER LUTHERAN CHURCH
MARGARET HAGEN REVOCABLE TRUST
EDWARD A POTTS & LUCILLE B POTTS TENNANTS IN COMMO

LEYKA OBARZANEK & MARLENE BEH LUBER, JOINT TENNA
KNOLLER TRUST DATED DECEMBER 20, 1999, MARCIA & HE
SALLY JO L'HOMMEDIEU
RONALD E. WEBB REVOCABLE INTERVIVOS TRUST
DAVID MOSES & DAPHNE MOSES CUSTODIANS FOR GRACE WH
LOUIS D TACCHETTI REVOCABLE TRUST, LOUIS D TACCHET
LOUDON COUNTY DAY SCHOOL
CHARLES E. GILLMAN AS TRUSTEE OR HIS
THE BETRAM R. ABRAMSON LIVING TRUST
SHERRY SMALL SUNDICK TRUST
MORRIS A. MARKS GST EXEMPT TRUST FBO DIANNE M. MEADER
MORRIS A. MARKS GST EXEMPT TRUST FBO ANDREW J. MARKS
MORRIS A. MARKS GST EXEMPT TRUST FBO LINDA E. MARKS
ESTATE OF RAYMOND STENDER
RITA K. ELSBERG, SUCCESSOR TRUSTEE UNDER TRUST DATED 12/31/81
PATRICIA O. ADAMS REVOCABLE TRUST
STANLEY C. REVOCABLE TRUST DATED 3/25/98
LFC PARTNERS
PAULEEN L. SARKIN
LORRAINE LEWIS
MICHAEL D. RIORDAN
DAVID W. RIORDAN
WILLIAM KAPLAN REVOCABLE TRUST, DATED MAY 17, 2000
BACK FAMILY TRUST
THE NORTHERN TRUST COMPANY  A/C
SIDNEY FRIEFIELD LIVING TRUST DATED NOVEMBER 5, 1996
ANNABEL L. CHASEN
REBECCA N. FLEISCHMAN LIVING TRUST UDT MAY 23, 2000, FBO REBECCA
BARBARA J. AUSTIN
DOROTHY C. DEEMS
STEPHANIE SUZANNE AMATO 1993 TRUST
ELLA ATWOOD TRUST
SUSAN SHAPIRO FAMILYTRUST
ELEANOR G. LOWET FAMILY TRUST
LESTER B. SEIDEL
LAURIE MCLAIN, CUSTODIAN FOR EMILY MCLAIN
BENJAMIN LISS REVOCABLE TRUST DATED 9/19/00
SUETELLE LISS REVOCABLE TRUST DATED 9/19/00
ESTATE OF ADELAIDE E. FARNY
ESTATE OF KATHRYN K. LEVENTHAL
KFP INVESTMENTS LP
BONNIE J. HOLL
MEURICE C. OCHSMAN
ELSIE DEKELBAUM, TRUSTEE UNDER REVOCABLE TRUST AGREEMENT DATED 11/16, 2000

RUTH LEE GREENBERG
JOEL AND ADRIENNE CANNON
CATHERINE JEAN CAPLIN
JEREMY CAPLIN
THE CAPLIN FAMILY TRUST
BARBARA CAREY
FREDRICA ISABELLE SCOTT
G CHARNOFF
BETTY CHASEN
GERALD CHASEN
GERALD AND JO ANN CHASEN
PETER CHYLKO
ANTHONY E. CIUCA
HELEN M. CLIFTON TRUST
FAYE F. COHEN
JOANNE COHEN
MELVIN S. COHEN
NEIL D. COHEN
MARK L. COHEN
SHELDON S. COHEN
ANN A. COLMAN
AMY GERSTIN COOMBS
JOAN G. COOPER
WILLIAM F COPENHAVER
JAMES & KATHRYN CORTASSA TRUST
JAMES CALGENE. CUDDY
SYLVIA DANOVITCH
RICHARD AND CAROLYN DANZANSKY
MARY G. DAVID
ROBERT W. DAVIDSON, JR
DAVID G. DECKER
JOHN G. DECKER
MARVIN DEKELBOUM
HELEN M DEY TRUST U/A 8/22/88
THE ESTATE OF WALTER DIENER
JOYCE & ROGER DITTMAN
DODSON FAMILY PARTNERSHIP
DANA T DUNN
RALPH DWECK
SAMUEL R. DWECK FOUNDATION
LEROY EAKIN III
LINDSAY M EAKIN
EG TRUST DTD 11/18/94
THE JOHN & JOYCE EARMAN
JOSEPH ANDREW EASLEY
GILBERT EISNER

STUART M. ELSBERG
PATRICIA B. EMBERG
MARYGERY ELSBERG
ENGLE FAMILY L.P.
F. EPSTEIN TR/H. EPSTEIN
ELOISE KANFER EURE
H FARHOUDI
SHIRLEY & KENNETH FELD
KAREN FELD TRUST
IRVIN FELDMAN
SARA FELDMAN REVOCABLE INTER VIVOS TRUST
A. SAMUEL FELDMAN REVOCABLE INTER VIVOS TRUST
TILLIE FENICHEL
BETTY FIELDS
INA FINKELSTEIN
LORRAINE H FISCHER
DANIEL MACLEOD FISTERE
MARSHALL POE FITZGERALD
BARBARA FLEISCHMAN
LAWRENCE A. FLEISCHMAN
MARTHA FLEISCHMAN
G. F. & C. J. PILZER CO TR FOR
G. F. & C. J. PILZER CO TR FOR #2
JULIUS FOGEL REVOCABLE TRUST
JULIUS I. FOX
THE RJ FRANKS TRUST NO 1
DIANE FREEDMAN
DAVID R. FROELKE
DR. EDWARD D. AND SHERRY L.
MONA L. FROLE
JAMES A. & DIANE L. FROST
MORTON FUNGER
NORMA LEE FUNGER
KEITH P. FUNGER
W. SCOTT FUNGER
ERNEST A. GERARDI, JR.
JULIAN GERSTIN
MARVIN J. GERSTIN
BERNARD S. GEWIRZ
ETHEL FORMAN GIBBS REVOCABLE TRUST U/A/D DATED 2/2
PHYLLIS R. GIBER
DAVID E. GICHNER
J B GILDENHORN
MICHAEL & BEVERLY GILMORE
THE GIRLS PARTNERSHIP
LINDA M OR STANLEY H GITELSON

PAUL R. & WENDY GLASSMAN, JTRS
LAURA A. GLASSMAN
PAUL R. GLASSMAN
PAUL R. & WENDY GLASSMAN, TTS.
PAUL R. & WENDY GLASSMAN, TTS. #2
PAUL R. & WENDY GLASSMAN, TTS. #3
ELEANOR & LAURA GLASSMAN,
DAVID S. GODFREY
DEBORAH J. GODFREY
PAUL W. GODFREY
PETER J. GODFREY
HENRY H. GOLDBERG
AMY GOLDSTEIN
JULIUS GOLDSTEIN
JOAN S. GOLDWASSER
BERNICE H. GORDON
STUART A. & ELIZABETH GOREWITZ
KINGDON GOULD, JR.
MARY T. GOULD
ALAN H. GRANT
EG GRAT, ROBERT J. FREDA, TTS
CHARLOTTE S. GRAVETT, TEST. TR
FAYE GREEN
HUGH GREENBERG LIVING TRUST
MARTIN & JOAN GREENBERG
RAYMOND AND MARILYN GREENBERG
ESTATE OF CELIA K. GROSSBERG #2
ESTATE OF SOLOMON GROSSBERG
GROSSBERG FAMILY TRUST
TERRY ILEEN GUINTER
F T GURGANUS
GYB INVESTMENTS
CHARLES R & MARGARET A HAGEN
M F HAMMERMAN
ANNA M. HANEY
GARNER HANEY
GARNER & LYNN HANEY
MELTON D. HANEY
MELTON D. HANEY #2
R T HANLON
LEATRICE J. HARPSTER
NANCY L HARRIS, TRUSTEE,
NANCY L HARRIS, TRUSTEE, #2
JOHN A. HARRIS
GAIL P. HARSTEIN
E. MATTHEW HAUSE

MANDA M HAZELETT
F. CLEVELAND HEDRICK, JR
DAVID B. HIPSMAN
FRANK HIRSCH
HAROLD HIRSH, MD
JANE R. HIRSH
JOANNE S. HIRSCH
SEMY MIMY HODAK
PAULINE F. HOFFMAN
WALLACE F HOLLADAY
WALLACE F HOLLADAY JR
TEGWYN HONEY
JAMES F. HORNER
DAVID B. HOWLAND
LOIS B. HOWLAND TRUST
SUSAN D. HUGHES
JUDI S. HUNT
INTERVIVOS IRREVOCABLE TRUST
FIRST UNION NATIONAL BANK, TRUS
R. DOUGLAS JACKSON
B R JACOBS
LEONARD A. JACOBS
A.H. AND R.R. JEFFRIES
ELLEN G. JOYCE
THE JRB TRUST
OSCAR KAMMERMAN RES TRUST
MAX M. KAMPELMAN
EDWARD KAPLAN
MARIE KARL
JOHN A KARLSON
NANCY C. KASKY
NORMA A. KASS
ADAM KAUFMANN
GREGORY KAUFMANN
BERNICE KAUFMANN TRUST
RICHARD D KAUFMANN
SANDRA HAUG KAVOURAS
CRAIG J. KAY
KAY VILLAGE INVESTORS PSHIP
KAY VILLAGE INVESTORS PSHIP #2
FORDOR INVESTORS PSHIP
FORDOR INVESTORS PSHIP #2
STEVEN KAY
WILLIAM & VICTORIA KELCH TRUST
PETER B. KENEN
LAWRENCE KIRSTEIN

LEE G KIRSTEIN
GARY KIRSTEIN
KEVIN M. KIRSTEIN
LAUREN KIRSTEIN ISSEMBERT
STEVEN A. KIRSTEIN
PAUL L & EMOGENE R KITE
HANNAH C. KLEIN
NORMA G KLINE
MARION R. KOEHLER
ROLF A. & MARION KOEHLER
ARLENE R. KOGOD
LESLIE SUSAN KOGOD
MARVIN KOGOD
ROBERT P. KOGOD
LAUREN SUE KOGOD
STUART A. KOGOD
NANCY LYNN SCHER KRAKOWER
MATTHEW DANIEL KRAVITZ
CARMEN M. KREEGER, ET AL
NORA A. KREGER, TRUSTEE
EUGENE KRESSIN
RICHARD KRONHEIM
MARK RAYMOND KUKOSKI
SOL KULLEN REMAINDER ANNUITY TR
KURSTIN FAMILY TRUST 10-15-91
JOHN MILNE KURTZ
R H L'HOMMEDIEU
NATHAN LANDOW
ALEXANDER M. LANKLER
CHARLES LAPINE
PAUL LARNER
NATALIE BERMAN & JACQUELINE
DIANE O LAWHORN
HERBERT K. LAWHORN
VICTOR J LAZAROW
JULIE F LEE
BERNHARDT R. LEHRMAN
SAMUEL LEHRMAN
TRUSTS U/W/O C. F. LEHR
WILBUR LEVENTER
BARBARA LEVENTER
KATHRYN K. LEVENTHAL TRUST,
S.E. LEVENTHAL 546-1230319-055
ALEC LEVIN REVOC INTER VIVOS
LEVITAN FAMILY TRUST SHARE H
BESSIE A LEVITAN REVOC TRUST

MARJORIE LEVITAN
SHIRLEY N.LEVITT & IRV. LEVITT
BETTY A. LEVY
THE S. LEVY TRUST
JAY D. LEWIN
LYNN B. LEWIN REVOCABLE TRUST
ROBERT J LEWIS
BARRETT M LINDE
MARGARET E. OURISMAN LINDER
FRANCES G. & JACOB C. LISH
MICHELLE L. SMITH
STACEY LISS 1983 TRUST
MICHAEL S. LISS 1985 TRUST
FULTON LISS
ELAINE H. LITSCHGI REVOC. TRUST U/D 4/20/95
ELEANOR G. LOWET
NANCY SCHEKTER LUDWIG
GERALD LUSTINE
SANDRE LUSTINE
NORBERT M. LUSTINE
HARRY G LYNN REVOCABLE TRUST
LAURIE J. & STEVEN D. MACHT,
CYNTHIA MACKLER
SCOTT MALZAHN
JOHN R MANNIX & DIANE M MANNIX
MICHAEL EDWARD MANNIX
CHARLES MARKISON
LINDA ELLEN MARKS
I. GUY MARTIN
ZELDA MASON, TRUSTEE OF ZELDA
MERCANTILE CO & E FEINBLATT
GAIL MCAULIFFE
MAUREEN MCCABE
DONALD F. MCCAULLEY TRUST
JANE B. MCCAULLEY TRUST
RICHARD B. MCCAULLEY
WILLIAM P MCKELWAY TRUST
LAURIE A MCLAIN
LAURIE MCLAIN
LYDIA F. MCCLAIN
MATTHEW BROOKS MCCORMICK
JOHN MCMAHON
KENNETH L. MCVEARRY
ROBERT MERKIN
MAURY MERKIN
GORDON FREDERICK MEUSE

LOUIS MILLER
MILDRED BLAND MILLER TRUST
ROBERT E. MILLER
STUART H. MILLER
JOHN F. MILLER, III
WESLEY MINAMI
HARRIET MISHNER REVOCABLE TR.
MARGARET B MITCHELL
ARNITA MONGIOVI
WALTER F. & MARY D. MOORE
DEBORAH L. MORAN
MORT TRUST U/A/D 1/8/93
FRANK A  & VIRGINIA B
ELIZABETH J. MOSHER
FLORENCE MOST
FLORENCE MOST, TRUSTEE
LAURIE MOXHAM
SUKI MUNSELL
BAMBI I. MYERS
DANCY A. MYERS
WILL S MYERS
MELANIE FUNGER NICHOLS
DR. ALLEN NIMETZ
MARTIN NORWITZ
ALAN H. NORWITZ
BETTE BALDINGER NUSSBAUM
RALPH OCHSMAN
SHARON LYNN OCHSMAN
BRUCE D. OCHSMAN
JEFFREY W. OCHSMAN
MICHAEL P. OCHSMAN
WENDY A. OCHSMAN
GEORGE W ORTON AND LEE H ORTON
COOKIE D. OSTROW
FLORENZ OURISMAN
MANDELL J OURISMAN
DAVID J OURISMAN
JOHN MANDELL OURISMAN
ROBERT BENJAMIN OURISMAN
NICHOLAS G. PALEOLOGOS
PARKING MANAGEMENT INC.
ROBERT R. PARKS
DAVID D. PEETE, JR.
EDWARD COLA PEETE
SHARON PEIKIN
J. FOGEL & J. LISH

J. FOGEL & J.C. LISH TR FOR
HELEN FOGEL PHILLIPS
DR J. FOGEL & J. LISH TR
ALYSON F. PILZER
DR J. FOGEL AND G. PILZER
CHARLES J. PILZER
CHARLES LEO PILZER
GERALDINE F. PILZER
TRACY L. PILZER
LEIGH C. PILZER
JORGE PINEDA
S L PITTMAN
JAMES D. POLICARO
JAMES M. PORTER
GLORIA POLSTELNEK
JANET L. POTTER TRUST
KENNETH STEWART POTTER TRUST
RICHARD LEE POTTER
GLENDA S. POTTER
RICHARD LEE POTTER, CUSTODIAN
THE DULCIE H. POTTER TRUST
KENNETH S. POTTER TRUST
R L POTTER TRUST
RICHARD LEE POTTER, CUSTODIAN #2
RICHARD LEE POTTER, CUSTODIAN #3
KENNETH S. POTTER
KENNETH S  & KRISTEN V
WILLIAM PRICE
STANLEY & ANITA RABINOWITZ
A. L. RABINOWITZ 1996 REV TRUST
THE STANLEY RABINOWITZ 1996 REV
KLARA K. READ, TR. U/TR.
ROBERT REED
ALFRED E. & LINDA L REEVES
THOMAS E. AND ANNE S. REEVES
REINSCH FAMILY LTD PARTNERSHIP
F TURNER REUTER MD
LEONA RICH
JOHN & ELIZABETH  RICHMOND
JOHN F. RIHTARCHIK
ROBIN ENTERPRISES
CRESTAR BANK, CUST.  FBO ALBERT
BARRY S. ROBINS
JOAN ROBINS
RICHARD W. ROBINS
BETH O. ROCKS

G R RODGERS JR
ELAINE D. ROSENSWEIG
GEORGE & JANE ROSEN
JACQUELINE ROSEN
JACQUELINE ROSEN EXEMPT SHARE T
GRACE RUBIN
THE HOWARD F. RUBY TRUST UAD
FRED RUNCO
J S RUSHTON
HOWARD AND ELIANA SACHAR, J.T.
MARIANNE SACKNOFF
JEROME SANDLER
STEVEN SANDLER
PHILIP D. AND BONNIE G. SAYERS
ARTHUR D. SCHAFFER LIVING
HUBERT M. SCHLOSBERG
RUTH SCHEKTER
GLORIA SCHERR
SUSAN SCHLOSSER
ANDREW SCHUMAN
SHIRLEY SCOVERN
ANGELA SEGAL
DEVON SEGAL
HERMINE SEGAL
NOEL SEGAL
ERIC M. SEIDEL
JILL N. SHAFFER
TIMOTHY J. SHAFFER
CATHERINE C. SHANNON
SUSAN SHAPIRO
ARNOLD F. SHAW, TRUSTEE
WALTER SHEEHAN
MICHAEL SHEHADI
SHIPPING CREEK ASSOCIATES
CARLYNN SILVERMAN
LAWRENCE SILVERMAN
THE FIRST AMY LOUISE SILVERMAN
THE FIRST LISA IVY SILVERMAN
RALPH P. & EILEEN SILVERMAN
EDWARD A SIRKIN
CHESTER ARTHUR SLATER, JR.
HASKELL B. SMALL
THE RACHEL B. SMALL TRUST
THE SARAH H. SMALL TRUST
CLARICE R. SMITH
DAVID BRUCE SMITH

BENJAMIN M. SMITH, JR.
A. & R. KOGOD, TRUSTEES/ D.B.
A. & R. KOGOD, TRUSTEES
HOWARD W. SMITH, JR.
ROBERT H. SMITH
CAROLYN M. SMITH
RUTH SNYDER
M. BRUCE SNYDER
LEONARD A. SOLOMON
L & R SOLOMON, JOINT TENANTS
DAVID BURTON SPITZER
JUDITH STAHL
DAVID L. STEARMAN
BERNICE R. STEARMAN
M N STEREN
SCOTT E & CATHY C STERLING
RITA STERLING
NANCY M. STEVENS
JOHN & MARY STEWARD
RUTH ST. JOHN
GERALD STOLLER
MAX STOLLER TRUST
DEBORAH CROSBY STOUT
ERIC DAVID STRACK
M STURT
ROBERT L & SHARON M SUDOL
SUZANNE D. SUGAR
STEPHEN E. SUGAR
SHERRY SMALL SUNDICK
THE AMY BETH SUNDICK TRUST,
THE SUZANNE FAYE SUNDICK TRUST
HANNAH FLYNN TAGER
JEREMY AND ANNE TAGER
FRANK R. TALBOT, III AND
DAVID W TAYLOR
BAHMAN TEIMOURIAN
KENNETH M THOMPSON II
STEPHEN THOMPSON
SUSAN ABEL THOMOFF
JEAN TOOMBS-C/O MURRAY BRADLEY
JOHN H. TRIBBLE
NANCY O. & JOHN H TRIBBLE
DENNIS S & SANDRA H TURNER
MERCANTILE CO & M FEINBLATT,
VICTOR A. VAUGHN
G DUANE VIETH

INGRID ELAINE HAUG
INGRID ELAINE HAUG #2
INGRID ELAINE HAUG #3
MITCHEL A. & PENELOPE WALD
WASHINGTON BRICK & TERRA COTTA
WASHINGTON FOREST ASSOCIATES
MARJORIE WEBBER
ROGER L. WEEKS
WEIHE FAMILY TRUST
JULIANA C. WEIHE LIVING TRUST
EDWIN WEIHE
KRISTIN WEIHE MIDDLETON
LISA M. WEIHE
CHARLOTTE K. WEIHE
MILDRED S WELLER, TRUSTEE
SHAUNA MILLER WERTHEIM
WARREN D WHITWORTH
JOHN J WILLIAMS, JR
DAVID LEE WILT
T/U/W OF ERNEST D. WILT
FREDERICK CHARLES WILT
HARRIET L. WILT
KATHLEEN WINSOR
DONALD M WOLF
LEON WOLFE REVOCABLE TRUST
MARLENE K WOLSKY
FREDERICK PAUL WRIEDEN
HELEN PATTON WRIGHT
ELEANOR WUNDERLICH
DIANE C. ZACK
ELAINE SCHER ZELLER CR EQ TR
ELAINE ZELLER MARITAL TRUST
ROBERT D. ZIMET
CES RESIDENTIAL REALTY, INC.
CES MGMT. CONSTRUCTION, INC.
CES MANAGEMENT, INC.

                                                         Schedule 2 to Exhibit D
                                                         -----------------------

                              Protected Properties

The following is a list of the Protected Properties. For entities that are listed, the Protected Properties include all interests in that entity or joint venture and any debt outstanding to that entity or joint venture.

1841 Columbia Road
2000 Commonwealth
2201 Wilson Boulevard
2501 Porter Street
Alban Towers
Alban Towers - Land
Alban Towers, L.L.C.
Albemarle
Arlington Overlook Central
Arlington Overlook North
Arlington Overlook South
Ballston Place
Bedford Village
Boulevard of Old Town (includes Governor Spotswood Manor)
Brandywine Apartments
Brandywine Apartments of Maryland, LLC
Broadband Residential, Inc.
Buchanan House
Calvert-Woodley
Car Barn I
Car Barn II
Car Barn III
Charles E. Smith Insurance Agency, Inc.
Charter Oak
Cleveland House
Columbia Crossing
Connecticut Heights
Corcoran House

Countryside
Courthouse Hill L.L.C.
Courthouse Place
Courthouse Plaza
Cronin's Landing
Crystal House I
Crystal House II
Crystal Place
Crystal Plaza
Crystal Square
Crystal Towers
Delaware Place (fka Dearborn Place)
First Herndon Associates L. P.
Gateway Place
Harbour House
Liberty Center
Lincoln Towers
Maple Leaf
McClurg Court
Metropolitan Acquisition Finance L.P.
Miami Beach Properties L.L.C.
Mirador (fka Forte Towers) - One residential house to be converted for Mirador parking use New River Village
Newport Village I
Newport Village II
Newport Village III
Oaks of Tysons
Ocean Crest Beach - Building III
Ocean Crest Beach - Court Building
Ocean Crest Beach - South Building
Ocean Crest Club - North Building
Ocean Crest Club - West Building
Ocean View - Building A
Ocean View - Building B
Ocean View - Building C
One East Delaware

One Superior Place
Parc Vista
Park Connecticut
Park Lincoln (fka Park West)
Park Millennium
Park Millennium (fka Fairmont Site)
Patriot Village I
Patriot Village II
Patriot Village III
Plaza 440
Plaza 440 Apartments
Pollard Gardens I, L.L.C.
Renaissance Apartments
Reston Landing
Sagamore Towers
Skyline Mall
Skyline Towers
Smith Employment Services L.P.
Smith Partnership
Smith Property Holdings 2000 Commonwealth L.L.C.
Smith Property Holdings 4411 Connecticut Avenue L.L.C.
Smith Property Holdings Alban Towers L.L.C.
Smith Property Holdings Alban Towers Two L.L.C.
Smith Property Holdings Aventura A L.L.C.
Smith Property Holdings Aventura B L.L.C.
Smith Property Holdings Aventura C L.L.C.
Smith Property Holdings Buchanan House L.L.C.
Smith Property Holdings Columbia Road, L.P.
Smith Property Holdings Concord L.L.C.
Smith Property Holdings Consulate L.L.C.
Smith Property Holdings Countryside L.L.C.
Smith Property Holdings Cronin's Landing L.P.
Smith Property Holdings Crystal Houses L.L.C.
Smith Property Holdings Crystal Plaza L.L.C.
Smith Property Holdings Crystal Towers L.P.
Smith Property Holdings Dearborn Place Manager L.L.C.

Smith Property Holdings Delaware Place, L.P.
Smith Property Holdings Five (D.C.) L.P.
Smith Property Holdings Five L.P.
Smith Property Holdings Four L.P.
Smith Property Holdings Harbour House L.L.C.
Smith Property Holdings Illinois Center L.L.C.
Smith Property Holdings Kenmore L.P.
Smith Property Holdings Lincoln Towers L.L.C.
Smith Property Holdings McClurg Court L.L.C.
Smith Property Holdings New River L.L.C.
Smith Property Holdings One (D.C.) L.P.
Smith Property Holdings One East Delaware L.L.C.
Smith Property Holdings One L.P.
Smith Property Holdings Parc Vista L.L.C.
Smith Property Holdings Park West L.L.C.
Smith Property Holdings Plaza 440 Manager L.L.C.
Smith Property Holdings Renaissance Manager L.L.C.
Smith Property Holdings Reston Landing L.L.C.
Smith Property Holdings Sagamore Towers, L.L.C.
Smith Property Holdings Seven L.P.
Smith Property Holdings Six (D.C.) L.P.
Smith Property Holdings Six L.P.
Smith Property Holdings Skyline Mall L.L.C.
Smith Property Holdings Skyline Towers, L.L.C.
Smith Property Holdings Somerset L.L.C.
Smith Property Holdings South Beach Towers L.L.C.
Smith Property Holdings Springfield L.L.C.
Smith Property Holdings Stonebridge L.L.C.
Smith Property Holdings Sunset Pointe Court L.L.C.
Smith Property Holdings Sunset Pointe III L.L.C.
Smith Property Holdings Sunset Pointe North L.L.C.
Smith Property Holdings Sunset Pointe South L.L.C.
Smith Property Holdings Sunset Pointe West L.L.C.
Smith Property Holdings Superior Place L.L.C.
Smith Property Holdings Terrace L.L.C.
Smith Property Holdings Three (D.C.) L.P.

Smith Property Holdings Three L.P.
Smith Property Holdings Two (D.C.) L.P.
Smith Property Holdings Two L.P.
Smith Property Holdings Van Ness L.P.
Smith Property Holdings Water Park Towers L.L.C.
Smith Property Holdings Wilson L.L.C.
Smith Realty Company
SPH Plaza 440 L.L.C.
SPH Renaissance, L.L.C.
SPH Springfield Station, L.L.C.
SPH University Center L.L.C.
Springfield Station
Statesman
Stonebridge at University Center
Stonegate (fka Somerset)
Terrace
The Bennington
The Consulate
The Kenmore
Tunlaw Gardens
Tunlaw Park
Van Ness South
Wabash/Hubbard Limited Partnership
Water Park Towers
Westerly

                                                         Schedule 3 to Exhibit D
                                                         -----------------------


                  Schedule 3 has been intentionally left blank.

                                                       Schedule 4-1 to Exhibit D
                                                       -------------------------

                            Existing Nonrecourse Debt
                         That Is a Nonrecourse Liability

                                                                              CURRENT
                                                                            OUTSTANDING
                                       ORIGINAL      CURRENT                 BALANCE at
              LENDER                    AMOUNT       BALANCE    GUARANTEE     10/31/01     MATURITY            COMMENTS
    -------------------------------  ------------  -----------  ---------  -------------   ---------   ----------------------------
1)  FREDDIE MAC (2000 COMMONWEALTH)     7,700,000    7,700,000              7,700,000       01/01/07          Interest Only

2)  FREDDIE MAC (CONSULATE)            26,950,000   26,950,000             26,950,000       04/01/12  I/O thru 3/11 then Amortizing
                                                                                                                 30 Year

3)  NML                                30,000,000   28,887,781             28,887,781       07/01/04       Amortizing - 25 Year
    (NORTHWESTERN MUTUAL LIFE
    MORTAGE)

4)  FNMA (CRYSTAL TOWERS)              46,500,000   43,357,746             43,357,746       01/01/06       Amortizing - 30 Year

5)  FREDDIE MAC (COUNTRYSIDE)          28,000,000   28,000,000             28,000,000       07/01/06          Interest Only

6)  JOHN HANCOCK (SAGAMORE)             7,027,817    6,130,783              6,130,783       08/01/06       Amortizing - 20 Year

7)  FREDDIE MAC                         3,900,000    3,900,000              3,900,000       09/01/06          Interest Only
    (1841 COLUMBIA ROAD)

8)  FREDDIE MAC (2000 COMMONWEALTH)    17,100,000   17,100,000             17,100,000       01/01/07          Interest Only

9)  FNMA/GREEN PARK (TERRACE)          15,600,000   15,600,000             15,600,000       04/01/07          Interest Only

10) FNMA (CONNECTICUT HEIGHTS)         20,000,000   20,000,000             20,000,000       04/01/08          Interest Only

                                                  PROPERTY ASSOCIATED
                                                       WITH DEBT
                                                    (Bold Properties              DEBT BY
                                                 represent contributed           PROPERTY
                 LENDER                                 assets)                 at 10/31/01
    --------------------------------          -------------------------        -------------
1)  FREDDIE MAC (2000 COMMONWEALTH)           2000 COMMONWEALTH                   7,700,000

2)  FREDDIE MAC (CONSULATE)                   THE CONSULATE                      26,950,000

3)  NML                                       CHARTER OAK                        14,443,890
    (NORTHWESTERN MUTUAL LIFE
    MORTAGE)

                                              OAKS OF TYSONS                     14,443,891
                                                                            ---------------
                                                                 TOTAL           28,887,781

4)  FNMA (CRYSTAL TOWERS)                     CRYSTAL TOWERS                     43,357,746

5)  FREDDIE MAC (COUNTRYSIDE)                 COUNTRYSIDE                        28,000,000

6)  JOHN HANCOCK (SAGAMORE)                   SAGAMORE TOWERS (FKA                6,130,783
                                              BERKELEY - 2,513,620,
                                              DUKE - 1,885,522,
                                              PRINCE - 1,731,641)

7)  FREDDIE MAC                               1841 COLUMBIA ROAD                  3,900,000
    (1841 COLUMBIA ROAD)

8)  FREDDIE MAC (2000 COMMONWEALTH)           2000 COMMONWEALTH                  17,100,000

9)  FNMA/GREEN PARK (TERRACE)                 TERRACE                            15,600,000

10) FNMA (CONNECTICUT HEIGHTS)                CONNECTICUT HEIGHTS                20,000,000


                                                                               CURRENT
                                                                            OUTSTANDING
                                   ORIGINAL       CURRENT                    BALANCE at
                 LENDER             AMOUNT        BALANCE      GUARANTEE      10/31/01       MATURITY       COMMENTS
    --------------------------------------------------------------------------------------- ---------  ----------------------
11) PRUDENTIAL                      53,000,000    53,000,000                   53,000,000   06/05/08  Interest Only
    (WATERPARK/PARC VISTA)





12) NML (CRONINS LANDING)           32,958,000    29,928,538      9,000,000    20,928,538   03/01/09  Amortizing - 25 Year


13) NML (NORTHWESTERN MUTUAL LIFE  117,000,000   109,894,193     41,896,919    67,997,274   07/01/09  Amortizing - 25 Year
    MORTAGE POOL)



















14) PRUDENTIAL (PATRIOT VILLAGE)       31,094,943 31,094,943                   31,094,943   08/01/09  Interest Only through 10/2004


    NOTE> EXCLUDES PATRIOT VILLAGE                                                                       Then Amortizing - 30 Year
    GROUND LESSOR

                                           PROPERTY ASSOCIATED
                                                WITH DEBT
                                             (Bold Properties        DEBT BY
                                          represent contributed     PROPERTY
                 LENDER                          assets)           at 10/31/01
    ------------------------------------ ------------------------- -------------
11) PRUDENTIAL                           PARC VISTA (FKA OXFORD)     25,238,000
    (WATERPARK/PARC VISTA)
                                         WATERPARK TOWERS            27,762,000
                                         (FKA SECOND PARK RENTAL)

                                                                   -------------
                                                            TOTAL    53,000,000

12) NML (CRONINS LANDING)                CRONIN'S LANDING            20,928,538

13) NML (NORTHWESTERN MUTUAL LIFE        2501 PORTER STREET           8,504,963
    MORTAGE POOL)

                                         GATEWAY PLACE (FKA EADS      7,567,402
                                         GATEWAY)

                                         NEWPORT VILLAGE I & II      14,878,456

                                         COLUMBIA CROSSING (FKA       8,420,708
                                         SCOTT STREET)

                                         SKYLINE MALL (OR             7,103,702
                                         SEVENTH SKYLINE)

                                         CLEVLAND HOUSE (FKA          4,476,264
                                         SHOREMADE)

                                         CALVERT-WOODLEY              3,303,867

                                         COURTHOUSE PLAZA (FKA       13,741,911
                                         THIRD COURTHOUSE)

                                                                   -------------
                                                            TOTAL    67,997,274



14) PRUDENTIAL (PATRIOT VILLAGE)         PATRIOT VILLAGE I           10,175,603

    NOTE> EXCLUDES PATRIOT VILLAGE       PATRIOT VILLAGE II           8,927,493
    GROUND LESSOR

-------------------------------------------------------------------------------

                                                                                       CURRENT
                                                                                     OUTSTANDING
                                        ORIGINAL        CURRENT                       BALANCE at
          LENDER                         AMOUNT         BALANCE       GUARANTEE        10/31/01      MATURITY
-----------------------------------  --------------   ------------    ---------    --------------- ------------

15) J.P. MORGAN (CRYSTAL PLAZA)          34,000,000    32,497,536                      32,497,536   12/01/27

16) FREDDIE MAC (SKYLINE TOWERS)         49,300,000    49,300,000                      49,300,000   01/01/11

17) FREDDIE MAC (2ND MORTGAGE ON         13,000,000    13,000,000                      13,000,000   01/01/11
    SKYLINE TOWERS)

18) FREDDIE MAC (CRYSTAL HOUSE I &       38,250,000    38,250,000                      38,250,000   01/01/11
    II)

19) FREDDIE MAC (2ND MORTGAGE ON         11,000,000    11,000,000                      11,000,000   01/01/11
    CRYSTAL HOUSE I & II)
                                     --------------   ------------                 --------------
    TOTAL                                49,250,000    49,250,000                      49,250,000

20) FREDDIE MAC (BUCHANAN HOUSE)         38,000,000    38,000,000     25,500,000       12,500,000   02/01/11

21) FNMA/GREEN PARK (DC PROPERTIES)      53,494,000    53,494,000                      53,494,000   07/01/12

                                                                          PROPERTY ASSOCIATED
                                                                               WITH DEBT
                                                                            (Bold Properties         DEBT BY
                                                                         represent contributed      PROPERTY
          LENDER                                 COMMENTS                       assets)            at 10/31/01
-----------------------------------  --------------------------------- -------------------------   -------------

                                                                         PATRIOT VILLAGE III         11,991,847
                                                                                                   -------------
                                                                                            TOTAL    31,094,943

15) J.P. MORGAN (CRYSTAL PLAZA)             Amortizing - 30 Year         CRYSTAL PLAZA               32,497,536

16) FREDDIE MAC (SKYLINE TOWERS)        I/O thru 1/09 then Amortizing    SKYLINE TOWERS              49,300,000
                                                   30 Year
17) FREDDIE MAC (2ND MORTGAGE ON
    SKYLINE TOWERS)                             Interest Only            SKYLINE TOWERS              13,000,000

18) FREDDIE MAC (CRYSTAL HOUSE I &     I/O thru 1/09 then Amort 30 Year  CRYSTAL HOUSE I             24,295,379
    II)
                                                Interest Only            CRYSTAL HOUSE II            24,954,621
19) FREDDIE MAC (2ND MORTGAGE ON
    CRYSTAL HOUSE I & II)                                                                          -------------
                                                                    TOTAL                   TOTAL    49,250,000
    TOTAL
                                         Interest Only through 4/2009    BUCHANAN HOUSE (FKA         12,500,000
20) FREDDIE MAC (BUCHANAN HOUSE)                                         MARBURY)

21) FNMA/GREEN PARK (DC PROPERTIES)      Then Amortizing - 30 Year

                                       Interest Only through 6/2010      OCEAN VIEW - BUILDING C        880,001
                                                                         (FKA STRATFORD
                                                                         COLUMBIAN)

                                          Then Amortizing - 20 Year      CORCORAN HOUSE               5,458,911

                                                                         ARLINGTON OVERLOOK           2,000,000
                                                                         NORTH (FKA MADISON)

                                                                         STATESMAN (FKA SAGE)        10,681,777

                                                                         OCEAN VIEW - BUILDING B      7,200,000
                                                                         (FKA WINDSOR TOWERS)

                                                                         ALBEMARLE                   13,688,912

                                                                         RESTON LANDING (FKA          2,523,956
                                                                         WORLDGATE RETAIL)

                                                                                      CURRENT
                                                                                    OUTSTANDING
                                      ORIGINAL         CURRENT                      BALANCE at
                 LENDER                AMOUNT          BALANCE       GUARANTEE       10/31/01                MATURITY
    ----------------------------   ----------------  -------------- ------------- ---------------         --------------





22) FREDDIE MAC (McCLURG COURT)       61,750,000    61,750,000                      61,750,000               10/01/14





23) FREDDIE MAC (VAN NESS POOL)       60,800,000    60,800,000                      60,800,000               10/01/15






24) FNMA (2ND MORTGAGE ON CRYSTAL     23,350,000    23,350,000                      23,350,000               01/01/06
    TOWERS)





25) FNMA Mortgage Pool - Draw 3       23,000,000    23,000,000                      23,000,000               06/01/07

26) FNMA/GREEN PARK (FNMA MORTGAGE    29,507,000    29,507,000                      29,507,000               06/01/07
    POOL -DRAW 2)

27) FNMA/GREEN PARK (AVENTURA)        49,400,000    49,400,000                      49,400,000               02/01/10


28) FNMA/GREEN PARK (FNMA MORTGAGE   140,000,000   140,000,000                     140,000,000               11/01/13
    POOL 2)
                                  --------------   -----------                     -----------
                                     241,907,000   241,907,000                     241,907,000




                                                                                PROPERTY ASSOCIATED
                                                                                    WITH DEBT
                                                                                 (Bold Properties           DEBT BY
                                                                              represent contributed        PROPERTY at
                 LENDER                            COMMENTS                          assets)                10/31/01
    ----------------------------------- --------------------------------     -------------------------     ----------

                                                                                  THE KENMORE              11,060,443
                                                                                                           ----------
                                                                                               TOTAL       53,494,000




22) FREDDIE MAC (McCLURG COURT)        I/O thru 9/10 then Amortizing 30 Year    McCLURG COURT              61,750,000





23) FREDDIE MAC (VAN NESS POOL)        I/O thru 9/10 then Amortizing 30 Year    VAN NESS SOUTH             44,700,000

                                                                                TUNLAW PARK                 7,350,000

                                                                                TUNLAW GARDENS              8,750,000
                                                                                                           ----------
                                                                                               TOTAL       60,800,000


24) FNMA (2ND MORTGAGE ON CRYSTAL             Interest Only                     CRYSTAL TOWERS             23,350,000
    TOWERS)



25) FNMA Mortgage Pool - Draw 3               Interest Only

26) FNMA/GREEN PARK (FNMA MORTGAGE     I/O thru 11/03 then Amortizing 30 Year
    POOL -DRAW 2)

27) FNMA/GREEN PARK (AVENTURA)         I/O thru 12/06 then Amortizing 30 Year   OCEAN VIEW- BUILDING       26,880,923
                                                                                A (FKA FORT CHAPLIN)

28) FNMA/GREEN PARK (FNMA              I/O thru 11/03 then Amortizing 30 Year   OCEAN VIEW - BUILDING      15,528,679
    MORTGAGE POOL 2)                                                            B (FKA WINDSOR TOWERS)


                                                                                OCEAN VIEW - BUILDING      15,528,679
                                                                                C (FKA STRATFORD
                                                                                COLUMBIAN)



                                                                                CRYSTAL SQUARE (FKA        32,335,626
                                                                                FIRST BALL)


                                                                                BEDFORD VILLAGE            42,652,951
                                                                                (22,760,187 OF TUDOR
                                                                                INCLUDED)


                                                                       CURRENT
                                                                     OUTSTANDING
                            ORIGINAL       CURRENT                   BALANCE at
       LENDER                AMOUNT        BALANCE      GUARANTEE     10/31/01     MATURITY     COMMENTS
-----------------------  -------------  ------------  -------------  ----------  ------------- ------------



































29) ALBAN TOWERS *****     40,300,000     34,184,069                  34,184,069    02/05/02   Interest Only




30) 100M REVOLVER         100,000,000    100,000,000                 100,000,000    02/04/04   Interest Only









31) 50M REVOLVER           50,000,000     50,000,000                  50,000,000    02/04/04   Interest Only


    PROPERTY ASSOCIATED
        WITH DEBT
     (Bold Properties               DEBT BY
  represent contributed           PROPERTY at
         assets)                   10/31/01
------------------------------  ------------------

      CAR BARN I                   6,161,206

      ARLINGTON OVERLOOK          17,481,378
      SOUTH (FKA JEFFERSON)


      ARLINGTON OVERLOOK          14,052,339
      CENTRAL (FKA MONROE)


      CRYSTAL PLACE (FKA PARK     17,409,757
      RENTAL)


      CAR BARN II                  3,314,304

      NEWPORT VILLAGE III         10,888,080
      (FKA VILLAGE)


      NEW RIVER VILLAGE (FKA      19,022,638
      OLEANS VILLAGE)****

      2201 WILSON BOULEVARD       20,650,440
      (FKA OLEANS VILLAGE)
      ****
                                 -----------
                                 241,907,000





      ALBAN TOWERS                34,184,069




      UNALLOCATED                 94,092,606

      PARKWEST                     5,907,394
                                 -----------
                                 100,000,000





      CONCORD (BALLSTON)          17,900,000

      SOMERSET                    32,100,000
                                 ------------
                                  50,000,000
                                 ===========

================================================================================


                                                                                          CURRENT
                                                                                        OUTSTANDING
                                        ORIGINAL         CURRENT                         BALANCE at
                 LENDER                  AMOUNT          BALANCE          GUARANTEE       10/31/01          MATURITY
    -----------------------------    --------------- ---------------   -------------  ---------------     ------------

32) 300M REVOLVER                       163,767,500     163,767,500                       163,767,500       05/31/10



33) 25M REVOLVER ******                  24,778,950      24,778,950                        24,778,950       02/04/04
                                      -------------   -------------      ----------     -------------
    TOTALS                            1,440,528,210   1,417,623,039      76,396,919     1,341,226,120
                                      =============   =============      ==========     =============


    JOINT VENTURE DEBTS

34) UNIVERSITY CENTER *                  31,000,000      29,848,541                        29,848,541       05/10/03

35) SPRINGFIELD STATION **               37,000,000      37,000,000                        37,000,000       06/01/09

36) RENAISSANCE ***                      19,000,000      19,000,000                        19,000,000       04/01/06



                                 PROPERTY ASSOCIATED
                                       WITH DEBT
                                   (Bold Properties            DEBT BY
                                represent contributed        PROPERTY at
        COMMENTS                       assets)                10/31/01
 ------------------          -------------------------     ---------------

     Interest Only            UNALLOCATED                     163,767,500



     Interest Only            UNALLOCATED                      24,778,950
                                                            -------------
                              TOTAL DEBT                    1,341,226,120
                                                            =============




  Amortizing - 30 Year        UNIVERSITY CENTER                29,848,541

     Interest Only            SPRINGFIELD STATION              37,000,000

     Interest Only            RENAISSANCE                      19,000,000



* University Center Ownership Percentage 40%
** Springfield Station Ownership Percentage 48%
*** Renaissance Ownership Percentage 25%
**** The total New River and 2201 Wilson debt is allocated 18,992,662 to Prince and 20,680,416 to Duke.
***** Alban Towers LLC Ownership Percentage is 1%. The amount outstanding at
      10/31/01 does not include a pending draw request in the amount of $1,198,179.
****** Includes Outstanding Letters of Credit of $5,778,950


                                                                                        Schedule 4-2 to Exhibit D
                                                                                        -------------------------

                                              Existing Nonrecourse Debt
                                         That Is a Partner Nonrecourse Debt

                                        OUTSTANDING                                                       TOP OR
                           PRINCIPAL    GUARANTEED    PARTNER            PARTNER            AMOUNT        BOTTOM
          LENDER            AMOUNT        AMOUNT       ODS #       GUARANTEEING DEBT      GUARANTEED    GUARANTEE
   ---------------------  -----------   -----------   -------   -----------------------   ----------    ----------
3) NML (NORTHWESTERN       41,896,919   41,896,919       3010    LEONARD ABEL             $  244,910       TOP
   MUTUAL LIFE MORTGAGE)
                                                         27030   MAXINE D. ALTMAN         $    5,467       TOP

                                                         27080   PAULINE DORTHY           $   15,000       TOP
                                                                 ALTMAN, TRUSTEE
                                                                 UNDER TRUST
                                                                 AGREEMENT

                                                         68010   BRYON B. AND MARY        $   22,383       TOP
                                                                 KATE BLACK, TENANTS
                                                                 BY THE ENTIRETIES

                                                         75410   JAMES M. BONNER          $   50,084       TOP

                                                         75400   JANET L. BONNER          $   41,151       TOP

                                                        102024   DEBORAH D. CLARK         $    2,159       TOP

                                                        118010   PETER CHYLKO             $      523      BOTTOM

                                                        229020   LAWRENCE A. FLEISCHMAN   $  339,448       TOP

                                                        229030   MARTHA FLEISCHMAN        $   19,000      BOTTOM

                                                        253010   DAVID R. FROELKE         $      681       TOP

                                              OUTSTANDING                                                                TOP OR
                                 RINCIPAL     GUARANTEED      PARTNER               PARTNER                 AMOUNT       BOTTOM
           LENDER                 AMOUNT        AMOUNT         ODS #            GUARANTEEING DEBT         GUARANTEED    GUARANTEE
-----------------------------   ----------   -------------   ---------   ------------------------------   ----------   -----------
                                                                265020   ERNEST A. GERARDI, JR.           $   48,000       TOP

                                                                315040   MELTON D. & ANNA M. HANEY        $   29,844      BOTTOM

                                                                376750   MARIE KARL                       $      700       TOP

                                                                398010   LAWRENCE KIRSTEIN C/O RICHMARR   $  665,088       TOP
                                                                         CONSTRUCTION CO.

                                                                398020   LEE G. KIRSTEIN                  $   59,688       TOP

                                                                398760   PAUL L. & EMOGENE R KITE         $      287       TOP

                                                                101847   MARVIN KOGOD REVOCABLE TRUST     $   14,922       TOP

                                                                101848   MURIEL KOGOD REVOCABLE TRUST     $   14,922       TOP

                                                                435010   JOHN MILNE KURTZ                 $      822       TOP

                                                                442010   ALEXANDER M. LANKLER             $  217,650       TOP

                                                                460020   BESSIE LEVITAN FAMILY TRUST      $   96,946       TOP
                                                                         SHARE H

                                                                460040   MARJORIE A. LEVITAN              $   23,400       TOP

                                                                472900   FULTON LISS                      $   48,000       TOP

                                          OUTSTANDING                                                                  TOP OR
                            PRINCIPAL     GUARANTEED     PARTNER                 PARTNER                 AMOUNT        BOTTOM
         LENDER              AMOUNT         AMOUNT        ODS #            GUARANTEEING DEBT           GUARANTEED     GUARANTEE
------------------------   -----------   ------------   ---------    ------------------------------   ------------   -----------
                                                           472600    MICHELLE S. LISS                 $     74,610        TOP

                                                           501990    JANE B. MCCAULLEY TRUST, JANE    $     11,938        TOP
                                                                     B. MCCAULLEYOR DONALD F.
                                                                     MCCAULLEY, TRUSTEES

                                                           502510    MATTHEW BROOKS MCCORMICK         $      1,147       BOTTOM

                                                           504500    KENNETH L. MCVEARRY              $     24,665         TOP

                                                           570410    JAMES POLICARO                   $        616         TOP

                                                           577090    GLENDA S. POTTER                 $     50,084         TOP

                                                           577080    RICHARD LEE POTTER               $     41,151         TOP

                                                           602600    RF & P PROPERTIES                $  5,195,000         TOP

                                                           607010    JOHN F. RIHTARCHIK               $        675         TOP

                                                           664510    MICHAEL T. SHEHADI               $     24,665         TOP

                                                           666010    SHIPPING CREEK ASSOCIATES        $     29,844         TOP

                                                           699010    SCOTT E. & CATHY C. STERLING     $        529         TOP

                                                           712020    DAVID W. TAYLOR                  $        445         TOP

                                                           715020    STEPHEN THOMPSON                 $        739       BOTTOM

                              OUTSTANDING                                            AMOUNT           TOP OR
                   PRINCIPAL  GUARANTEED   PARTNER        PARTNER                  GUARANTEED         BOTTOM
     LENDER          AMOUNT     AMOUNT      ODS #    GUARANTEEING DEBT                  D           GUARANTEE
-----------------  ---------  -----------  -------   -----------------           --------------     ---------
                                            745010    WASHINGTON BRICK &           $     806,248        TOP
                                                      TERRA COTTA CO.

                                            748010    ROGER L. WEEKS               $      60,759        TOP

                                            765010    FREDERICK PAUL WRIEDEN       $       1,825        TOP

                                            794010    ROBERT D. ZIMET              $      18,079        TOP

                                            102010    BETTY JOAN BURR              $     150,245        TOP

                                            317070    JOHN HARRIS                  $      23,476      BOTTOM

                                             85030    THE E.R. BROIDA TRUST        $   1,425,000      BOTTOM

                                            102087    LFC PARTNERS                 $  15,000,000      BOTTOM

                                            619020    THE H.F. RUBY TRUST          $   1,025,000      BOTTOM

                                            684181    ROBERT H. SMITH              $   6,689,463      BOTTOM

                                            408130    ROBERTY P. KOGOD             $   6,689,463      BOTTOM

                                            229010    BARBARA FLEISCHMAN           $      12,500        TOP

                                            263040    ALLEN GELLER                 $      32,002        TOP

                                            334010    LOISB. HOWLAND TR, LOIS B    $       8,953        TOP
                                                      HOWLAND OR PAUL D. HOWLAND
                                                      TRUSTEES

                                OUTSTANDING
                   PRINCIPAL     GUARANTEED       PARTNER                 PARTNER                 AMOUNT         TOP OR BOTTOM
     LENDER         AMOUNT         AMOUNT          ODS #             GUARANTEEING DEBT          GUARANTEED         GUARANTEE
---------------   -----------   ------------   -------------   -----------------------------   ------------  ------------------

                                                     35010      ALEXANDER H. AND ROBERTA R.     $    22,383            TOP
                                                                JEFFRIES, TENANTS BY THE
                                                                ENTIRETIES

                                                    386010      MARVIN L. KAY (E24)             $   909,953            TOP
                                                    398030      RICHARD A. KIRSTEIN C/O         $   991,593            TOP
                                                                RICHMARR CONSTRUCTION CO.
                                                    464010      ALAN & BETTY LEVY               $       629            TOP
                                                    454020      WILBUR & BARBARA LEVENTER       $    84,827            TOP
                                                    460080      ROGER S. LEVITAN                $    23,400            TOP
                                                    473010      ANTHONY J. LOPINTO              $    12,332            TOP
                                                    744010      JACK LURIA                      $     7,997            TOP
                                                    521010      ALFRED H. MOSES                 $    56,342          BOTTOM
                                                    577010      ALAN LEE POTTER                 $   158,156            TOP
                                                    577050      LOUISE B. POTTER                $   158,156            TOP
                                                    646020      RONALD SCHREIBER &              $    40,003          BOTTOM
                                                                LESLIE SCHREIBER

                                                    684170      MIRIAM H. SMITH                 $    70,952            TOP
                                                                                                -----------
                                                                                 TOTAL           41,896,919

                                                      OUTSTANDING                                                     TOP OR
                                       PRINCIPAL       GUARANTEED    PARTNER         PARTNER             AMOUNT       BOTTOM
               LENDER                   AMOUNT           AMOUNT       ODS #     GUARANTEEING DEBT       GUARANTEED   GUARANTEE
    ------------------------------ ---------------- --------------- ----------- ---------------------- ------------ ------------


  15  NML (CRONINS LANDING) *           9,000,000     9,000,000        101858    Commonwealth Atlantic  $ 9,000,000    N/A
                                                                                 Properties, Inc.
                                                                                                        -----------
                                                                                            TOTAL         9,000,000



  24  FREDDIE MAC (BUCHANAN HOUSE)     25,500,000    25,500,000        101735    ROY S. MCDOWELL, JR.   $25,245,000    BOTTOM

                                                                       101734    THE BOULDER COMPANY    $   255,000    BOTTOM
                                                                                                        -----------

                                                                                            TOTAL        25,500,000



                                      -----------    ----------                                         -----------
                TOTAL GUARANTEE'S      76,396,919    76,396,919                  TOTAL
                                                                                 GUARANTEED DEBT         76,396,919

                                      ===========    ==========                                         ===========


* The 9,000,000 amount represents a Contribution Agreement
** The Consulate debt was refinanced in 2001 and the guarantees were released

                                                         Schedule 5 to Exhibit D
                                                         -----------------------

     SRW Tax Protection Agreements Assumed Pursuant to the Merger Agreement

 .    Asset Contribution Agreement between Smith Partnership and Commonwealth
     Atlantic Properties, Inc. dated as of March 3, 1999 (Crystal Square Apartments)

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Infinity/Terrace, L.L.C. dated as of August 19, 1998 (Terrace Apartments)

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     2470 N. Clark Street Venture dated as of August 19, 1998 (Park Lincoln)

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Somerset Limited Partnership dated as of August 19, 1998

 .    Real Estate Contribution Agreement by and between Smith Partnership,
     Countryside Operating Partnership I and Countryside Residential Partners, Ltd. dated as of August 19, 1998

 .    Agreement to Acquire Partnership Interests (Dearborn Delaware Associates)
     by and among Smith Partnership, Dearborn/Delaware Corporation and LFC Partners dated as of October 7, 1997

 .    Agreement to Acquire Partnership Interests by and between Smith
     Partnership, R&B Executive Investments - Charter Oak Associates, The Edward
     R. Broida Trust No. 1, The R.J. Franks Trust No. 1, The Howard F. Ruby Trust and Connecticut General Life Insurance Company (on behalf of its Closed-End Real Estate Fund-1) dated as of February 20, 1996

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     1841 Columbia Road Limited Partnership dated as of December 12, 1995

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Kenmore Apartments Joint Venture dated as of December 26, 1996

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Tower Associates Limited Partnership dated as of January 30, 1997

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Plaza Associates Limited Partnership dated as of January 30, 1997

 .    Real Estate Acquisition Agreement by and between Smith Partnership and
     Commonwealth Reservoir Park Limited Partnership dated as of October 10,
     1997

 .    Real Estate Contribution Agreement by and between Smith Partnership and
     Janet Burstein Svirsky, Maralyn Burstein Milgrom, Aaron Milgrom and Joseph Burstein dated as of June 30, 1997 (Tunlaw Gardens)

 .    Real Estate Contribution Agreement by and between Smith Partnership and certain partners in Tunlaw Apartments Company Limited Partnership date as of January 1, 1998 (Tunlaw Park)

 .    Partnership Contribution Agreement by and among Smith Partnership, Roy S.
     MacDowell, Jr. and The Boulder Company, Inc. dated as of February 2, 1998 (Cronin's Landing)

 .    Real Estate Contribution and Acquisition Agreement dated April 6, 1999 by an among Charles E. Smith Residential Realty L.P., The Cambridge Company, Inc., W S Lexington Corporation, Maple Research Park Corporation and Maple East Associates Limited Partnership, as amended

 .    Contribution Agreement by and between The Renaissance Apartments Limited
     Partnership and Charles E. Smith Residential Realty L.P. dated March 16,
     1999

 .    Contribution Agreement by and between Charles E. Smith Residential Realty
     L.P. and the Partners in Orleans Associates Limited Partnership dated June 1, 1999

 .    Real Estate Contribution Agreement by and between Charles E. Smith
     Residential Realty L.P. and General Realty Ventures dated October 28, 1994

 .    Contribution and Exchange Agreement by and among Bush Construction
     Corporation and Apollo Real Estate Investment Fund II, L.P. as Seller and Charles E. Smith Residential Realty L.P. as Purchaser dated September 16, 1997

 .    Real Estate Contribution Agreement by and between Charles E. Smith
     Residential Realty L.P. Davenport House Associates Limited Partnership and Davenport Land Limited Partnership dated March 31, 1995

                                                                       EXHIBIT E

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems _________ Units in _________________ in accordance with the terms of Annex A to the Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust, as amended, and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Trustee) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated: ___________________________
       Name of Unitholder:
                                           ____________________________________

                                           ____________________________________
                                           (Signature of Unitholder)


                                           ____________________________________
                                           (Street Address)

                                           ____________________________________
                                           (City)      (State)      (Zip Code)

                                           Signature Guaranteed by:


                                           ____________________________________
If Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

                                    EXHIBIT F
                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES A PREFERRED UNITS

     The Series A Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit F shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series A Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding over which the Series A Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which the Series A Preferred
           ----------
Units were issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series A Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 7(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series A Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series A Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee out of funds legally available for such purpose, distributions payable in cash in an amount per Series A Preferred Unit equal to the greater of
(a) $1.75 per annum or (b) the distributions (determined on each Distribution
Date) paid on the number of Class A-2 Units, or portion thereof, into which a Series A Preferred Unit is convertible. The distributions referred to in clause
(b) of the preceding sentence shall equal the number of Class A-2 Units, or portion thereof, into which a Series A Preferred Unit is convertible, multiplied by the most recent quarterly distribution on a Class A-2 Unit on or before the applicable Distribution Date. If the Trust pays an ordinary cash distribution on the Class A-2 Units with respect to a Distribution Period after the date on which the Distribution Date is declared pursuant to clause (ii) of the definition of Distribution Date and the distribution calculated with respect to clause (b) of the first sentence of this Section 2(A) is greater than the distribution previously declared on the Series A Preferred Units with respect to such Distribution Period, the Trust shall pay an additional distribution in respect of the Series A Preferred Units on the date on which the distribution on the Class A-2 Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (b) of the first sentence of this
Section 2(A) and (z) the amount of distributions previously declared on the Series A Preferred Units with respect to such Distribution Period. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date commencing on the first Distribution Date after the Issue Date. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series A Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series A Preferred Shares.

          (B) The amount of distributions for each full Distribution Period shall be equal to $0.4375. The amount of distribution for any Distribution Period on the Series A Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series A Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units that may be in arrears.

          (C) So long as any Series A Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series A Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and accumulated and unpaid on such Parity Units.

     (D) So long as any Series A Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared, or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series A Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series A Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Preferred Units and the current distribution period with respect to such Parity Units.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets (whether capital or surplus) of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series A Preferred Units, shall be entitled to receive Twenty Five Dollars ($25.00) per Series A Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series A Preferred Units, shall not be entitled to any further payment; provided that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in clause (a) of the first sentence of Section 2(A) or (ii) the distribution determined pursuant to clause (b) of the first sentence of Section 2(A) for the preceding Distribution Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series A Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (B) Subject to the rights of the holders of any series or class of Units ranking on a parity with or prior to the Series A Preferred Units upon liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series A Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to share therein.

     (4)  Redemption Right.
          ----------------

          (A) Except as provided in Section 4(B), the Series A Preferred Units shall not be redeemable prior to November 30, 2003. On and after such date, the Trustee, at its option, may cause the Trust to redeem the Series A Preferred Units, in whole at any time or from time to time in part at the option of the Trustee, (x) for Class A-2 Units, subject to the conditions set forth in paragraph (i) below, or (y) for cash in an amount per Series A Preferred Unit at a redemption price of Twenty-Five Dollars ($25.00) per Series A Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

              (i) The Series A Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series A Preferred Shares for cash. Such redemption of Series A Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series A Preferred Shares (such date of redemption the "Redemption Date").

              (ii) In the event that the Trustee redeems Series A Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series A Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series A Preferred Shares in connection with such redemption.

              (iii) Upon any redemption of Series A Preferred Units pursuant to this Section 4, the Trust shall pay any accrued and unpaid distributions in arrears with respect to the Series A Preferred Units being redeemed for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series A Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series A Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption.

          (B) In the event that the Trustee is required to redeem any shares of Series A Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series A Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series A Preferred Shares.

     (5)  Conversion to Class A-2 Units.
          -----------------------------

          (A) In the event that a holder of Series A Preferred Shares exercises its right to convert such Series A Preferred Shares into Shares, then, concurrently therewith, an equivalent number of Series A Preferred Units shall be automatically converted into a number of Class A-2 Units equal to (x) the number of Shares issued upon conversion of such Series A Preferred Shares divided by (y) the Conversion Factor. Any such conversion will be effective at the same time as the conversion of Series A Preferred Shares into Shares is effective.

          (B) The Trustee, as the holder of the Series A Preferred Units, at the close of business on a dividend payment record date with respect to the Series A Preferred Shares shall be entitled to receive the distribution payable on such Series A Preferred Units on the corresponding Distribution Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Distribution Date. However, Series A Preferred Units surrendered for conversion during the period between the close of business on any dividend payment record date with respect to the Series A Preferred Shares and the opening of business on the corresponding Distribution Date (except Series A Preferred Units converted upon conversion of Series A Preferred Shares after the issuance of notice of redemption with respect to a redemption date for such Series A Preferred Shares during such period, such Series A Preferred Units being entitled to such distribution on the Distribution Date) must be accompanied by payment of an amount equal to the distribution payable on such Series A Preferred Units on such Distribution Date. A holder of Series A Preferred Units on a dividend payment record date with respect to Series A Preferred Shares who converts into Class A-2 Units on the corresponding Distribution Date shall receive the distribution payable by the Trust on such Series A Preferred Units on such date, and the Trustee, as the holder of the Series A Preferred Units being converted, need not include payment of the amount of such distribution upon surrender of Series A Preferred Units for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series A Preferred Units or for distributions on the Class A-2 Units issued upon such conversion.

     (6)  Units to be Retired. All Series A Preferred Units which shall have
          -------------------
been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units, without designation as to class or series.

     (7)  Ranking.  Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series A Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series A Preferred Units;

          (B) on a parity with the Series A Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit thereof are different from those of the Series A Preferred Units, if the holders of such class or series of Units and the holders of the Series A Preferred Units are entitled to the receipt of distributions and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series A Preferred Units, in the payment of distributions or the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series A Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series A Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series A Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit F shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series A Preferred Units.

                                     * * * *

                                    EXHIBIT G

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                  SERIES B JUNIOR PARTICIPATING PREFERRED UNITS

     The Series B Junior Participating Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit G shall have the respective meanings set forth below:

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series B Junior Participating Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

     (2)  Distributions.
          -------------

          (A) Subject to the prior and superior rights of the holders of Units ranking prior and superior to the Series B Junior Participating Preferred Units with respect to distributions, the Trustee, in its capacity as the holder of the then outstanding Series B Junior Participating Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee out of funds legally available for the purpose, quarterly cash distributions in an amount per Series B Junior Participating Preferred Unit equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per Unit amount of all cash distributions, and 100 times the aggregate per Unit amount (payable in kind) of all non-cash distributions or other distributions other than a distribution payable in Common Units or a subdivision of the outstanding Common Units (by a reclassification or otherwise), authorized on the Common Units since the immediately preceding Distribution Date, or, with respect to the first Distribution Date, since the first issuance of any Series B Junior Participating Preferred Unit or fraction thereof. In the event the Trust shall at any time following August 31, 2001 (i) declare any distribution on Common Units payable in Common Units, (ii) subdivide the outstanding Common Units or (iii) combine the outstanding Common Units into a smaller number of Units, then in each such case the amount to which holders of Series B Junior Participating Preferred Units were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

          (B) The Trust shall declare a distribution on the Series B Junior Participating Preferred Units as provided in paragraph (A) above at the time it declares a distribution on the Common Units (other than a distribution payable in Common Units).

          (C) No distribution (other than a distribution payable in Common Units) shall be paid or payable to the holders of Common Units unless, prior thereto, all accrued but unpaid distributions to the date of that distribution shall have been paid to the holders of Series B Junior Participating Preferred Units.

          (D) Distributions shall begin to accrue and be cumulative on outstanding Series B Junior Participating Preferred Units from the Distribution Date next preceding the date of issuance of such Series B Junior Participating Preferred Units, unless the date of issuance of such Units is prior to the record date for the first Distribution Date, in which case distributions on such Units shall begin to accrue and be cumulative from the date of issuance of such Units, or unless the date of issuance is a Distribution Date or is a date after the record date for the determination of holders of Series B Junior Participating Preferred Units entitled to receive a distribution and before such Distribution Date, in either of which events such distributions shall begin to accrue and be cumulative from such Distribution Date. Accrued but unpaid distributions shall not bear interest. Distributions paid on the Series B Junior Participating Preferred Units in an amount less than the total amount of such distributions at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all such Units at the time outstanding. The Trustee may fix a record date for the determination of the holders of Series B Junior Participating Preferred Units entitled to receive payment of a distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     (3)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series B Junior Participating Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (4)  Certain Restrictions.
          --------------------

          (A) Whenever any quarterly distributions or other distributions payable on the Series B Junior Participating Preferred Units as provided in subsection 2 are in arrears, then, thereafter and until all accrued and unpaid distributions, whether or not declared, on Series B Junior Participating Preferred Units outstanding shall have been paid in full, the Trust shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any Units ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Units, other than distributions paid or payable in such junior Units;

               (ii) declare or pay dividends on or make any other distributions on any Units ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Units, except dividends paid ratably on the Series B Junior Participating Preferred Units and all such parity Units on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Units are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration Units ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Units, provided that the Trust may at any time redeem, purchase or otherwise acquire any such parity Units in exchange for Units of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Units; or

               (iv) purchase or otherwise acquire for consideration any Series B Junior Participating Preferred Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Trustee) to all holders of such Units upon such terms as the Trustee, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any Units of the Trust unless the Trust could, under paragraph (A) of this Section, purchase or otherwise acquire such Units at such time and in such manner.

     (5)  Reacquired Units. Any Series B Junior Participating Preferred Units
          ----------------
purchased or otherwise acquired by the Trust in any manner whatsoever shall become authorized but unissued Units and may be reissued as Common Units or as part of a new series of Preferred Units to be created by resolution or resolutions of the Trustee, subject to the conditions and restrictions on issuance set forth herein.

     (6)  Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (A) Upon any voluntary liquidation, dissolution or winding up of the Trust, no distribution shall be made to the holders of Units ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Units unless, prior thereto, the Trustee, in its capacity as holder of the Series B Junior Participating Preferred Units, shall have received $1.00 per Unit, plus an amount equal to accrued and unpaid distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of Series B Junior Participating Preferred Units unless, prior thereto, the holders of Common Units shall have received an amount per Unit (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as unit splits, unit dividends and recapitalizations with respect to the Common Units) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding Series B Junior Participating Preferred Units and Common Units, respectively, holders of Series B Junior Participating Preferred Units and holders of Common Units shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per Unit basis, of the Adjustment Number to 1 with respect to such Series B Junior Participating Preferred Units and Common Units, on a per Unit basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Units, if any, which rank on a parity with the Series B Junior Participating Preferred Units, then such remaining assets shall be distributed ratably to the holders of the Series B Junior Participating Preferred Units and such parity Units in proportion to their respective liquidation preferences.

          (C) In the event the Trust shall at any time following August 31, 2001 (i) declare any dividend on Common Units payable in Common Units, (ii) subdivide the outstanding Common Units or (iii) combine the outstanding Common Units into a smaller number of Units, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

     (7)  Consolidation, Merger, etc. In case the Trust shall enter into any
          ---------------------------
consolidation, merger, combination or other transaction in which the Common Units are exchanged for or changed into other Units or securities, cash and/or any other property, then in any such case, the Series B Junior Participating Preferred Units shall at the same time be similarly exchanged or changed in an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of Units, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Unit is exchanged or changed. In the event the Trust shall at any time (i) declare any dividend on Common Units payable in Common Units, (ii) subdivide the outstanding Common Units or (iii) combine the outstanding Common Units into a smaller number of Units, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Junior Participating Preferred Units shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

     (8)  Redemption. The Series B Junior Participating Preferred Units shall
          ----------
not be redeemable by the Trust. The preceding sentence shall not limit the ability of the Trust to purchase or otherwise deal in such Units to the extent permitted by law.

     (9)  Ranking. The Series B Junior Participating Preferred Units shall rank
          -------
junior to all other series of the Trust's Preferred Units (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     (10) Restriction on Ownership. The Series B Junior Participating Preferred
          ------------------------
Units shall be owned and held solely by the Trustee.


     (11) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series B Junior Participating Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee in any other capacity under the Agreement. In addition, nothing contained in this Exhibit G shall be deemed to limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series B Junior Participating Preferred Units.


     (12) Fractional Unit. Series B Junior Participating Preferred Units may be
          ---------------
issued in fractions of a Unit that are integral multiples of one-one hundredth of a Unit, which shall entitle the holder, in proportion to such holder's fractional Units, to exercise voting rights, receive dividends and participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Units.

                                    EXHIBIT H

                   DESIGNATION OF THE PREFERENCES, CONVERSION
                AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND
                   LIMITATIONS AS TO SERIES C PREFERRED UNITS

     The Series C Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit H shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series C Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding as to which the Series C Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which Series C Preferred
           ----------
Units were issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series C Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 6(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series C Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series C Preferred Units, shall be entitled to receive for such purpose, when, as and if authorized or declared by the Trustee, out of funds legally available for such purpose, cash distributions in an amount per Series C Preferred Unit equal to 8.625% of the Series C Liquidation Preference (as defined below) per annum (equivalent to $2.15625 per share). Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date commencing with the first Distribution Date following the Issue Date. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series C Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series C Preferred Shares.

          (B) The amount of distributions for each full Distribution Period shall be equal to $0.5390625. The amount of distributions for any Distribution Period on the Series C Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series C Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as provided herein, on the Series C Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units that may be in arrears.

          (C) So long as any Series C Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series C Preferred Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to the Series C Preferred Units. When distributions are not paid in full, or a sum sufficient for such payment is not set apart for payment on the Series C Preferred Units and any Parity Units as provided above, all distributions declared on the Series C Preferred Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series C Preferred Units and on such Parity Units.

          (D) So long as any Series C Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution, shall be declared or made on Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series C Preferred Units and all past distribution periods with respect to any Parity Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for the payment of the distribution for the current Distribution Period with respect to the Series C Preferred Units and the current distribution period with respect to any Parity Units.

          (E) No distributions on the Series C Preferred Units shall be paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Units or any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series C Preferred Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the Trustee, in its capacity as holder of the Series C Preferred Units, shall be entitled to receive out of the assets of the Trust legally available for such purpose, liquidating distributions in the amount of Twenty Five Dollars ($25.00) (the "Series C Liquidation Preference") per Series C Preferred Unit, plus an amount equal to all distributions (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series C Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series C Preferred Units, are insufficient to pay in full such preferential amount and the corresponding amounts with respect to all Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series C Preferred Units, and the holders of such other Parity Units in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

          (B) Subject to the rights of the holders of Units of any class or series of Units ranking on a parity with or senior to the Series C Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the Trustee, in its capacity as the holder of the Series C Preferred Units, as provided in this Section 3, the holders any Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series C Preferred Units, shall not be entitled to share therein.

          (C) For the purposes of this Section 3, (x) a consolidation or merger of the Trust with or into one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

     (4)  Redemption Right.
          ----------------

          (A) Except as provided in Section 4(B), the Series C Preferred Units shall not be redeemable prior to August 20, 2002. On and after such date, the Trustee may cause the Trust, at its option, to redeem the Series C Preferred Units, in whole at any time, or in part from time to time, for cash at a redemption price of $25.00 per Series C Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

               (i) The Series C Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series C Preferred Shares for cash. Such redemption of Series C Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series C Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems Series C Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series C Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series C Preferred Shares in connection with such redemption.

               (iii) Upon any redemption of Series C Preferred Units pursuant to this Section 4, the Trust shall pay all distributions accrued and unpaid, if any, in arrears with respect to the Series C Preferred Units being redeemed for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series C Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series C Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Units called for redemption.

          (B) In the event that the Trustee is required to redeem any shares of Series C Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series C Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series C Preferred Shares.

     (5)  Shares to be Retired. All Series C Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series C Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series C Preferred Units;

          (B) on a parity with the Series C Preferred Units in the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit thereof are different from those of the Series C Preferred Units, if the holders of such class or series of Units and the Series C Preferred Units are entitled to the receipt of distributions and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series C Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series C Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (7)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series C Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (8)  Restriction on Ownership. The Series C Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.


     (9)  General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series C Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit H shall be deemed to limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series C Preferred Units.

                                     * * * *

                                    EXHIBIT I

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES D PREFERRED UNITS

     The Series D Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit I shall have the respective meanings set forth below:


          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series D Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding as to which the Series D Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which Series D Preferred
           ----------
Units were issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series D Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 6(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series D Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          (2)  Distributions.
               -------------

               (A) The Trustee, in its capacity as the holder of the then outstanding Series D Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for that purpose, distributions payable in cash in an amount per Series D Preferred Unit equal to $2.1875 per annum. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date commencing on the first Distribution Date following the Issue Date. Accrued and unpaid distributions on the Series D Preferred Units for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series D Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series D Preferred Shares.

               (B) The amount of distributions for each full Distribution Period shall be equal to $0.546875. The amount of distributions for any Distribution Period on the Series D Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series D Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units that may be in arrears.

               (C) So long as any Series D Preferred Units are outstanding, no full distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all past Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart), as aforesaid, all distributions declared upon Series D Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D Preferred Units and accumulated and unpaid on such Parity Units.

               (D) So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution, shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series D Preferred

Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series D Preferred Units and the current distribution period with respect to such Parity Units. Any distribution payment on the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due which remains payable.

          (E) No distributions on the Series D Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series D Preferred Units, shall be entitled to receive Twenty Five Dollars ($25.00) per Series D Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series D Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series D Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series D Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (B) Subject to the rights of the holders of Units of any series or class or classes ranking on a parity with or senior to the Series D Preferred Units upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series D Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to share therein.

     (4)  Redemption Right.
          ----------------

          (A) The Series D Preferred Units shall not be redeemable prior to August 6, 2004. On and after such date, the Trustee may cause the Trust, at its option, to redeem the Series D Preferred Units, in whole at any time or from time to time in part, at the option of the Trust at a redemption price of Twenty-Five Dollars ($25.00) per Series D Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

               (i) The Series D Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series D Preferred Shares for cash. Such redemption of Series D Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series D Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series D Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series D Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series D Preferred Shares in connection with such redemption.

               (iii) Upon any redemption of Series D Preferred Units pursuant to this Section 4, the Trust shall pay any accrued and unpaid distributions in arrears with respect to the Series D Preferred Units being redeemed for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series D Preferred Units being redeemed, shall be entitled to the distribution payable on such on the corresponding Distribution Date notwithstanding the redemption of such Series D Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Units called for redemption.

          (B) In the event that the Trustee is required to redeem any shares of Series D Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series D Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series D Preferred Shares.

     (5)  Shares to be Retired. All Series D Preferred Units which shall have
          --------------------
been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) prior to the Series D Preferred Units, in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series D Preferred Units;

          (B) on a parity with the Series D Preferred Units in the payment of distributions and in distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series D Preferred Units, if the holders of such class or series of Units and the holders of the Series D Preferred Units are entitled to the receipt of distributions and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series D Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series D Preferred Units, in the payment of distributions in to the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (7)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series D Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (8)  Restriction on Ownership. The Series D Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.


     (9)  General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series D Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit I shall be deemed to limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series D Preferred Units.

                                     * * * *

                                    EXHIBIT J

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES E PREFERRED UNITS

     The Series E Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit J shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series E Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which Series E Preferred
           ----------
Units are issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series E Preferred Units have a preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 7(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series E Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series E Preferred Units, shall be entitled to receive when, as and if authorized or declared by the Trustee out of funds legally available for such purpose, cash distributions in an amount per Series E Preferred Unit equal to 8.375% of the Series E Liquidation Preference (as defined below) per annum (equivalent to $2.09375 per share). Distributions shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Distribution Period or Periods there are funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series E Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series E Preferred Shares.

          (B) The amount of distributions for each full Distribution Period shall be equal to $0.5234375. The amount of distribution for any Distribution Period on the Series E Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series E Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series E Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units that may be in arrears.

          (C) So long as any Series E Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series E Preferred Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to the Series E Preferred Units. When distributions are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series E Preferred Units and any Parity Units as provided above, all distributions declared on the Series E Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series E Preferred Units and accrued and unpaid on such Parity Units.

          (D) So long as any Series E Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series E Preferred Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to any Parity Units. Any distribution payment on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due which remains payable.

          (E) No distributions on the Series E Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of Common Units or any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series E Preferred Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the Trustee, in its capacity as holder of the Series E Preferred Units, shall be entitled to receive out of the assets of the Trust legally available for such purpose, liquidating distributions in the amount of Twenty Five Dollars ($25.00) (the "Series E Liquidation Preference") per Series E Preferred Unit plus an amount equal to all distributions (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series E Preferred Units shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series E Preferred Units, are insufficient to pay in full such preferential amount with respect to the Series E Preferred Units and the corresponding amount with respect to all Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series E Preferred Units, and the holders of such Parity Units in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or senior to the Series E Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the Trustee, in its capacity as the holder of the Series E Preferred Units, as provided in this
Section 3, the holders of any Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the

Trustee, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to share therein.

          (C) For the purposes of this Section 3, (x) a consolidation or merger of the Trust with or into one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or
(z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

     (4)  Redemption Right.
          ----------------

          (A) Except as provided in Section 4(B), the Series E Preferred Units are not redeemable by the Trust prior to August 13, 2004. On and after such date, the Trustee may cause the Trust, at its option, to redeem the Series E Preferred Units, in whole at any time or in part from time to time, for cash at a redemption price and $25.00 per Series E Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

               (i) The Series E Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series E Preferred Shares for cash. Such redemption of Series E Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series E Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series E Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series E Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series E Preferred Shares in connection with such redemption.

               (iii) Upon any redemption of Series E Preferred Units pursuant to this Section 4, the Trust shall pay all distributions accrued and unpaid thereon, if any, in arrears for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series E Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series E Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Units called for redemption.

          (B) In the event that the Trustee is required to redeem any shares of Series E Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series E Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series E Preferred Shares.

     (5)  Shares to be Retired. All Series E Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)   Conversion of Partnership Units. Upon the exercise by any limited
           -------------------------------
partner of Archstone Communities Limited Partnership, a Delaware limited partnership ("ACLP") of its Exchange Right to exchange such partner's Series E Preferred Limited Partnership Interests in ACLP for Series E Preferred Units, the Series E Preferred Units so issued upon exchange shall automatically, and without further action on the part of the Trustee, the Trust or any such partner, be converted into Series E Preferred Shares and the Trustee shall thereafter own all of the Series E Preferred Units so issued.

     (7)   Ranking. Any class or series of Units shall be deemed to rank:
           -------

           (A) senior to the Series E Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of distributions or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series E Preferred Units;

           (B) on a parity with the Series E Preferred Units in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit be different from those of the Series E Preferred Units, if the holders of such class or series of Units and the Series E Preferred Units are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

           (C) junior to the Series E Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; an

           (D) junior to the Series E Preferred Units, as to the payment of distributions in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)   Voting. Except as required by law, the Trustee, in its capacity as
           ------
the holder of the Series E Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)   Restriction on Ownership. The Series E Preferred Units shall be owned
           ------------------------
and held solely by the Trustee.

     (10)  General. The rights of the Trustee, in its capacity as the holder of
           -------
the Series E Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit J shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series E Preferred Units.

                                    *  *  *  *

                                    EXHIBIT K

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES F PREFERRED UNITS


     The Series F Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit K shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series F Preferred Shares.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding over which the Series F Preferred Units have a preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which Series F Preferred
           ----------
Units are issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series F Preferred Units have a preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 7(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series F Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series F Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series F Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for such purpose, cash distributions in an amount per Series F Preferred Unit equal to 8.125% of the Series F Liquidation Preference (as defined below) per annum (equivalent to $2.03125 per share). Distributions shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Distribution Period or Periods there are funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be authorized or declared and paid at any time for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series F Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series F Preferred Shares.

          (B) The amount of distributions for each full Distribution Period shall be equal to $0.5078125. The distribution for any Distribution Period on the Series F Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series F Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series F Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series F Preferred Units that may be in arrears.

          (C) So long as any Series F Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series F Preferred Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to the Series F Preferred Units. When distributions are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series F Preferred Units and any Parity Units as provided above, all distributions declared on the Series F Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series F Preferred Units and accrued and unpaid on such Parity Units.

          (D) So long as any Series F Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution, shall be declared or made on Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series F Preferred Units and
(ii) has been or contemporaneously is set apart for the payment of the distribution for the current Distribution Period with respect to any Parity Units.

          (E) No distributions on the Series F Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Units or any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series F Preferred Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the Trustee, in its capacity as holder of the Series F Preferred Units, shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 (the "Series F Liquidation Preference") per Series F Preferred Unit, plus an amount equal to all distributions (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series F Preferred Units, shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series F Preferred Units, are insufficient to pay in full such preferential amount with respect to the Series F Preferred Units and the corresponding amounts with respect to all Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series F Preferred Units, and the holders of all such Parity Units in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or senior to the Series F Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up the Trust, whether voluntary or involuntary, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series F Preferred Units, as provided in this Section 3, the holders of any Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series F Preferred Units, shall not be entitled to share therein.

          (C) For the purposes of this Section 3, (x) a consolidation or merger of the Trust with or into one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

     (4)  Redemption Right.
          ----------------

          (A) Except as provided in Section 4(B), the Series F Preferred Units are not redeemable by the Trust prior to September 27, 2004. On and after such date, the Trustee may cause the Trust, at its option, to redeem the Series F Preferred Units, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series F Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

               (i) The Series F Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series F Preferred Shares for cash. Such redemption of Series F Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series F Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series F Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series F Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series F Preferred Shares in connection with such redemption.

               (iii) Upon any redemption of Series F Preferred Units pursuant to this Section 4, the Trust shall pay any distributions accrued and unpaid thereon, if any, in arrears for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series F Preferred Units being redeemed, shall be entitled to receive the distribution payable on the corresponding Distribution Date notwithstanding the redemption of such Series F Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Units called for redemption.

          (B) In the event that the Trustee is required to redeem any shares of Series F Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series F Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series F Preferred Shares.

     (5)  Shares to be Retired. All Series F Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Conversion of Partnership Units. Upon the exercise by any limited
          -------------------------------
partner of Archstone Communities Limited Partnership-II, a Delaware limited partnership ("ACLP-2") of its Exchange Right to exchange such partner's Series F Preferred Limited Partnership Interests in ACLP-2 for Series F Preferred Units, the Series F Preferred Units so issued upon exchange shall automatically, and without further action on the part of the Trustee, the Trust or any such partner, be converted into Series F Preferred Shares and the Trustee shall thereafter own all of the Series F Preferred Units so issued.

     (7)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series F Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units are entitled to the receipt of distributions or of amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series F Preferred Units;

          (B) on a parity with the Series F Preferred Units, in the payment of distributions or the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series F Preferred Units, if the holders of such class or series of Units and the holders of Series F Preferred Units are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series F Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; an

          (D) junior to the Series F Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series F Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series F Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series F Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit K shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series F Preferred Units.

                                     * * * *

                                    EXHIBIT L

                   DESIGNATION OF THE PREFERENCES, CONVERSION
        AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS
                           TO SERIES G PREFERRED UNITS

     The Series G Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1) Certain Defined Terms. The following capitalized terms used in this
         ---------------------
Exhibit L shall have the respective meanings set forth below:
---------

         "Distribution Date" means (i) for any Distribution Period with respect
          -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series G Preferred Shares.

         "Distribution Period" means quarterly periods commencing on December
          -------------------
26, March 26, June 26 and September 26 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

         "Fully Junior Units" shall mean the Common Units and any other class or
          ------------------
series of Units now or hereafter issued and outstanding over which the Series G Preferred Units have a preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Issue Date" shall mean the first date on which Series G
          ----------
Preferred Units are issued.

         "Junior Units" shall mean the Common Units and any other class or
          ------------
series of Units now or hereafter issued and outstanding over which the Series G Preferred Units have a preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Parity Units" has the meaning ascribed thereto in Section 7(B).
          ------------

         "set apart for payment" shall be deemed to include, without any action
          ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series G Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series G Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2) Distributions.
         -------------

         (A) The Trustee, in its capacity as the holder of the then outstanding Series G Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available therefor for such purpose, cash distributions per Series G Preferred Unit equal to 8.625% of the Series G Liquidation Preference (as defined below) (equivalent to $2.15625 per share) per annum. Distributions shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Distribution Period or Periods there are funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be authorized declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series G Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series G Preferred Shares.

         (B) The amount of distributions for each full Distribution Period shall be equal to $0.5390625. The distribution for any Distribution Period on the Series G Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series G Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series G Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series G Preferred Units that may be in arrears.

         (C) So long as any Series G Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Units for any period unless (i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series G Preferred Units and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to the Series G Preferred Units. When distributions are not paid in full, or a sum sufficient for such payment is not set apart for payment, on the Series G Preferred Units and any Parity Units as provided above, all distributions declared on the Series G Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accrued and unpaid on the Series G Preferred Units and accrued and unpaid on such Parity Units.

         (D) So long as any Series G Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case

(i) full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods with respect to the Series G Preferred Units and all past distribution periods with respect to Parity Units and (ii) a sum sufficient for the payment thereof has been paid or contemporaneously is set apart for payment of the distribution for the current Distribution Period with respect to any Parity Units. Any distribution payment on the Series G Preferred Units shall first be credited against the earliest accrued but unpaid distribution due which remains payable.

         (E) No distributions on the Series G Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

     (3) Liquidation Preference.
         ----------------------

         (A) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) made to or set apart for the holders of Common Units or any other class or series of Units of the Trust now or hereafter issued and outstanding to which the Series G Preferred Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the Trustee, in its capacity as holder of the Series G Preferred Units, shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 (the "Series G Liquidation Preference") per Series G Preferred Unit, plus an amount equal to all distributions (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series G Preferred Units shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series G Preferred Units, are insufficient to pay in full such preferential amount with respect to the Series G Preferred Units and the corresponding amounts with respect to all Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series G Preferred Units, and the holders of such other Parity Units in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or senior to the Series G Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, after payment has been made in full to the Trustee, in its capacity as the holder of the Series G Preferred Units, as provided in this Section 3, the holders of any other series or class or classes of Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series G Preferred Units, shall not be entitled to share therein.

         (C) For the purposes of this Section 3, (x) a consolidation or merger of the Trust with or into one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or
(z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

     (4) Redemption Right.
         ----------------

         (A) Except as provided in Section 4(B), the Series G Preferred Units are not redeemable prior to March 3, 2005. On and after such date, the Trustee may cause the Trust, at its option, to redeem the Series G Preferred Units, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series G Preferred Unit, plus the amounts indicated in Section 4(A)(iii) below.

               (i) The Series G Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series G Preferred Shares for cash. Such redemption of Series G Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series G Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series G Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series G Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series G Preferred Shares in connection with such redemption.

               (iii) Upon any redemption of Series G Preferred Units pursuant to this Section 4, the Trust shall pay all distributions accrued and unpaid thereon if any, in arrears for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series G Preferred Units being redeemed, shall be entitled to receive the distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series G Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Units called for redemption.

         (B) In the event that the Trustee is required to redeem any shares of Series G Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series G Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series G Preferred Shares.

     (5) Shares to be Retired. All Series G Preferred Units which are issued and
         --------------------
reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6) Conversion of Partnership Units. Upon the exercise by any limited
         -------------------------------
partner of Archstone Communities Limited Partnership-II, a Delaware limited partnership ("ACLP-2") of its Exchange Right to exchange such partner's Series G Preferred Limited Partnership Interests in ACLP-2 for Series G Preferred Units, the Series G Preferred Units so issued upon exchange shall automatically, and without further action on the part of the Trustee, the Trust or any such partner, be converted into Series G Preferred Shares and the Trustee shall thereafter own all of the Series G Preferred Units so issued.

     (7)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series G Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units are entitled to the receipt of distributions or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series G Preferred Units;

          (B) on a parity with the Series G Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit thereof are different from those of the Series G Preferred Units, if the holders of such class or series of Units and the holders of Series G Preferred Units are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series G Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series G Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series G Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series G Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series G Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit L shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series G Preferred Units.

                                     * * * *

                                    EXHIBIT M

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES H PREFERRED UNITS

         The Series H Preferred Units shall have the following designations, preferences, rights, powers and duties:

         (1)      Certain Defined Terms.  The following capitalized terms used
                  ---------------------
in this Exhibit M shall have the respective meanings set forth below:
        ---------

                  "Distribution Date" means (i) for any Distribution Period with
                   -----------------
respect to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series H Preferred Shares.

                  "Distribution Period" means quarterly periods commencing on
                   -------------------
January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period, and other than the Distribution Period during which any Series H Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption.

                  "Fully Junior Units" shall mean the Common Units and any other
                   ------------------
class or series of Units now or hereafter issued and outstanding over which the Series H Preferred Units have a preference or priority in both (i) the payment of distributions and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Issue Date" shall mean the first date on which the Series H
                   ----------
Preferred Units were issued.

                  "Junior Units" shall mean the Common Units and any other
                   ------------
class or series of Units now or hereafter issued and outstanding over which the Series H Preferred Units have a preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Parity Units" has the meaning ascribed thereto in Section
                   ------------
7(B).

                  "set apart for payment" shall be deemed to include, without
                   ---------------------
any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided, however, that if any funds for any class or series of Junior Units or
--------  -------
any class or series of Units ranking on a parity with the Series H Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series H Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

        (2)      Distributions.
                 -------------

                 (A) The Trustee, in its capacity as the holder of the then outstanding Series H Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series H Preferred Unit equal to the greater of (a) 7.549% of the Series H Liquidation Preference (as defined below) per annum (equivalent to $2.02 per Series H Preferred Unit), or (b) the ordinary cash distributions (determined on each Distribution Date) paid on the number of Class A-2 Units, or portion thereof, into which a Series H Preferred Unit is convertible. The distributions referred to in clause (b) of the preceding sentence shall equal the number of Class A-2 Units, or portion thereof, into which a Series H Preferred Unit is convertible, multiplied by the most recent quarterly distribution on a Class A-2 Unit on or before the applicable Distribution Date. If the Trust pays an ordinary cash distribution on the Class A-2 Units with respect to a Distribution Period after the date on which the Distribution Date is declared pursuant to clause (ii) of the definition of Distribution Date and the distribution calculated with respect to clause (b) of the first sentence of this Section 2(A) is greater than the distribution previously declared on the Series H Preferred Units with respect to such Distribution Period, the Trust shall pay an additional distribution in respect of the Series H Preferred Units on the date on which the distribution on the Class A-2 Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (b) of the first sentence of this Section 2(A) and (z) the amount of distributions previously declared on the Series H Preferred Units with respect to such Distribution Period. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series H Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series H Preferred Shares. Any distribution made on the Series H Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series H Preferred Units which remains payable.

                 (B) The amount of distributions for each full Distribution Period shall be equal to $0.505. The amount of distribution for any Distribution Period on the Series H Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series H Preferred Units that may be in arrears.

                 (C) So long as any Series H Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series H Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series H Preferred Units and accumulated and unpaid on such Parity Units.

                  (D) So long as any Series H Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series H Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series H Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series H Preferred Units and the current distribution period with respect to such Parity Units.

                  (E) No distributions on the Series H Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (3)      Liquidation Preference.
                  ----------------------
                  (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series H Preferred Units, shall be entitled to receive Twenty Seven Dollars and Eight Cents ($27.08) (the "Series H Liquidation Preference") per Series H Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series H Preferred Units shall not be entitled to any further payment; provided that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in clause (a) of the first sentence of Section 2(A) or
(ii) the distribution determined pursuant to clause (b) of the first sentence of
Section 2(A) for the preceding Distribution Period. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series H Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series H Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series H Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or prior to the Series H Preferred Units upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series H Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series H Preferred Units, shall not be entitled to share therein.

         (4)      Redemption Right.
                  ----------------
                  (A) Except as provided in Section 4(B), the Series H Preferred Units shall not be redeemable prior to May 15, 2003. On and after May 15, 2003, the Trustee may cause the Trust, at its option, to redeem the Series H Preferred Units, from funds legally available therefor, in whole at any time or from time to time in part, (x) for Class A-2 Units, subject to the conditions set forth in paragraph (i) below, or (y) for cash in an amount per Series H Preferred Unit equal to the Series H Liquidation Preference plus accrued and unpaid distributions (the "Redemption Price"), in each case subject to the conditions set forth below.

                      (i) The Series H Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series H Preferred Shares for Shares or cash, as the case may be. Such redemption of Series H Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series H Preferred Shares (such date of redemption the "Redemption Date").

                      (ii) In the event that the Trustee redeems shares of Series H Preferred Shares in exchange for Shares, an equivalent number of Series H Preferred Units shall be converted into a number of Class A-2 Units equal to
(x) the number of Shares issued by the Trustee in redemption of such shares of Series H Preferred Shares divided by (y) the Conversion Factor.

                      (iii) In the event that the Trustee redeems shares of Series H Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series H Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series H Preferred Shares in connection with such redemption.

                (iv) Upon any redemption of Series H Preferred Units pursuant to this Section 4, the Trust shall pay all accrued and unpaid distributions thereon, if any, to the Redemption Date, without interest. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series H Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series H Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series H Preferred Units called for redemption.

                (v) Any Class A-2 Unit issued upon redemption of the Series H Preferred Units shall be validly issued, fully paid and non-assessable.

             (B) In the event that the Trustee is required to redeem any shares of Series H Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series H Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series H Preferred Shares.

         (5) Shares to be Retired. All Series H Preferred Units which are issued
             --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

         (6) Conversion to Class A-2 Units.
             -----------------------------

             (A) In the event that a holder of Series H Preferred Shares exercises its right to convert such Series H Preferred Shares into Shares, then, concurrently therewith, an equivalent number of Series H Preferred Units shall be automatically converted into a number of Class A-2 Units equal to (x) the number of Shares issued upon conversion of such Series H Preferred Shares divided by (y) the Conversion Factor. Any such conversion will be effective at the same time as the conversion of Series H Preferred Shares into Shares is effective.

             (B) The Trustee, in its capacity as the holder of Series H Preferred Units that are converted pursuant to this Section 4 effective during the period after a Trust Record Date and prior to the opening of business on the corresponding Distribution Date, shall not be entitled to receive the distribution payable on such Series H Preferred Units on such Distribution Date notwithstanding such conversion thereof following the corresponding Trust Record Date and prior to such Distribution Date.

         (7)      Ranking.  Any class or series of Units shall be deemed to
                  -------
rank:

                  (A) senior to the Series H Preferred Units, in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units shall be entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series H Preferred Units;

                  (B) on a parity with the Series H Preferred Units in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series H Preferred Units, if the holders of such class or series of Units and the holders of the Series H Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

                  (C) junior to the Series H Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; an

                  (D) junior to the Series H Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

         (8)      Voting. Except as required by law, the Trustee, in its
                  ------
capacity as the holder of the Series H Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

         (9)      Restriction on Ownership.  The Series H Preferred Units shall
                  ------------------------
be owned and held solely by the Trustee.

         (10)     General.  The rights of the Trustee, in its capacity as the
                  -------
holder of the Series H Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit M shall be deemed
                                                      ---------
to limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series H Preferred Units.

                                     * * * *

                                  EXHIBIT N

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES I PREFERRED UNITS

     The Series I Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1) Certain Defined Terms. The following capitalized terms used in this
         ---------------------
Exhibit N shall have the respective meanings set forth below:
---------

         "Distribution Date" means shall mean the 15th day (or if such day is
          -----------------
not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing February 15, 1998.

         "Distribution Period" means the periods commencing on, and including,
          -------------------
February 15, May 15, August 15, and November 15 of each year and ending on the date prior to the next succeeding Distribution Date (other than the Distribution Period during which any Series I Preferred Units shall be redeemed pursuant to
Section 5, which shall end on and include the date of such redemption).

         "Fully Junior Units" shall mean the Common Units and any other class or
          ------------------
series of Units now or hereafter issued and outstanding over which the Series I Preferred Units have a preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Issue Date" shall mean the first date on which the Series I Preferred
          ----------
Units were issued.

         "Junior Units" shall mean the Common Units and any other class or
          ------------
series of Units now or hereafter issued and outstanding over which the Series I Preferred Units have a preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Parity Units" has the meaning ascribed thereto in Section 6(B).
          ------------

         "set apart for payment" shall be deemed to include, without any action
          ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided,
                                                                  --------
however, that if any funds for any class or series of Junior Units or any class
-------
or series of Units ranking on a parity with the Series I Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series I Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series I Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series I Preferred Unit equal to $7,660 per Unit per annum (the "Distribution Rate"). Distributions shall begin to accrue and shall be fully cumulative from August 15, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series I Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series I Preferred Shares. Any distribution made on the Series I Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series I Preferred Units which remains payable.

          (B) The amount of distributions for each full Distribution Period relating to the Series I Preferred Units shall be equal to $1,915. The amount of distribution for any period on the Series I Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series I Preferred Units that may be in arrears.

          (C) So long as any Series I Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series I Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series I Preferred Units and accumulated and unpaid on such Parity Units.

          (D) So long as any Series I Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series I Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series I Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series I Preferred Units and the current distribution period with respect to such Parity Units.

          (F) No distributions on the Series I Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series I Preferred Units, shall be entitled to the sum of (i) $100,000 per Series I Preferred Unit (the "Series I Liquidation Preference") plus (ii) an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series I Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series I Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series I Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series I Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (B) Subject to the rights of the holders of Units of any series or class or classes of Units ranking on a parity with or prior to the Series I Preferred Units upon any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series I Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series I Preferred Units, shall not be entitled to share therein.

     (4)  Redemption Right.
          ----------------

          In the event that the Trustee is required to redeem or repurchase any shares of Series I Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series I Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series I Preferred Shares.

     (5)  Shares to be Retired. All Series I Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series I Preferred Units, in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units shall be entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series I Preferred Units;

          (B) on a parity with the Series I Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit be different from those of the holders of the Series I Preferred Units, if the holders of such class or series of Units and the holders of the Series I Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units"); the outstanding Series H Preferred Units of the Trustee are Parity Units;

          (C) junior to the Series I Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series I Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units.

     (7)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series I Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (8)  Restriction on Ownership. The Series I Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (9)  General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series I Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit N shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series I Preferred Units.

                                     * * * *

                                    EXHIBIT O

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES J PREFERRED UNITS

     The Series J Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit O shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series J Preferred Shares, which date shall not be later than the forty-fifth calendar day after the end of the applicable Distribution Period.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the Distribution Period during which any Series J Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding over which the Series J Preferred Units have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which the first Series J
           ----------
Preferred Units were issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series J Preferred Units have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided,
                                                                  --------
however, that if any funds for any class or series of Junior Units or any class
-------
or series of Units ranking on a parity with the Series J Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series J Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Parity Units" has the meaning ascribed thereto in Section 7(B).
           ------------

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series J Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series J Preferred Unit equal to the greater of (a) $3.1025 per annum, or (b) the ordinary cash distributions (determined on each Distribution
Date) paid on the number of Class A-2 Units, or portion thereof, into which a Series J Preferred Unit is convertible. The distributions referred to in clause
(b) of the preceding sentence shall equal the number of Class A-2 Units, or portion thereof, into which a Series J Preferred Unit is convertible, multiplied by the most recent quarterly distribution on a Class A-2 Unit on or before the applicable Distribution Date. If the Trust pays an ordinary cash distribution on the Class A-2 Units with respect to a Distribution Period after the date on which the Distribution Date is declared pursuant to clause (ii) of the definition of Distribution Date and the distribution calculated with respect to clause (b) of the first sentence of this Section 2(A) is greater than the distribution previously declared on the Series J Preferred Units with respect to such Distribution Period, the Trust shall pay an additional distribution in respect of the Series J Preferred Units on the date on which the distribution on the Class A-2 Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (b) of the first sentence of this
Section 2(A) and (z) the amount of distributions previously declared on the Series J Preferred Units with respect to such Distribution Period. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on Distribution Dates. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series J Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series J Preferred Shares. Any distribution made on the Series J Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series J Preferred Units which remains payable.

          (B) The amount of distributions referred to in clause (a) of the first sentence of Section 2(A) for each full Distribution Period shall be $0.775625. The amount of distributions payable for any period shorter than a full Distribution Period, on the Series J Preferred Units shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series J Preferred Units that may be in arrears.

          (C) So long as any Series J Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series J Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series J Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series J Preferred Units and accumulated and unpaid on such Parity Units.

          (D) So long as any Series J Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series J Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series J Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series J Preferred Units and the current distribution period with respect to such Parity Units.

          (E) No distributions on the Series J Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series J Preferred Units, shall be entitled to receive Thirty-Six Dollars and Fifty Cents ($36.50) (the "Series J Liquidation Preference") per Series J Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series J Preferred Units, shall not be entitled to any further payment; provided that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in clause (a) of the first sentence of Section 2(A) or
(ii) the distribution determined pursuant to clause (b) of the first sentence of
Section 2(A) for the preceding Distribution Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series J Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series J Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series J Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or prior to the Series J Preferred Units upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series J Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series J Preferred Units, shall not be entitled to share therein.

     (4)  Redemption Right.
          ---------------

          (A) Except as provided in Section 4(B), the Series J Preferred Units shall not be redeemable by the Trust prior to July 13, 2002. On and after July 13, 2002, the Trustee may cause the Trust, at its option, to redeem the Series J Preferred Units, in whole at any time or from time to time in part, from funds legally available therefor, (x) for Class A-2 Units, subject to the conditions set forth in paragraph (i) below, or (y) for cash in an amount per Series J Preferred Unit equal to the Series J Liquidation Preference plus accrued and unpaid distributions (the "Redemption Price"), in each case subject to the conditions set forth below.

               (i) The Series J Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series J Preferred Shares for Shares or cash, as the case may be. Such redemption of Series J Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series J Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series J Preferred Shares in exchange for Shares, an equivalent number of Series J Preferred Units shall be converted into a number of Class A-2 Units equal to (x) the number of Shares issued by the Trustee in redemption of such shares of Series J Preferred Shares divided by (y) the Conversion Factor.

               (iii) In the event that the Trustee redeems shares of Series J Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series J Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series J Preferred Shares in connection with such redemption.

               (iv) Upon any redemption of Series J Preferred Units pursuant to this Section 4, the Trust shall pay any accrued and unpaid distributions if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series J Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series J Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series J Preferred Units called for redemption.

               (v) Any Class A-2 Unit issued upon redemption of the Series J Preferred Units shall be validly issued, fully paid and non-assessable.

          (B) In the event that the Trustee is required to redeem any shares of Series J Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series J Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series J Preferred Shares.

     (5)  Shares to be Retired. All Series J Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Conversion to Class A-2 Units.
          -----------------------------

          (A) In the event that a holder of Series J Preferred Shares exercises its right to convert such Series J Preferred Shares into Shares, then, concurrently therewith, an equivalent number of Series J Preferred Units shall be automatically converted into a number of Class A-2 Units equal to (x) the number of Shares issued upon conversion of such Series J Preferred Shares divided by (y) the Conversion Factor. Any such conversion will be effective at the same time as the conversion of Series J Preferred Shares into Shares is effective.

          (B) The Trustee, in its capacity as the holder of Series J Preferred Units that are converted pursuant to this Section 5 effective during the period after a Trust Record Date and prior to the opening of business on the corresponding Distribution Date, shall not be entitled to receive the distribution payable on such Series J Preferred Units on such Distribution Date notwithstanding such conversion thereof following the corresponding Trust Record Date and prior to such Distribution Date.

     (7)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series J Preferred Units, in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units are entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series J Preferred Units;

          (B) on a parity with the Series J Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the

Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit be different from those of the Series J Preferred Units, if the holders of such class or series of Units and the Series J Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series J Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series J Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series J Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series J Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series J Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit O shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series J Preferred Units.

                                     * * * *

                                    EXHIBIT P

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES K PREFERRED UNITS

     The Series K Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)  Certain Defined Terms. The following capitalized terms used in this
          ---------------------
Exhibit P shall have the respective meanings set forth below:
---------

          "Distribution Date" means (i) for any Distribution Period with respect
           -----------------
to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series K Preferred Shares, which date shall not be later than the forty-fifth calendar day after the end of the applicable Distribution Period.

          "Distribution Period" means quarterly periods commencing on January 1,
           -------------------
April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the Distribution Period during which any Series K Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

          "Fully Junior Units" shall mean the Common Units and any other class
           ------------------
or series of Units now or hereafter issued and outstanding over which the Series K Preferred Units have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which the first Series K
           ----------
Preferred Units were issued.

          "Junior Units" shall mean the Common Units and any other class or
           ------------
series of Units now or hereafter issued and outstanding over which the Series K Preferred Units have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Parity Units" has the meaning ascribed thereto in Section 7(B).
           ------------

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided,
                                                                  --------
however, that if any funds for any class or series of Junior Units or any class
-------
or series of Units ranking on a parity with the Series K Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series K Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     (2)  Distributions.
          -------------

          (A) The Trustee, in its capacity as the holder of the then outstanding Series K Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series K Preferred Unit equal to the greater of (a) $3.1875 per annum, or (b) the ordinary cash distributions (determined on each Distribution
Date) paid on the number of Class A-2 Units, or portion thereof, into which a Series K Preferred Unit is convertible. The distributions referred to in clause
(b) of the preceding sentence shall equal the number of Class A-2 Units, or portion thereof, into which a Series K Preferred Unit is convertible, multiplied by the most recent quarterly distribution on a Class A-2 Unit on or before the applicable Distribution Date. If the Trust pays an ordinary cash distribution on the Class A-2 Units with respect to a Distribution Period after the date on which the Distribution Date is declared pursuant to clause (ii) of the definition of Distribution Date and the distribution calculated with respect to clause (b) of the first sentence of this Section 2(A) is greater than the distribution previously declared on the Series K Preferred Units with respect to such Distribution Period, the Trust shall pay an additional distribution in respect of the Series K Preferred Units on the date on which the distribution on the Class A-2 Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (b) of the first sentence of this
Section 2(A) and (z) the amount of distributions previously declared on the Series K Preferred Units with respect to such Distribution Period. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on Distribution Dates. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series K Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series K Preferred Shares. Any distribution made on the Series K Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series K Preferred Units which remains payable.

          (B) The amount of distributions referred to in clause (a) of the first sentence of Section 2(A) shall be equal to the annual distribution rate payable for each full Distribution Period for the Series K Preferred Units shall be computed by dividing the applicable rate by four. The amount of distributions payable for any period shorter than a full Distribution Period, on the Series K Preferred Units shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series K Preferred Units that may be in arrears.

          (C) So long as any Series K Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series K Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series K Preferred Units and accumulated and unpaid on such Parity Units.

          (D) So long as any Series K Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series K Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series K Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series K Preferred Units and the current distribution period with respect to such Parity Units.

          (E) No distributions on the Series K Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (3)  Liquidation Preference.
          ----------------------

          (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series K Preferred Units, shall be entitled to receive Thirty-Seven Dollars and Fifty Cents ($37.50) (the "Series K Liquidation Preference") per Series K Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series K Preferred Units, shall not be entitled to any further payment; provided that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in clause (a) of the first sentence of Section 2(A) or (ii) the distribution determined pursuant to clause (b) of the first sentence of Section 2(A) for the preceding Distribution Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series K Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series K Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series K Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or prior to the Series K Preferred Units upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series K Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series K Preferred Units, shall not be entitled to share therein.

     (4)  Redemption Right.
          ----------------

          (A) Except as provided in Section 4(B), the Series K Preferred Units shall not be redeemable by the Trust prior to October 1, 2004. On and after October 1, 2004, the Trustee may cause the Trust, at its option, to redeem the Series K Preferred Units, in whole at any time or from time to time in part, from funds legally available therefor, (x) for Class A-2 Units, subject to the conditions set forth in paragraph (i) below, or (y) for cash in an amount per Series K Preferred Unit equal to the Series K Liquidation Preference plus accrued and unpaid distributions (the "Redemption Price"), in each case subject to the conditions set forth below.

               (i) The Series K Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series K Preferred Shares for Shares or cash, as the case may be. Such redemption of Series K Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series K Preferred Shares (such date of redemption the "Redemption Date").

               (ii) In the event that the Trustee redeems shares of Series K Preferred Shares in exchange for Shares, an equivalent number of Series K Preferred Units shall be converted into a number of Class A-2 Units equal to (x) the number of Shares issued by the Trustee in redemption of such shares of Series K Preferred Shares divided by (y) the Conversion Factor.

               (iii) In the event that the Trustee redeems shares of Series K Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series K Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series K Preferred Shares in connection with such redemption.

               (iv) Upon any redemption of Series K Preferred Units pursuant to this Section 4, the Trust shall pay any accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series K Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series K Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series K Preferred Units called for redemption.

               (v) Any Class A-2 Unit issued upon redemption of the Series K Preferred Units shall be validly issued, fully paid and non-assessable.

          (B) In the event that the Trustee is required to redeem any shares of Series K Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series K Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series K Preferred Shares.

     (5)  Shares to be Retired. All Series K Preferred Units which are issued
          --------------------
and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

     (6)  Conversion to Class A-2 Units.
          -----------------------------

          (A) In the event that a holder of Series K Preferred Shares exercises its right to convert such Series K Preferred Shares into Shares, then, concurrently therewith, an equivalent number of Series K Preferred Units shall be automatically converted into a number of Class A-2 Units equal to (x) the number of Shares issued upon conversion of such Series K Preferred Shares divided by (y) the Conversion Factor. Any such conversion will be effective at the same time as the conversion of Series K Preferred Shares into Shares is effective.

          (B) The Trustee, in its capacity as the holder of Series K Preferred Units that are converted pursuant to this Section 5 effective during the period after a Trust Record Date and prior to the opening of business on the corresponding Distribution Date, shall not be entitled to receive the distribution payable on such Series K Preferred Units on such Distribution Date notwithstanding such conversion thereof following the corresponding Trust Record Date and prior to such Distribution Date.

     (7)  Ranking. Any class or series of Units shall be deemed to rank:
          -------

          (A) senior to the Series K Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units are entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series K Preferred Units;

          (B) on a parity with the Series K Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series K Preferred Units, if the holders of such class or series of Units and the holders of the Series K Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series K Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series K Preferred Units, in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series K Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series K Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series K Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit P shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series K Preferred Units.

                                     * * * *

                                    EXHIBIT Q

                   DESIGNATION OF THE PREFERENCES, CONVERSION
       AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO
                            SERIES L PREFERRED UNITS

      The Series L Preferred Units shall have the following designations, preferences, rights, powers and duties:

     (1)   Certain Defined Terms. The following capitalized terms used in this
            ---------------------
Exhibit Q shall have the respective meanings set forth below:
---------

           "Distribution Date" means (i) for any Distribution Period with
            -----------------
respect to which the Trust pays a distribution on the Class A Units, the date on which such distribution is paid, or (ii) for any Distribution Period with respect to which the Trust does not pay a distribution on the Class A Units, the date set by the Trustee for payment of dividends on the Series L Preferred Shares, which date shall not be later than the forty-fifth calendar day after the end of the applicable Distribution Period.

           "Distribution Period" means quarterly periods commencing on January
            -------------------
1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the Distribution Period during which any Series L Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

           "Fully Junior Units" shall mean the Common Units and any other class
            ------------------
or series of Units now or hereafter issued and outstanding over which the Series L Preferred Units have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

           "Issue Date" shall mean the first date on which the first Series L
            ----------
Preferred Units were issued.

           "Junior Units" shall mean the Common Units and any other class or
            ------------
series of Units now or hereafter issued and outstanding over which the Series L Preferred Units have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

           "Parity Units" has the meaning ascribed thereto in Section 7(B).
            ------------

           "set apart for payment" shall be deemed to include, without any
            ---------------------
action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust; provided,
                                                                  --------
however, that if any funds for any class or series of Junior Units or any class
-------
or series of Units ranking on a parity with the Series L Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series L Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

           (2)   Distributions.
                 -------------
                 (A) The Trustee, in its capacity as the holder of the then outstanding Series L Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series L Preferred Unit equal to the greater of (a)(i) $3.2175 per annum from the first day after the Issue Date up to and including November 5, 2001, and (ii) $3.315 per annum, or (b) the ordinary cash distributions (determined on each Distribution Date) paid on the number of Class A-2 Units, or portion thereof, into which a Series L Preferred Unit is convertible. The distributions referred to in clause (b) of the preceding sentence shall equal the number of Class A-2 Units, or portion thereof, into which a Series L Preferred Unit is convertible, multiplied by the most recent quarterly distribution on a Class A-2 Unit on or before the applicable Distribution Date. If the Trust pays an ordinary cash distribution on the Class A-2 Units with respect to a Distribution Period after the date on which the Distribution Date is declared pursuant to clause (ii) of the definition of Distribution Date and the distribution calculated with respect to clause (b) of the first sentence of this Section 2(A) is greater than the distribution previously declared on the Series L Preferred Units with respect to such Distribution Period, the Trust shall pay an additional distribution in respect of the Series L Preferred Units on the date on which the distribution on the Class A-2 Units is paid, in an amount equal to the difference between (y) the distribution calculated pursuant to clause (b) of the first sentence of this Section 2(A) and (z) the amount of distributions previously declared on the Series L Preferred Units with respect to such Distribution Period. Distributions shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on Distribution Dates. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series L Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series L Preferred Shares. Any distribution made on the Series L Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series L Preferred Units which remains payable.

                  (B) The amount of distributions referred to in clause (a) of the first sentence of Section 2(A) shall be equal to the annual distribution rate payable for each full Distribution Period for the Series L Preferred Units shall be computed by dividing the applicable rate by four. The amount of distributions payable for any period shorter than a full Distribution Period, on the Series L Preferred Units shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series L Preferred Units that may be in arrears.

                  (C) So long as any Series L Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series L Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series L Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series L Preferred Units and accumulated and unpaid on such Parity Units.

                  (D) So long as any Series L Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series L Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series L Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series L Preferred Units and the current distribution period with respect to such Parity Units.

                  (E) No distributions on the Series L Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         (3)      Liquidation Preference.
                  ----------------------
                  (A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series L Preferred Units, shall be entitled to receive Thirty-Nine Dollars ($39.00) (the "Series L Liquidation Preference") per Series L Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series L Preferred Units, shall not be entitled to any further payment; provided that the distribution payable with respect to the Distribution Period containing the date of final distribution shall be equal to the greater of (i) the distribution provided in clause (a) of the first sentence of Section 2(A) or (ii) the distribution determined pursuant to clause (b) of the first sentence of Section 2(A) for the preceding Distribution Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series L Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series L Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series L Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (B) Subject to the rights of the holders of Units of any series or class ranking on a parity with or prior to the Series L Preferred Units upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series L Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series L Preferred Units, shall not be entitled to share therein.

         (4)      Redemption Right.
                  ----------------
                  (A) Except as provided in Section 4(B), the Series L Preferred Units shall not be redeemable by the Trust prior to November 5, 2005. On and after November 5, 2005, the Trustee may cause the Trust, at its option, to redeem the Series L Preferred Units, in whole at any time or from time to time in part, from funds legally available therefor, (x) for Class A-2 Units, subject to the conditions set forth in paragraph (i) below, or (y) for cash in an amount per Series L Preferred Unit equal to the Series L Liquidation Preference plus accrued and unpaid distributions (the "Redemption Price"), in each case subject to the conditions set forth below.

                      (i) The Series L Preferred Units shall be redeemed only if the Trustee shall concurrently therewith redeem an equivalent number of shares of Series L Preferred Shares for Shares or cash, as the case may be. Such redemption of Series L Preferred Units shall occur substantially concurrently with the redemption by the Trustee of such Series L Preferred Shares (such date of redemption the "Redemption Date").

                      (ii) In the event that the Trustee redeems shares of Series L Preferred Shares in exchange for Shares, an equivalent number of Series L Preferred Units shall be converted into a number of Class A-2 Units equal to
(x) the number of Shares issued by the Trustee in redemption of such shares of Series L Preferred Shares divided by (y) the Conversion Factor.

                      (iii) In the event that the Trustee redeems shares of Series L Preferred Shares for cash (including payments of cash in lieu of fractional Shares), the Trust shall redeem a like number of Series L Preferred Units in exchange for the amount of cash that the Trustee is required to pay pursuant to the terms of the Series L Preferred Shares in connection with such redemption.

                 (iv) Upon any redemption of Series L Preferred Units pursuant to this Section 4, the Trust shall pay any accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a Trust Record Date and prior to the corresponding Distribution Date, then the Trustee, in its capacity as the holder of the Series L Preferred Units being redeemed, shall be entitled to distributions payable on the corresponding Distribution Date notwithstanding the redemption of such Series L Preferred Units before such Distribution Date. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series L Preferred Units called for redemption.

                 (v) Any Class A-2 Unit issued upon redemption of the Series L Preferred Units shall be validly issued, fully paid and non-assessable.

             (B) In the event that the Trustee is required to redeem any shares of Series L Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series L Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series L Preferred Shares.

         (5) Shares to be Retired. All Series L Preferred Units which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

         (6) Conversion to Class A-2 Units.
             -----------------------------

             (A) In the event that a holder of Series L Preferred Shares exercises its right to convert such Series L Preferred Shares into Shares, then, concurrently therewith, an equivalent number of Series L Preferred Units shall be automatically converted into a number of Class A-2 Units equal to (x) the number of Shares issued upon conversion of such Series L Preferred Shares divided by (y) the Conversion Factor. Any such conversion will be effective at the same time as the conversion of Series L Preferred Shares into Shares is effective.

             (B) The Trustee, in its capacity as the holder of Series L Preferred Units that are converted pursuant to this Section 5 effective during the period after a Trust Record Date and prior to the opening of business on the corresponding Distribution Date, shall not be entitled to receive the distribution payable on such Series L Preferred Units on such Distribution Date notwithstanding such conversion thereof following the corresponding Trust Record Date and prior to such Distribution Date.

     (7) Ranking. Any class or series of Units shall be deemed to rank:
         -------

          (A) senior to the Series L Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units are entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series L Preferred Units;

          (B) on a parity with the Series L Preferred Units in the payment of distributions and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series L Preferred Units, if the holders of such class or series of Units and the holders of the Series L Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other ("Parity Units");

          (C) junior to the Series L Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

          (D) junior to the Series L Preferred Units, in the payment of distributions and in the distribu tion of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units;

     (8)  Voting. Except as required by law, the Trustee, in its capacity as the
          ------
holder of the Series L Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

     (9)  Restriction on Ownership. The Series L Preferred Units shall be owned
          ------------------------
and held solely by the Trustee.

     (10) General. The rights of the Trustee, in its capacity as the holder of
          -------
the Series L Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit Q shall be deemed to
                                                  ---------
limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series L Preferred Units.

                                     * * * *